(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Index

Identification
Capital Stock Breakdown	1
Earnings Distribution	2
Individual Financial Statements
Balance Sheet Assets	3
Balance Sheet Liabilities	4
Statement of Income	6
Statement of Comprehensive Income	7
Statement of Cash Flows	8
Statement of Changes in Shareholders' Equity
Statement of Changes in Shareholders' Equity - from 01/01/2015 to 09/30/2015	9
Statement of Changes in Shareholders' Equity - from 01/01/2014 to 09/30/2014	10
Statement of Added Value	11
Consolidated Financial Statements
Balance Sheet Assets	12
Balance Sheet Liabilities	13
Statement of Income	15
Statement of Comprehensive Income	16
Statement of Cash Flows	17
Statement of Changes in Shareholders' Equity
Statement of Changes in Shareholders' Equity - from 01/01/2015 to 09/30/2015	18
Statement of Changes in Shareholders' Equity - from 01/01/2014 to 09/30/2014	19
Statement of Added Value	20
Management Report	21
Explanatory Notes	50
Breakdown of the Capital by Owner	126
Declarations and Opinion
Independent Auditors' Report on Review of Quartely Financial Information	127
Opinion of the Audit Commitee	129
Statement of Executive Board on the Quartely Financial Information and Independent Auditor's Report on Review of Interim Financial Information	130

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Identification / Capital Stock Breakdown

Number of shares	Current Year
(Units)	09.30.15

Paid-in Capital
Common	872,473,246
Preferred	-
Total	872,473,246

Treasury Shares
Common	40,849,225
Preferred	-
Total	40,849,225

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Identification / Earnings Distribution

Identification/ Earnings distribution

Event	Approval	Corporate action	Begin payments	Type os shares	Earning per share
Executive Board Meeting	December 18, 2014	Interest on shareholders’ equity	February 13, 2015	Ordinary	0.43441
Executive Board Meeting	December 18, 2014	Dividend	February 13, 2015	Ordinary	0.09972
Executive Board Meeting	June 18, 2015	Interest on shareholders’ equity	August 14, 2015	Ordinary	0.50244

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2015 – BRF S.A.

Individual FS /Balance Sheet Assets

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Year 09.30.15	Previous Year 12.31.14
1	Total Assets	37,657,821	34,498,283
1.01	Current Assets	12,914,233	13,853,499
1.01.01	Cash and Cash Equivalents	1,447,338	1,979,357
1.01.02	Marketable Securities	191,387	283,623
1.01.02.01	Financial Investments Evaluated at Fair Value	191,387	283,623
1.01.02.01.01	Held for Trading	191,387	283,623
1.01.03	Trade Accounts Receivable	5,549,045	4,833,222
1.01.03.01	Trade Accounts Receivable	5,284,577	4,663,193
1.01.03.02	Other Receivables	264,468	170,029
1.01.04	Inventories	2,870,977	2,204,822
1.01.05	Biological Assets	1,261,419	1,122,350
1.01.06	Recoverable Taxes	966,072	914,720
1.01.06.01	Current Recoverable Taxes	966,072	914,720
1.01.08	Other Current Assets	627,995	2,515,405
1.01.08.02	Assets of Discontinued Operations	108,482	1,957,565
1.01.08.02.01	Assets of Discontinued Operations and Held for Sale	108,482	1,957,565
1.01.08.03	Other	519,513	557,840
1.01.08.03.01	Interest on Shareholders' Equity Receivable	3,121	13,369
1.01.08.03.02	Derivatives	69,543	42,922
1.01.08.03.04	Accounts Receivable from Disposal of Equity Interest	77,663	42,516
1.01.08.03.05	Other	369,186	459,033
1.02	Non-current Assets	24,743,588	20,644,784
1.02.01	Non-current Assets	4,298,782	3,775,356
1.02.01.02	Marketable Securities Valued at Amortized Cost	68,049	62,104
1.02.01.02.01	Held to Maturity	68,049	62,104
1.02.01.03	Trade Accounts Receivable	203,226	343,301
1.02.01.03.01	Trade Accounts Receivable	4,820	6,486
1.02.01.03.02	Other Receivables	198,406	336,815
1.02.01.05	Biological Assets	718,922	681,823
1.02.01.06	Deferred Taxes	1,130,695	751,932
1.02.01.06.01	Deferred Income Tax and Social Contribution	1,130,695	751,932
1.02.01.09	Other Non-current Assets	2,177,890	1,936,196
1.02.01.09.03	Judicial Deposits	690,815	612,286
1.02.01.09.04	Recoverable Taxes	815,572	898,174
1.02.01.09.06	Accounts Receivable from Disposal of Equity Interest	84,695	152,965
1.02.01.09.07	Restricted Cash	458,981	115,179
1.02.01.09.08	Other	127,827	157,592
1.02.02	Investments	7,172,947	3,999,729
1.02.02.01	Investments	7,172,947	3,999,729
1.02.02.01.01	Equity in Associates	292,885	378,143
1.02.02.01.02	Interest on Wholly-owned Subsidiaries	6,878,955	3,620,737
1.02.02.01.04	Other	1,107	849
1.02.03	Property, Plant and Equipment, Net	9,819,514	9,424,609
1.02.03.01	Property, Plant and Equipment in Operation	9,048,850	8,823,688
1.02.03.02	Property, Plant and Equipment Leased	113,872	143,144
1.02.03.03	Property, Plant and Equipment in Progress	656,792	457,777
1.02.04	Intangible	3,452,345	3,445,090
1.02.04.01	Intangible	3,452,345	3,445,090
1.02.04.01.02	Software	145,655	138,788
1.02.04.01.03	Trademarks	1,173,000	1,173,000
1.02.04.01.04	Other	10,698	12,052
1.02.04.01.05	Goodwill	2,096,587	2,096,587
1.02.04.01.06	Software Leased	26,405	24,663

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2015 – BRF S.A.

Individual FS /Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Year 09.30.15	Previous Year 12.31.14
2	Total Liabilities	37,657,821	34,498,283
2.01	Current Liabilities	9,486,135	8,783,209
2.01.01	Social and Labor Obligations	95,376	103,788
2.01.01.01	Social Obligations	23,136	9,670
2.01.01.02	Labor Obligations	72,240	94,118
2.01.02	Trade Accounts Payable	4,821,619	3,591,980
2.01.02.01	Domestic Suppliers	3,666,125	3,019,809
2.01.02.02	Foreign Suppliers	1,155,494	572,171
2.01.03	Tax Obligations	149,409	216,256
2.01.03.01	Federal Tax Obligations	38,511	76,770
2.01.03.01.02	Other Federal	38,511	76,770
2.01.03.02	State Tax Obligations	107,877	136,617
2.01.03.03	Municipal Tax Obligations	3,021	2,869
2.01.04	Short Term Debts	1,986,696	2,601,022
2.01.04.01	Short Term Debts	1,986,696	2,601,022
2.01.04.01.01	Local Currency	1,857,197	2,541,361
2.01.04.01.02	Foreign Currency	129,499	59,661
2.01.05	Other Obligations	1,695,435	1,197,862
2.01.05.01	Liabilities with Related Parties	90,209	16,403
2.01.05.01.04	Other Liabilities with Related Parties	90,209	16,403
2.01.05.02	Other	1,605,226	1,181,459
2.01.05.02.01	Dividends and Interest on Shareholders' Equity Payable	1,933	430,909
2.01.05.02.04	Derivatives	999,052	216,057
2.01.05.02.05	Management and Employees Profit Sharing	235,476	374,575
2.01.05.02.07	Other Obligations	368,765	159,918
2.01.06	Provisions	737,600	564,037
2.01.06.01	Tax, Social Security, Labor and Civil Risk Provisions	242,167	233,636
2.01.06.01.01	Tax Risk Provisions	32,577	34,545
2.01.06.01.02	Social Security and Labor Risk Provisions	165,824	152,880
2.01.06.01.04	Civil Risk Provisions	43,766	46,211
2.01.06.02	Other Provisons	495,433	330,401
2.01.06.02.04	Vacations & Christmas Bonuses Provisions	439,337	274,305
2.01.06.02.05	Employee Benefits Provisions	56,096	56,096
2.01.07	Liabilities of Discontinued Operations	-	508,264
2.01.07.01	Liabilities of Discontinued Operations	-	508,264
2.02	Non-current Liabilities	14,265,590	10,124,597
2.02.01	Long-term Debt	11,192,723	7,429,599
2.02.01.01	Long-term Debt	11,192,723	7,429,599
2.02.01.01.01	Local Currency	2,287,176	1,451,783
2.02.01.01.02	Foreign Currency	8,905,547	5,977,816
2.02.02	Other Obligations	1,921,063	1,517,578
2.02.02.01	Liabilities with Related Parties	1,227,436	816,598
2.02.02.01.04	Other Liabilities with Related Parties	1,227,436	816,598
2.02.02.02	Other	693,627	700,980
2.02.02.02.06	Other Obligations	693,627	700,980
2.02.04	Provisions	1,151,804	1,177,420
2.02.04.01	Tax, Social Security, Labor and Civil Risk Provisions	906,081	919,446
2.02.04.01.01	Tax Risk Provisions	189,180	209,838
2.02.04.01.02	Social Security and Labor Risk Provisions	178,367	162,377
2.02.04.01.04	Civil Risk Provision	13,153	11,125
2.02.04.01.05	Contingent Liability	525,381	536,106
2.02.04.02	Other Provisons	245,723	257,974
2.02.04.02.04	Employee Benefits Provisions	245,723	257,974

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2015 – BRF S.A.

Individual FS /Balance Sheet Liabilities

(in thousands of Brazilian Reais)

2.03	Shareholders' Equity	13,906,096	15,590,477
2.03.01	Paid-in Capital	12,460,471	12,460,471
2.03.02	Capital Reserves	(2,753,943)	(195,428)
2.03.02.01	Goodwill on the Shares Issuance	174,014	62,767
2.03.02.04	Granted Options	143,570	92,898
2.03.02.05	Treasury Shares	(2,674,807)	(304,874)
2.03.02.07	Gain on Disposal of Shares	(30,416)	1,198
2.03.02.08	Goodwill on Acquisition of Non-Controlling Entities	(47,417)	(47,417)
2.03.02.09	Acquisition of Non-Controlling Entities	(318,887)	-
2.03.04	Profit Reserves	4,043,644	3,945,825
2.03.04.01	Legal Reserves	384,619	384,619
2.03.04.02	Statutory Reserves	3,175,684	3,175,684
2.03.04.07	Tax Incentives Reserve	483,341	385,522
2.03.05	Accumulated Earnings	1,172,440	-
2.03.08	Other Comprehensive Income	(1,016,516)	(620,391)
2.03.08.01	Derivative Financial Intruments	(1,401,070)	(448,752)
2.03.08.02	Financial Instruments (Available for Sale)	(15,257)	(17,296)
2.03.08.03	Cumulative Translation Adjustments of Foreign Currency	370,937	(152,595)
2.03.08.04	Actuarial Losses	28,874	(1,748)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2015 – BRF S.A.

Individual FS / Statement of Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 07.01.15 to 09.30.15	Accumulated Current Year 01.01.15 to 09.30.15	Previous Quarter 07.01.14 to 09.30.14	Accumulated Previous Year 01.01.14 to 09.30.14
3.01	Net Sales	6,830,498	19,417,613	6,559,086	18,729,677
3.02	Cost of Goods Sold	(4,995,621)	(14,338,859)	(4,740,448)	(14,021,093)
3.03	Gross Profit	1,834,877	5,078,754	1,818,638	4,708,584
3.04	Operating (Expenses) Income	208,067	(993,660)	(755,281)	(2,829,614)
3.04.01	Selling	(1,006,434)	(2,886,403)	(894,784)	(2,645,038)
3.04.02	General and Administrative	(92,957)	(228,779)	(72,587)	(213,356)
3.04.04	Other Operating Income	187,918	216,436	20,178	176,855
3.04.05	Other Operating Expenses	(394,214)	(832,880)	(177,721)	(533,379)
3.04.06	Income from Associates and Joint Ventures	1,513,754	2,737,966	369,633	385,304
3.05	Income Before Financial and Tax Results	2,042,944	4,085,094	1,063,357	1,878,970
3.06	Financial Results	(1,590,662)	(2,707,184)	(427,833)	(601,282)
3.06.01	Financial Income	732,499	1,431,041	(42,369)	443,207
3.06.02	Financial Expenses	(2,323,161)	(4,138,225)	(385,464)	(1,044,489)
3.07	Income Before Taxes	452,282	1,377,910	635,524	1,277,688
3.08	Income and Social Contribution	234,663	135,120	(63,192)	(133,473)
3.08.01	Current	22,785	26,583	(7,530)	(5,493)
3.08.02	Deferred	211,878	108,537	(55,662)	(127,980)
3.09	Net Income from Continued Operations	686,945	1,513,030	572,332	1,144,215
3.10	Net Income from Discontinued Operations	190,160	183,088	51,939	62,573
3.10.01	Net Income/Loss of Discontinued Operations, Net	190,160	183,088	51,939	62,573
3.11	Net Income	877,105	1,696,118	624,271	1,206,788
3.99	Earnings per Share - (Brazilian Reais/Share)
3.99.01	Earnings per Share - Basic
3.99.01.01	ON	1.03285	1.99730	0.71638	1.38484
3.99.02	Earning per Share - Diluted
3.99.02.01	ON	1.03225	1.99613	0.71592	1.38396

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2015 – BRF S.A.

Individual FS / Statement of Comprehensive Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 07.01.15 to 09.30.15	Accumulated Current Year 01.01.15 to 09.30.15	Previous Quarter 07.01.14 to 09.30.14	Accumulated Previous Year 01.01.14to 09.30.14
4.01	Net Income	877,105	1,696,118	624,271	1,206,788
4.02	Other Comprehensive Income	(344,057)	(396,125)	(334,083)	(151,316)
4.02.01	Gains (Losses) in Foreign Currency Translation Adjustments	412,264	523,532	(135,126)	(179,192)
4.02.02	Unrealized Gains (Losses) in Available for Sale Marketable Securities	(16,635)	1,588	(1,088)	7,815
4.02.03	Taxes on unrealized gains (losses) on investments on available for sale	518	451	125	9
4.02.04	Unrealized gains (losses) on cash flow hedge	(1,151,012)	(1,440,815)	(305,172)	16,092
4.02.05	Taxes on unrealized gains (losses) on cash flow hedge	389,160	488,497	104,501	(4,072)
4.02.06	Actuarial gains (losses) on pension and post-employment plans	32,801	46,397	4,057	12,169
4.02.07	Taxes on realized gains (losses) on pension post-employment plans	(11,153)	(15,775)	(1,380)	(4,137)
4.03	Comprehensive Income	533,048	1,299,993	290,188	1,055,472

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2015 – BRF S.A.

Individual FS / Statement of Cash Flow

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.15 to 09.30.15	Accumulated Previous Year 01.01.14 to 09.30.14
6.01	Net Cash Provided by Operating Activities	2,400,208	665,777
6.01.01	Cash from Operations	3,751,205	2,521,843
6.01.01.01	Net Income for the period	1,513,030	1,144,215
6.01.01.03	Depreciation and Amortization	898,164	835,100
6.01.01.04	Results on Disposals of Property, Plant and Equipments	31,809	(100,806)
6.01.01.06	Deferred Income Tax	(108,537)	127,980
6.01.01.07	Provision for Tax, Civil and Labor Risks	55,766	190,664
6.01.01.08	Other Provisions	791,700	13,851
6.01.01.09	Interest and Exchange Rate Variations	3,307,239	696,143
6.01.01.10	Equity Pick-Up	(2,737,966)	(385,304)
6.01.02	Changes in Operating Assets and Liabilities	(1,379,304)	(1,891,768)
6.01.02.01	Trade Accounts Receivable	(937,996)	(860,084)
6.01.02.02	Inventories	(673,018)	(267,730)
6.01.02.03	Trade Accounts Payable	1,210,638	369,716
6.01.02.04	Payment of Tax, Civil and Labor Risks Provisions	(141,453)	(223,283)
6.01.02.05	Others Rights and Obligations	169,847	(601,099)
6.01.02.06	Investment in Held for Trading Securities	(76,873)	(295,424)
6.01.02.07	Redemption of Held for Trading Securities	192,674	217,761
6.01.02.10	Other Financial Assets and Liabilities	(666,689)	(160,000)
6.01.02.11	Payment of Interest	(332,199)	(253,119)
6.01.02.13	Interest on Shareholders' Equity Received	14,834	95,422
6.01.02.14	Biological assets - Current	(139,069)	86,072
6.01.03	Other	28,307	35,702
6.01.03.01	Net Cash Provided by Operating Activities from Discontinued Operations	28,307	35,702
6.02	Net Cash Provided by Investing Activities	235,501	(917,285)
6.02.04	Redemptions of Available for Sale	-	1,014
6.02.05	Restricted Cash Investments	(343,802)	(11,132)
6.02.06	Additions to Property, Plant and Equipment	(1,000,147)	(596,471)
6.02.07	Receivable from Disposals of Property, Plant and Equipment	173,337	110,255
6.02.08	Capital increase in subsidiaries	(93,824)	-
6.02.09	Additions to Intangible	(24,469)	(1,011)
6.02.10	Additions to Biological Assets - Non-current	(423,301)	(380,699)
6.02.11	Investments in associates and joint venturies	(1,296)	(2,197)
6.02.15	Receivable from discontinued operations, net of transferred cash	1,977,310	-
6.02.16	Goodwill in the Acquisiton of Non-controlling Entities	-	(1,342)
6.02.17	Net Cash Provided by Investing Activities from Discontinued Operations	(28,307)	(35,702)
6.03	Net Cash Provided by Financing Activities	(3,230,403)	453,668
6.03.01	Proceeds from Debt Issuance	3,877,874	3,064,032
6.03.02	Payment of Debt	(3,817,617)	(1,850,341)
6.03.03	Dividends and Interest on Shareholders' Equity Paid	(889,113)	(726,013)
6.03.06	Treasury Shares Acquisition	(2,491,668)	(117,343)
6.03.07	Treasury Shares Disposal	90,121	83,333
6.04	Exchange Rate Variation on Cash and Cash Equivalents	62,675	14,837
6.05	Decrease in Cash and Cash Equivalents	(532,019)	216,997
6.05.01	At the Beginning of the Period	1,979,357	905,176
6.05.02	At the End of the Period	1,447,338	1,122,173

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2015 – BRF S.A.

Individual FS / Statement of Changes in Shareholders’ Equity for the Period from 01/01/2015 to 09/30/2015

(in thousands of Brazilian Reais)

Account Code	Account Description	Capital Stock	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity
5.01	Balance at January 1, 2015	12,460,471	(195,428)	3,945,825	-	(620,391)	15,590,477
5.03	Opening Balance Adjusted	12,460,471	(195,428)	3,945,825	-	(620,391)	15,590,477
5.04	Share-based Payments	-	(2,558,515)	-	(425,859)	-	(2,984,374)
5.04.03	Options Granted	-	50,672	-	-	-	50,672
5.04.04	Treasury Shares Acquired	-	(2,491,668)	-	-	-	(2,491,668)
5.04.05	Treasury Shares Sold	-	121,735	-	-	-	121,735
5.04.07	Interest on Shareholders' Equity	-	-	-	(425,859)	-	(425,859)
5.04.08	Gain on Disposal of Shares	-	(31,614)	-	-	-	(31,614)
5.04.10	Valuation of shares	-	111,247	-	-	-	111,247
5.04.11	Acquisition of Non-Controlling Entities	-	(318,887)	-	-	-	(318,887)
5.04.12	Participation of Non-Controlling Shareholders'	-	-	-	-	-	-
5.05	Total Comprehensive Income	-	-	-	1,696,118	(396,125)	1,299,993
5.05.01	Net Income for the Period	-	-	-	1,696,118	-	1,696,118
5.05.02	Other Comprehensive Income	-	-	-	-	(396,125)	(396,125)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	(1,440,815)	(1,440,815)
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	488,497	488,497
5.05.02.06	Unrealized Loss in Available for Sale Marketable Securities	-	-	-	-	2,039	2,039
5.05.02.08	Actuarial gains on pension and post-employment plans	-	-	-	-	30,622	30,622
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	523,532	523,532
5.06	Statements of Changes in Shareholders' Equity	-	-	97,819	(97,819)	-	-
5.06.08	Tax Incentives Reserve	-	-	97,819	(97,819)	-	-
5.07	Balance at September 30, 2015	12,460,471	(2,753,943)	4,043,644	1,172,440	(1,016,516)	13,906,096

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2015 – BRF S.A.

Individual FS / Statement of Changes in Shareholders’ Equity for the Period from 01/01/2014 to 09/30/2014

(in thousands of Brazilian Reais)

Account Code	Account Description	Capital Stock	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity
5.01	Balance at January 1, 2014	12,460,471	36,418	2,511,880	-	(353,698)	14,655,071
5.03	Opening Balance Adjusted	12,460,471	36,418	2,511,880	-	(353,698)	14,655,071
5.04	Share-based Payments	-	(9,783)	-	(361,000)	-	(370,783)
5.04.03	Options Granted	-	25,569	-	-	-	25,569
5.04.04	Treasury Shares Acquired	-	(117,343)	-	-	-	(117,343)
5.04.05	Treasury Shares Sold	-	99,788	-	-	-	99,788
5.04.07	Interest on Shareholders' Equity	-	-	-	(361,000)	-	(361,000)
5.04.08	Gain on Disposal of Shares	-	(16,455)	-	-	-	(16,455)
5.04.09	Goodwill on Acquisition of Non-Controlling Entities	-	(1,342)	-	-	-	(1,342)
5.04.12	Participation of Non-Controlling Shareholders'	-	-	-	-	-	-
5.05	Total Comprehensive Income	-	-	-	1,206,788	(151,316)	1,055,472
5.05.01	Net Income for the Period	-	-	-	1,206,788	-	1,206,788
5.05.02	Other Comprehensive Income	-	-	-	-	(151,316)	(151,316)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	16,092	16,092
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(4,072)	(4,072)
5.05.02.06	Unrealized Gain in Available for Sale Marketable Securities	-	-	-	-	7,824	7,824
5.05.02.08	Actuarial gains on pension and post-employment plans	-	-	-	-	8,032	8,032
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(179,192)	(179,192)
5.06	Statements of Changes in Shareholders' Equity	-	-	95,235	(95,235)	-	-
5.06.08	Tax Incentives Reserve	-	-	95,235	(95,235)	-	-
5.07	Balance at September 30, 2014	12,460,471	26,635	2,607,115	750,553	(505,014)	15,339,760

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2015 – BRF S.A.

Individual FS / Statement of Value Added

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.15 to 09.30.15	Accumulated Previous Year 01.01.14 to 09.30.14
7.01	Revenues	21,732,629	20,921,605
7.01.01	Sales of Goods, Products and Services	21,465,681	20,601,909
7.01.02	Other Income	(332,021)	(205,205)
7.01.03	Revenue Related to Construction of Own Assets	917,247	523,693
7.01.04	(Provision) Reversal for Doubtful Accounts Reversal	(318,278)	1,208
7.02	Raw Material Acquired from Third Parties	(13,873,861)	(13,593,458)
7.02.01	Costs of Products and Goods Sold	(11,208,422)	(11,228,058)
7.02.02	Materials, Energy, Third Parties Services and Other	(2,658,576)	(2,381,850)
7.02.03	Recovery (Loss) of Assets Values	(6,863)	16,450
7.03	Gross Added Value	7,858,768	7,328,147
7.04	Retentions	(898,164)	(835,100)
7.04.01	Depreciation, Amortization and Exhaustion	(898,164)	(835,100)
7.05	Net Added Value	6,960,604	6,493,047
7.06	Received from Third Parties	4,169,834	834,489
7.06.01	Equity Pick-Up	2,737,966	385,304
7.06.02	Financial Income	1,431,041	443,207
7.06.03	Other	827	5,978
7.07	Added Value to be Distributed	11,130,438	7,327,536
7.08	Distribution of Added Value	11,130,438	7,327,536
7.08.01	Payroll	3,098,692	2,666,812
7.08.01.01	Salaries	2,395,641	2,039,802
7.08.01.02	Benefits	544,764	486,297
7.08.01.03	Government Severance Indemnity Fund for Employees Guarantee Fund for Length of Service - FGTS	158,287	140,713
7.08.02	Taxes, Fees and Contributions	2,199,818	2,293,423
7.08.02.01	Federal	1,024,621	1,218,047
7.08.02.02	State	1,149,912	1,054,242
7.08.02.03	Municipal	25,285	21,134
7.08.03	Capital Remuneration from Third Parties	4,318,898	1,223,086
7.08.03.01	Interests	4,153,816	1,070,823
7.08.03.02	Rents	165,082	152,263
7.08.04	Interest on Own Capital	1,513,030	1,144,215
7.08.04.01	Interest on Shareholders' Equity	425,859	361,000
7.08.04.03	Retained Earnings	1,087,171	783,215

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2015 – BRF S.A.

Consolidated FS / Balance Sheet Assets

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Year 09.30.15	Previous Year 12.31.14
1	Total Assets	39,989,729	36,103,735
1.01	Current Assets	19,444,466	17,488,245
1.01.01	Cash and Cash Equivalents	7,724,101	6,006,942
1.01.02	Marketable Securities	703,399	587,480
1.01.02.01	Financial Investments Evaluated at Fair Value	703,399	587,480
1.01.02.01.01	Held for Trading	339,883	283,623
1.01.02.01.02	Available for Sale	363,516	303,857
1.01.03	Trade Accounts Receivable	3,689,896	3,261,938
1.01.03.01	Trade Accounts Receivable	3,390,521	3,046,871
1.01.03.02	Other Receivables	299,375	215,067
1.01.04	Inventories	4,201,036	2,941,355
1.01.05	Biological Assets	1,271,352	1,130,580
1.01.06	Recoverable Taxes	1,112,671	1,009,076
1.01.06.01	Current Recoverable Taxes	1,112,671	1,009,076
1.01.08	Other Current Assets	742,011	2,550,874
1.01.08.02	Assets of Discontinued Operations	108,488	1,958,007
1.01.08.02.01	Assets of Discontinued Operations and Held for Sale	108,488	1,958,007
1.01.08.03	Other	633,523	592,867
1.01.08.03.01	Interest on Shareholders' Equity Receivable	416	10,248
1.01.08.03.02	Derivatives	70,964	43,101
1.01.08.03.04	Accounts Receivable from Disposal of Equity Interest	77,663	42,516
1.01.08.03.05	Other	484,480	497,002
1.02	Non-current Assets	20,545,263	18,615,490
1.02.01	Non-current Assets	4,352,431	3,789,075
1.02.01.02	Marketable Securities Evaluated at Amortized Cost	68,049	62,104
1.02.01.02.01	Held to Maturity	68,049	62,104
1.02.01.03	Trade Accounts Receivable	207,405	369,379
1.02.01.03.01	Trade Accounts Receivable	4,820	7,706
1.02.01.03.02	Other Receivables	202,585	361,673
1.02.01.05	Biological Assets	720,259	683,210
1.02.01.06	Deferred Taxes	1,129,493	714,015
1.02.01.06.01	Deferred Income Tax and Social Contribution	1,129,493	714,015
1.02.01.09	Other Non-current Assets	2,227,225	1,960,367
1.02.01.09.03	Judicial Deposits	698,593	615,719
1.02.01.09.04	Recoverable Taxes	847,503	912,082
1.02.01.09.06	Accounts Receivable from Disposal of Equity Interest	84,695	152,965
1.02.01.09.07	Restricted Cash	458,981	115,179
1.02.01.09.08	Other	137,453	164,422
1.02.02	Investments	456,569	438,423
1.02.02.01	Investments	456,569	438,423
1.02.02.01.01	Equity in Associates	454,940	437,070
1.02.02.01.04	Other	1,629	1,353
1.02.03	Property, Plant and Equipment, Net	10,701,526	10,059,349
1.02.03.01	Property, Plant and Equipment in Operation	9,882,550	9,308,459
1.02.03.02	Property, Plant and Equipment Leased	113,872	143,181
1.02.03.03	Property, Plant and Equipment in Progress	705,104	607,709
1.02.04	Intangible	5,034,737	4,328,643
1.02.04.01	Intangible	5,034,737	4,328,643
1.02.04.01.02	Software	184,799	165,969
1.02.04.01.03	Trademarks	1,299,276	1,267,888
1.02.04.01.04	Other	450,075	344,780
1.02.04.01.05	Goodwill	3,074,182	2,525,343
1.02.04.01.06	Software Leased	26,405	24,663

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2015 – BRF S.A.

Consolidated FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Year 09.30.15	Previous Year 12.31.14
2	Total Liabilities	39,989,729	36,103,735
2.01	Current Liabilities	10,632,991	9,569,126
2.01.01	Social and Labor Obligations	136,130	136,749
2.01.01.01	Social Obligations	39,808	23,403
2.01.01.02	Labor Obligations	96,322	113,346
2.01.02	Trade Accounts Payable	5,486,268	3,977,327
2.01.02.01	Domestic Suppliers	3,666,129	3,020,126
2.01.02.02	Foreign Suppliers	1,820,139	957,201
2.01.03	Tax Obligations	297,378	299,951
2.01.03.01	Federal Tax Obligations	122,285	121,533
2.01.03.01.01	Income Tax and Social Contribution Payable	70,014	35,754
2.01.03.01.02	Other Federal	52,271	85,779
2.01.03.02	State Tax Obligations	172,071	175,549
2.01.03.03	Municipal Tax Obligations	3,022	2,869
2.01.04	Short Term Debts	2,153,590	2,738,903
2.01.04.01	Short Term Debts	2,153,590	2,738,903
2.01.04.01.01	Local Currency	1,857,197	2,541,361
2.01.04.01.02	Foreign Currency	296,393	197,542
2.01.05	Other Obligations	1,772,449	1,318,553
2.01.05.02	Other	1,772,449	1,318,553
2.01.05.02.01	Dividends and Interest on Shareholders' Equity Payable	1,933	430,909
2.01.05.02.04	Derivatives	1,052,261	257,438
2.01.05.02.05	Management and Employees Profit Sharing	239,180	395,767
2.01.05.02.07	Other Obligations	479,075	234,439
2.01.06	Provisions	787,176	589,379
2.01.06.01	Tax, Social Security, Labor and Civil Risk Provisions	252,800	242,974
2.01.06.01.01	Tax Risk Provisions	34,372	35,894
2.01.06.01.02	Social Security and Labor Risk Provisions	174,662	160,869
2.01.06.01.04	Civil Risk Provisions	43,766	46,211
2.01.06.02	Other Provisons	534,376	346,405
2.01.06.02.04	Vacations and Christmas Bonuses Provisions	478,280	290,309
2.01.06.02.05	Employee Benefits Provisions	56,096	56,096
2.01.07	Liabilities of Discontinued Operations	-	508,264
2.01.07.01	Liabilities of Discontinued Operations	-	508,264
2.02	Non-current Liabilities	15,123,693	10,844,666
2.02.01	Long-term Debt	12,769,026	8,850,432
2.02.01.01	Long-term Debt	12,769,026	8,850,432
2.02.01.01.01	Local Currency	2,287,176	1,451,783
2.02.01.01.02	Foreign Currency	10,481,850	7,398,649
2.02.02	Other Obligations	1,035,719	703,317
2.02.02.02	Other	1,035,719	703,317
2.02.02.02.06	Other Obligations	1,035,719	703,317
2.02.03	Deferred Taxes	143,003	90,184
2.02.03.01	Deferred Income Tax and Social Contribution	143,003	90,184
2.02.04	Provisions	1,175,945	1,200,733
2.02.04.01	Tax, Social Security, Labor and Civil Risk Provisions	930,222	942,759
2.02.04.01.01	Tax Risk Provisions	189,683	216,483
2.02.04.01.02	Social Security and Labor Risk Provisions	194,025	169,555
2.02.04.01.04	Civil Risk Provision	13,179	11,148
2.02.04.01.05	Contingent Liabilities	533,335	545,573
2.02.04.02	Other Provisons	245,723	257,974
2.02.04.02.04	Employee Benefits Provisions	245,723	257,974

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2015 – BRF S.A.

Consolidated FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

2.03	Shareholders' Equity	14,233,045	15,689,943
2.03.01	Paid-in Capital	12,460,471	12,460,471
2.03.02	Capital Reserves	(2,753,943)	(195,428)
2.03.02.01	Goodwill on the Shares Issuance	174,014	62,767
2.03.02.04	Granted Options	143,570	92,898
2.03.02.05	Treasury Shares	(2,674,807)	(304,874)
2.03.02.07	Gain on Disposal of Shares	(30,416)	1,198
2.03.02.08	Goodwill on Acquisition of Non-Controlling Shareholders	(47,417)	(47,417)
2.03.02.09	Acquisition of Non-Controlling Shareholders	(318,887)	-
2.03.04	Profit Reserves	4,043,644	3,945,825
2.03.04.01	Legal Reserves	384,619	384,619
2.03.04.02	Statutory Reserves	3,175,684	3,175,684
2.03.04.07	Tax Incentives Reserve	483,341	385,522
2.03.05	Accumulated Earnings / Loss	1,172,440	-
2.03.08	Other Comprehensive Income	(1,016,516)	(620,391)
2.03.08.01	Derivative Financial Instruments	(1,401,070)	(448,752)
2.03.08.02	Financial Instrument (Available for Sale)	(15,257)	(17,296)
2.03.08.03	Cumulative Translation Adjustments of Foreign Currency	370,937	(152,595)
2.03.08.04	Actuarial Losses	28,874	(1,748)
2.03.09	Non-controlling Interest	326,949	99,466

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2015 – BRF S.A.

Consolidated FS / Statement of Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 07.01.15 to 09.30.15	Accumulated Current Year 01.01.15 to 09.30.15	Previous Quarter 07.01.14 to 09.30.14	Accumulated Previous Year 01.01.14 to 09.30.14
3.01	Net Sales	8,280,949	23,241,825	7,238,040	20,959,890
3.02	Cost of Goods Sold	(5,679,716)	(15,952,313)	(5,093,059)	(15,137,968)
3.03	Gross Profit	2,601,233	7,289,512	2,144,981	5,821,922
3.04	Operating (Expenses) Income	(1,631,980)	(4,621,538)	(1,312,338)	(3,750,037)
3.04.01	Selling	(1,237,400)	(3,475,359)	(1,023,628)	(3,052,312)
3.04.02	General and Administrative	(143,464)	(365,881)	(96,201)	(291,934)
3.04.04	Other Operating Income	191,018	236,127	22,895	216,301
3.04.05	Other Operating Expenses	(399,557)	(906,772)	(225,394)	(654,166)
3.04.06	Income from Associates and Joint Ventures	(42,577)	(109,653)	9,990	32,074
3.05	Income Before Financial and Tax Results	969,253	2,667,974	832,643	2,071,885
3.06	Financial Results	(524,775)	(1,288,946)	(199,774)	(790,100)
3.06.01	Financial Income	1,700,229	3,231,611	615,560	1,203,685
3.06.02	Financial Expenses	(2,225,004)	(4,520,557)	(815,334)	(1,993,785)
3.07	Income Before Taxes	444,478	1,379,028	632,869	1,281,785
3.08	Income and Social Contribution	234,743	134,375	(65,408)	(138,231)
3.08.01	Current	4,686	(5,058)	(12,753)	(29,305)
3.08.02	Deferred	230,057	139,433	(52,655)	(108,926)
3.09	Net Income from Continued Operations	679,221	1,513,403	567,461	1,143,554
3.10	Net Income from Discontinued Operations	190,160	183,088	51,939	62,573
3.10.01	Net Income/Loss of Discontinued Operations, Net	190,160	183,088	51,939	62,573
3.11	Net Income	869,381	1,696,491	619,400	1,206,127
3.11.01	Attributable to: Controlling Shareholders	877,105	1,696,118	624,271	1,206,788
3.11.02	Attributable to: Non-controlling Interest	(7,724)	373	(4,871)	(661)
3.99	Earnings per share - (Brazilian Reais/Share)
3.99.01	Earnings per Share - Basic
3.99.01.01	ON	1.02376	1.99774	0.71079	1.38408
3.99.02	Earning per Share - Diluted
3.99.02.01	ON	1.02316	1.99657	0.71034	1.38321

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2015 – BRF S.A.

Consolidated FS / Statement of Comprehensive Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 07.01.15 to 09.30.15	Accumulated Current Year 01.01.15 to09.30.15	Previous Quarter 07.01.14 to 09.30.14	Accumulated Previous Year 01.01.14 to 09.30.14
4.01	Net Income	869,381	1,696,491	619,400	1,206,127
4.02	Other Comprehensive Income	(344,057)	(396,125)	(334,083)	(151,316)
4.02.01	Gains (Losses) in Foreign Currency Translation Adjustments	412,264	523,532	(135,126)	(179,192)
4.02.02	Unrealized Gains (Losses) in Available for Sale Marketable Securities	(16,635)	1,588	(1,088)	7,815
4.02.03	Taxes on unrealized gains (losses) on investments on available for sale	518	451	125	9
4.02.04	Unrealized gains (losses) on cash flow hedge	(1,151,012)	(1,440,815)	(305,172)	16,092
4.02.05	Taxes on unrealized gains (losses) on cash flow hedge	389,160	488,497	104,501	(4,072)
4.02.06	Actuarial gains (losses) on pension and post-employment plans	32,801	46,397	4,057	12,169
4.02.07	Taxes on realized gains (losses) on pension post-employment plans	(11,153)	(15,775)	(1,380)	(4,137)
4.03	Comprehensive Income	525,324	1,300,366	285,317	1,054,811
4.03.01	Attributable to: BRF Shareholders	533,048	1,299,993	290,188	1,055,472
4.03.02	Attributable to: Non-Controlling Shareholders	(7,724)	373	(4,871)	(661)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2015 – BRF S.A.

Consolidated FS / Statement of Cash Flow

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.15 to 09.30.15	Accumulated Previous Year 01.01.14 to 09.30.14
6.01	Net Cash Provided by Operating Activities	3,791,546	3,354,406
6.01.01	Cash from Operations	5,607,157	2,899,720
6.01.01.01	Net Income for the Period	1,513,030	1,144,215
6.01.01.02	Non-controlling Interest	373	(661)
6.01.01.03	Depreciation and Amortization	972,838	873,900
6.01.01.04	Results on Disposals of Property, Plant and Equipments	29,226	(101,350)
6.01.01.06	Deferred Income Tax	(139,433)	108,926
6.01.01.07	Provision for Tax, Civil and Labor Risks	48,670	191,289
6.01.01.08	Other Provisions	800,040	39,701
6.01.01.09	Interest and Exchange Rate Variations	2,272,760	700,737
6.01.01.10	Equity Pick-Up	109,653	(32,074)
6.01.01.11	Results on the business combination	-	(24,963)
6.01.02	Changes in Operating Assets and Liabilities	(1,818,031)	418,984
6.01.02.01	Trade Accounts Receivable	(622,699)	614,037
6.01.02.02	Inventories	(1,194,965)	(207,695)
6.01.02.03	Trade Accounts Payable	1,456,211	343,150
6.01.02.04	Payment of Tax, Civil and Labor Risks Provisions	(141,453)	(223,283)
6.01.02.05	Others Rights and Obligations	(78,127)	403,309
6.01.02.06	Investment in Held for Trading Securities	(244,067)	(295,424)
6.01.02.07	Redemption of Held for Trading Securities	224,859	218,899
6.01.02.10	Other Financial Assets and Liabilities	(640,339)	(157,410)
6.01.02.11	Payment of Interest	(445,246)	(402,207)
6.01.02.12	Payment of Income Tax and Social Contribution	(6,267)	(4,545)
6.01.02.13	Interest on Shareholders' Equity Received	14,834	45,525
6.01.02.14	Biological assets - Current	(140,772)	84,628
6.01.03	Other	2,420	35,702
6.01.03.01	Net Cash Provided by Operating Activities from Discontinued Operations	2,420	35,702
6.02	Net Cash Provided by Investing Activities	253,089	(1,184,335)
6.02.03	Investment in Available for Sale Securities	(1,100)	-
6.02.04	Redemptions of Available for Sale Securities	72,445	22,501
6.02.05	Restricted Cash Investments	(343,802)	(11,132)
6.02.06	Additions to Property, Plant and Equipment	(1,062,409)	(796,637)
6.02.07	Receivable from Disposals of Property, Plant and Equipment	208,036	131,189
6.02.09	Additions to Intangible	(25,585)	(43,652)
6.02.10	Additions to Biological Assets - Non-current	(424,036)	(381,687)
6.02.11	Investments in associates and joint venturies	(61,178)	(8,800)
6.02.12	Business Combination, net of cash	(74,287)	(59,073)
6.02.15	Receivable from discontinued operations, net of transferred cash	1,977,310	-
6.02.16	Goodwill in the Acquisiton of Non-controlling Entities	-	(1,342)
6.02.17	Net Cash Provided by Investing Activities from Discontinued Operations	(12,305)	(35,702)
6.03	Net Cash Provided by Financing Activities	(3,623,606)	(648,379)
6.03.01	Proceeds from Debt Issuance	4,825,522	3,988,278
6.03.02	Payment of Debt	(5,158,468)	(3,876,634)
6.03.03	Dividends and Interest on Shareholders' Equity Paid	(889,113)	(726,013)
6.03.04	Cash Excess Retained by the Discontinued Operations	(20,038)	-
6.03.06	Treasury Shares Acquisition	(2,491,668)	(117,343)
6.03.07	Treasury Shares Disposal	90,121	83,333
6.03.10	Cash Used in Financing Activities from Discontinued Operations	20,038	-
6.04	Exchange Rate Variation on Cash and Cash Equivalents	1,296,130	143,819
6.05	Decrease (Increase) in Cash and Cash Equivalents	1,717,159	1,665,511
6.05.01	At the Beginning of the Period	6,006,942	3,127,715
6.05.02	At the End of the Period	7,724,101	4,793,226

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2015 – BRF S.A.

Consolidated FS / Statement of Changes in Shareholders’ Equity for the Period from 01/01/2015 to 09/30/2015

(in thousands of Brazilian Reais)

Account Code	Account Description	Capital Stock	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity	Participation of Non-Controlling Shareholders	Total Shareholders' Equity
5.01	Balance at January 1, 2015	12,460,471	(195,428)	3,945,825	-	(620,391)	15,590,477	99,466	15,689,943
5.03	Opening Balance Adjusted	12,460,471	(195,428)	3,945,825	-	(620,391)	15,590,477	99,466	15,689,943
5.04	Share-based Payments	-	(2,558,515)	-	(425,859)	-	(2,984,374)	227,110	(2,757,264)
5.04.03	Options Granted	-	50,672	-	-	-	50,672	-	50,672
5.04.04	Treasury Shares Acquired	-	(2,491,668)	-	-	-	(2,491,668)	-	(2,491,668)
5.04.05	Treasury Shares Sold	-	121,735	-	-	-	121,735	-	121,735
5.04.07	Interest on Shareholders' Equity	-	-	-	(425,859)	-	(425,859)	-	(425,859)
5.04.08	Gain on Disposal of Shares	-	(31,614)	-	-	-	(31,614)	-	(31,614)
5.04.10	Valuation of shares	-	111,247	-	-	-	111,247	-	111,247
5.04.11	Acquisition of Non-Controlling Entities	-	(318,887)	-	-	-	(318,887)	-	(318,887)
5.04.12	Participation of Non-Controlling Shareholders'	-	-	-	-	-	-	227,110	227,110
5.05	Total Comprehensive Income	-	-	-	1,696,118	(396,125)	1,299,993	373	1,300,366
5.05.01	Net Income for the Period	-	-	-	1,696,118	-	1,696,118	373	1,696,491
5.05.02	Other Comprehensive Income	-	-	-	-	(396,125)	(396,125)	-	(396,125)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	(1,440,815)	(1,440,815)	-	(1,440,815)
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	488,497	488,497	-	488,497
5.05.02.06	Unrealized Loss in Available for Sale Marketable Securities	-	-	-	-	2,039	2,039	-	2,039
5.05.02.08	Actuarial gains on pension and post-employment plans	-	-	-	-	30,622	30,622	-	30,622
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	523,532	523,532	-	523,532
5.06	Statements of Changes in Shareholders' Equity	-	-	97,819	(97,819)	-	-	-	-
5.06.08	Tax Incentives Reserve	-	-	97,819	(97,819)	-	-	-	-
5.07	Balance at September 30, 2015	12,460,471	(2,753,943)	4,043,644	1,172,440	(1,016,516)	13,906,096	326,949	14,233,045

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2015 – BRF S.A.

Consolidated FS / Statement of Changes in Shareholders’ Equity for the Period from 01/01/2014 to 09/30/2014

(in thousands of Brazilian Reais)

Account Code	Account Description	Capital Stock	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity	Participation of Non-Controlling Shareholders	Total Shareholders' Equity
5.01	Balance at January 1, 2014	12,460,471	36,418	2,511,880	-	(353,698)	14,655,071	41,083	14,696,154
5.03	Opening Balance Adjusted	12,460,471	36,418	2,511,880	-	(353,698)	14,655,071	41,083	14,696,154
5.04	Share-based Payments	-	(9,783)	-	(361,000)	-	(370,783)	(7,633)	(378,416)
5.04.03	Options Granted	-	25,569	-	-	-	25,569	-	25,569
5.04.04	Treasury Shares Acquired	-	(117,343)	-	-	-	(117,343)	-	(117,343)
5.04.05	Treasury Shares Sold	-	99,788	-	-	-	99,788	-	99,788
5.04.07	Interest on Shareholders' Equity	-	-	-	(361,000)	-	(361,000)	-	(361,000)
5.04.08	Gain on Disposal of Shares	-	(16,455)	-	-	-	(16,455)	-	(16,455)
5.04.09	Goodwill on Acquisition of Non-Controlling Entities	-	(1,342)	-	-	-	(1,342)	-	(1,342)
5.04.12	Participation of Non-Controlling Shareholders'	-	-	-	-	-	-	(7,633)	(7,633)
5.05	Total Comprehensive Income	-	-	-	1,206,788	(151,316)	1,055,472	(661)	1,054,811
5.05.01	Net Income for the Period	-	-	-	1,206,788	-	1,206,788	(661)	1,206,127
5.05.02	Other Comprehensive Income	-	-	-	-	(151,316)	(151,316)	-	(151,316)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	16,092	16,092	-	16,092
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(4,072)	(4,072)	-	(4,072)
5.05.02.06	Unrealized Gain in Available for Sale Marketable Securities	-	-	-	-	7,824	7,824	-	7,824
5.05.02.08	Actuarial gains on pension and post-employment plans	-	-	-	-	8,032	8,032	-	8,032
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(179,192)	(179,192)	-	(179,192)
5.06	Statements of Changes in Shareholders' Equity	-	-	95,235	(95,235)	-	-	-	-
5.06.08	Tax Incentives Reserve	-	-	95,235	(95,235)	-	-	-	-
5.07	Balance at September 30, 2014	12,460,471	26,635	2,607,115	750,553	(505,014)	15,339,760	32,789	15,372,549

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2015 – BRF S.A.

Consolidated FS / Statement of Value Added

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.15 to 09.30.15	Accumulated Previous Year 01.01.14 to 09.30.14
7.01	Revenues	25,816,534	23,465,670
7.01.01	Sales of Goods, Products and Services	25,523,388	23,022,556
7.01.02	Other Income	(354,056)	(273,976)
7.01.03	Revenue Related to Construction of Own Assets	975,359	713,800
7.01.04	(Provision) Reversal for Doubtful Accounts Reversal	(328,157)	3,290
7.02	Raw Material Acquired from Third Parties	(15,669,589)	(14,995,393)
7.02.01	Costs of Products and Goods Sold	(12,542,882)	(12,164,004)
7.02.02	Materials, Energy, Third Parties Services and Other	(3,105,523)	(2,849,943)
7.02.03	Recovery of Assets Values	(21,184)	18,554
7.03	Gross Added Value	10,146,945	8,470,277
7.04	Retentions	(972,838)	(873,900)
7.04.01	Depreciation, Amortization and Exhaustion	(972,838)	(873,900)
7.05	Net Added Value	9,174,107	7,596,377
7.06	Received from Third Parties	3,122,840	1,241,740
7.06.01	Equity Pick-Up	(109,653)	32,074
7.06.02	Financial Income	3,231,611	1,203,685
7.06.03	Other	882	5,981
7.07	Added Value to be Distributed	12,296,947	8,838,117
7.08	Distribution of Added Value	12,296,947	8,838,117
7.08.01	Payroll	3,528,534	2,940,653
7.08.01.01	Salaries	2,764,979	2,271,492
7.08.01.02	Benefits	602,288	522,524
7.08.01.03	Government Severance Indemnity Fund for Employees Guarantee Fund for Length of Service - FGTS	161,267	146,637
7.08.02	Taxes, Fees and Contributions	2,496,315	2,540,645
7.08.02.01	Federal	1,257,751	1,406,785
7.08.02.02	State	1,204,609	1,106,117
7.08.02.03	Municipal	33,955	27,743
7.08.03	Capital Remuneration from Third Parties	4,758,695	2,213,265
7.08.03.01	Interests	4,536,330	2,024,993
7.08.03.02	Rents	222,365	188,272
7.08.04	Interest on Own Capital	1,513,403	1,143,554
7.08.04.01	Interest on Shareholders' Equity	425,859	361,000
7.08.04.03	Retained Earnings	1,087,171	783,215
7.08.04.04	Non-Controlling Interest	373	(661)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Management Report / Comments on the Performance

Market Value

R$61.6 billion

US$15.5 billion

Prices

BRFS3 R$70.59

BRFS US$17.79

Shares

872.473.246 common shares

40.849.225 treasury shares

Base: 09.30.2015

Webcast

Date: 10.30.2015

09:00

Telephone:

Dial–in with connections in

Brazil: +55 11 31931001

or +55 11 28204001

Dial-in with connections in

the United States: +1 8887000802

www.brf-br.com/ri

IR Contacts:

Augusto Ribeiro Junior

CFO and IRO

Agnes Blanco Querido

IR Manager

+55 11 23225398

acoes@brf-br.com

BRF S.A.

Management Report on the Results in the Third Quarter of 2015

Financial Highlights

•      Net Operating Revenues of R$8.3 billion, 14.4% higher than in 3Q14.

•      Gross margin of 31.4% compared with 29.6% in 3Q14.

•      EBITDA of R$1.5 billion, 34.8% above 3Q14, and EBITDA margin of 18.4% compared with 15.6% in 3Q14 and 17.4% in 2Q15.

•      EBIT margin in Middle East and Africa (MEA) of 19.4%, mainly due to structural changes introduced in the region.

•      Net Income of R$877 million, 53.3% higher on an annual comparison and 140.7% higher on a quarterly comparison, with a net margin of 10.6%.

•      ROIC (Return on Invested Capital) of 13.9% (LTM) compared with 9.1% in 3Q14 and 13.3% in 2Q15.

Key Financial Indicators

Results - R$ Million	3Q15	3Q14	y/y	2Q15	q/q
Net Revenues	8,281	7,238	14.4%	7,913	4.7%
Gross Profit	2,601	2,145	21.3%	2,525	3.0%
Gross Margin (%)	31.4%	29.6%	1.8 p.p.	31.9%	(0.5) p.p.
EBIT	969	833	16.4%	1,058	(8.4%)
EBIT Margin (%)	11.7%	11.5%	0.2 p.p.	13.4%	(1.7) p.p.
EBITDA	1,522	1,130	34.8%	1,380	10.3%
EBITDA Margin (%)	18.4%	15.6%	2.8 p.p.	17.4%	0.9 p.p.
Net Income	877	572	53.3%	364	140.7%
Net Margin (%)	10.6%	7.9%	2.7 p.p.	4.6%	6.0 p.p.
Earnings per share[1]	1.05	0.66	60.5%	0.43	145.3%
[1] Consolidated Earnings per Share (in R$), excluding Treasury Shares.
The EBITDA in 3Q15 includes R$213 million from the operating gain in the sale of the dairy operations, as well as extraordinary expenses related to provision for doubtful accounts in foreign markets.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Management Report / Comments on the Performance

Dear Shareholders,

BRF´s international expansion intensified during the last quarter, helping drive the company´s results, maintaining a strong, sustainable growth rate. The plant in Abu Dhabi, an important element of this new phase, has been surpassing all the targets and consolidating the company´s presence and image in the Middle East.

The company´s strong cash position has allowed it to push ahead with its expansion project in emerging markets, most recently through the agreement signed with the Qatar National Import and Export Co. (QNIE) to acquire its frozen food distribution business, a move which increments BRF´s positon in the Gulf region. In September, the Company took another step forward, this time in Latin America, with the acquisition of leading brands in Argentina. This acquisition was in line with the company´s strategy of accessing local markets, strengthening BRF brands and expanding its portfolio of branded products worldwide.

The economic situation in Brazil is extremely challenging. We cannot ignore the turbulence inflicting the country, restricting credit and raising consumer´s cautiousness, along with the risk of a further increase in the already high tax burden. At the same time, this is a very important moment for BRF, with the return of Perdigão brand in important categories, establishing a new era for the domestic retail sector and fulfilling one of the Company´s dreams.

BRF will continue to invest in its go to market strategy, brand portfolio and its employees, which are the key means for the Company to continue to grow and establish itself as a leading innovator on the food market in Brazil and the world.

Abilio Diniz Chairman of the Board of Directors	Pedro Faria Global CEO

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Management Report / Comments on the Performance

3rd Quarter 2015 Results (3Q15)

Strategic Highlights

•      In September 2015, BRF announced the conclusion of the issue of Agribusiness Receivables Certificates (Certificados de Recebíveis do Agronegócio -“CRA”) from exports contracted with BRF Global GmbH in favor of Octante Securitizadora S.A. The public offer came to R$1 billion, the largest in the segment, and was given a brAAA rating by Standard & Poor´s. The “CRAs” will be remunerated at the equivalent of 96.9% of the DI Rate over a period of 9 months.

•      In September 2015, the Company announced to the market that, for the fourth consecutive year, it has been selected to be part of the Dow Jones Sustainability Index – Emerging Markets (“DJSI”). This is an index that assesses the sustainability performance of companies in the economic, environmental and social areas. It is a benchmark for investors which value companies with the best environmental practices.

•      In August 2015, the international risk classification agency Fitch Ratings (“Fitch”) announced that it was upgrading the global corporate scale rating and existing issues of BRF S.A. from “BBB-“ to “BBB”. Fitch also updated the national scale rating of BRF S.A. from “AA+ (bra)” to “AAA (bra)”.

Subsequent Events

•      In October 2015, BRF concluded the share buyback program of its own shares which had been announced in August 2015. During this period, it acquired fourteen million five hundred thousand common shares at an average price of R$69.80.

•      In October 2015, BRF S.A. signed a binding memorandum of understanding (“MOU”) with Qatar National Import and Export Co. (“QNIE”) to acquire part of QNIE´s frozen food distribution business in the state of Qatar, based on a total value of US$140.0 million. This move is in line with the company´s strategy to strengthen its presence in the Middle East.

•      Also in October 2015, the Company acquired from Molinos Río de la Plata the following brands in the frank, hamburger and margarine categories, all of which are present on the Argentinean retail market: Vieníssima, GoodMark, Manty, Delícia, Hamond, Tres Cruces and Wilson. The transaction came to approximately US$43.5 million and was in line with BRF´s strategy of making the Company globally active, accessing local markets, strengthening BRF brands and expanding its portfolio of products worldwide.

•      In October 2015, the international risk classification agency Moody´s announced that it was upgrading the global corporate scale rating and existing issues of BRF S.A. from Baa3 to Baa2. Moody´s maintained the stable outlook for the rating.

•      BRF announces at this date the approval of another Share Buyback Program wich will contemplate the acquisition of up to 15 million common shares, corresponding to 1.8% of the Company´s share capital, excluding treasury shares. The term of the Program will be up to 12 months  from October 30, 2015 (inclusive) until October 28, 2016.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Management Report / Comments on the Performance

Consolidated Result 3Q15

Slaughter and Production

Production	3Q15	3Q14	y/y	2Q15	q/q
Poultry Slaughter (Million Heads)	448	432	3.8%	421	6.5%
Hog Slaughter (Thousand Heads)	2,464	2,414	2.1%	2,287	7.8%
Cattle Slaughter (Thousand Heads)	37	42	(11.3%)	38	(1.5%)
Production (Thousand Tons)	1,112	1,114	(0.2%)	1,091	1.9%
Meats	991	989	0.2%	961	3.1%
Other Processed Products	121	125	(3.2%)	130	(6.9%)
Feed and Premix (Thousand Tons)	2,637	2,641	(0.2%)	2,622	0.6%

Poultry slaughtering activities in 3Q15 grew by 3.8% y/y and 6.5% q/q while hog slaughtering operations expanded by 2.1% y/y and 7.8% q/q. However, beef slaughtering activities dropped by 11.3% y/y, due to the sale of BRF´s beef slaughtering plants to Minerva in October 2014.

The volume of food production in 3Q15 was stable y/y, and 1.9% in higher than 2Q15, boosted by the higher volumes of meat produced.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Management Report / Comments on the Performance

Net Operating Revenues (NOR)

NOR - R$ Million	3Q15	3Q14	y/y	2Q15	q/q
Total	8,281	7,238	14.4%	7,913	4.7%

Consolidated NOR in 3Q15 amounted to R$8.3 billion, +14.4% y/y, driven by the average price in Reais, which was 18.4% higher, despite falling 3.4% in volumes in the same comparison.

A quarterly comparison shows an increase of 4.7% in the NOR, impacted by volumes which were 1.9% higher combined with the increase by 2.7% in average prices in Reais. The positive highlights in the quarter that contributed to this growth were the Middle East and Africa (“MEA”), Europe/Eurasia and LATAM regions.

Cost of Goods Sold (COGS)

COGS - R$ Million	3Q15	3Q14	y/y	2Q15	q/q
COGS	(5,680)	(5,093)	11.5%	(5,388)	5.4%
% of the NOR	(68.6%)	(70.4%)	1.8 p.p.	(68.1%)	(0.5) p.p.

Total COGS in 3Q15 amounted to R$5.7 billion, 11.5% higher on an annual comparison, mainly as a result of the impact of the exchange rate variation on the prices of grains and imported packaging and input components, freight as well as higher utility and energy costs. Grains, which are the Company´s main cost component, showed an increase in prices in reais of 6.0% for soybeans, 9.2% for the corn and 17.0% for the soybean meal on an annual comparison. Despite the effect of the higher dollar, the COGS represented 68.6% of the NOR compared with 70.4% in 3Q14, a fall of 1.8 p.p. on an annual comparison.

COGS rose by 5.4% over 2Q15, with corn showing a slight decline of 0.8%, whereas soybeans and soybean meal rose by 11.8% and 3.8%, respectively. As a percentage of NOR, COGS rose by 0.5 p.p..

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Management Report / Comments on the Performance

Gross Income

Gross Profit - R$ Million	3Q15	3Q14	y/y	2Q15	q/q
Gross Profit	2,601	2,145	21.3%	2,525	3.0%
Gross Margin (%)	31.4%	29.6%	1.8 p.p.	31.9%	(0.5) p.p.

Gross income amounted to R$2.6 billion in 3Q15 compared with R$2.1 billion in 3Q14, an increase of 21.3% in the period. Gross margin rose by 1.8 p.p., from 29.6% in 3Q14 to 31.4% in 3Q15, boosted mainly by the better average prices in Reais obtained in all regions, especially led by the MEA (+34.8% y/y), Europe/Eurasia (+24.0% y/y) and LATAM (+56.7% y/y).

Gross income was 3.0% higher than in 2Q15 despite a slight contraction of 0.5 p.p. in gross margin. This was brought about by the lower dilution of costs despite gains in volume (+2.0% q/q) and average prices in Reais (+2.7% q/q).

Operating Expenses

Operating Expenses - R$ Million	3Q15	3Q14	y/y	2Q15	q/q
Selling Expenses	(1,237)	(1,024)	20.9%	(1,154)	7.2%
% of the NOR	(14.9%)	(14.1%)	(0.8) p.p.	(14.6%)	(0.3) p.p.
General and Administrative Expenses	(143)	(96)	49.1%	(115)	24.9%
% of the NOR	(1.7%)	(1.3%)	(0.4) p.p.	(1.5%)	(0.2) p.p.
Operating Expenses	(1,381)	(1,120)	23.3%	(1,269)	8.8%
% of the NOR	(16.7%)	(15.5%)	(1.2) p.p.	(16.0%)	(0.7) p.p.

Operating expenses in 3Q15 were 23.3% higher than in the same period of the previous year. This was caused mainly by higher selling expenses (+20.9%), pushed upwards by more spending on wages, due to the collective wage agreement and the restructuring on the sales team in Brazil; higher investments in marketing and trade marketing in Brazil, MEA and LATAM regions, in line with the Company´s strategy of improving its positioning at the sales point and strengthening its brands; and higher expenses in storage, due to the stockpiling of commemorative items. There was also an increase of 49.1% in administrative expenses in relation to 3Q14, mostly due to the impact of exchange rate variations on personal expenses from the international operations.

In comparison with the previous quarter, there was an increase of 8.8% in operating expenses.

It is worth noting that the operating expenses line started to consolidate the expenses of Federal Foods (the distributor acquired in the Middle East in April 2014), Alyasra (a distributor in the Middle East which BRF has held an equity stake of 75% in since November 2014) and Invicta (which BRF acquired in May 2015).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Management Report / Comments on the Performance

Other Operating Results

Other Operating Results - R$ Million	3Q15	3Q14	y/y	2Q15	q/q
Other Operating Revenues	191	23	734.3%	30	534.6%
Other Operating Expenses	(400)	(225)	77.3%	(219)	82.3%
Other Operating Results	(209)	(202)	3.0%	(189)	10.3%
% of the NOR	(2.5%)	(2.8%)	0.3 p.p.	(2.4%)	(0.1) p.p.

*Includes extraordinary expenses related to provision for doubtful accounts in foreign markets. Refer to Explanatory Note 30 of the Quarterly Financial Statement of 09.30.2015.

The Company registered a negative result of R$209 million for Operating Results in 3Q15, 3.0% higher than in 3Q14. This includes R$44 million in non-recurring expenses, of which R$23 million refers to restructuring costs. Excluding the impact of the non-recurring expenses, the Other Operating Results line amounted to a negative R$164 million.

Operating Result (EBIT)

EBIT	R$ Million					EBIT Margin
	3Q15	3Q14	y/y	2Q15	q/q	3Q15	3Q14	y/y	2Q15	q/q
Total	969	833	16.4%	1,058	(8.4%)	11.7%	11.5%	0.2 p.p.	13.4%	(1.7) p.p.

The consolidated EBIT in 3Q15 came to R$969 million, 16.4% higher than the same period of the previous year. This was mainly due to higher gross income which more than offset the increase in operating expenses and the impact of equity income result, which declined from R$10 million in 3Q14 to a negative R$43 million in 3Q15, mainly because of Minerva´s results. EBIT margin was 0.2 p.p. higher on an annual comparison and came to 11.7%.

A quarterly comparison shows that consolidated EBIT was 8.4% lower and EBIT margin declined by 1.7 p.p.

Net Financial Results

R$ Million	3Q15	3Q14	y/y	2Q15	q/q
Financial Income	1,700	616	176.2%	(345)	592.4%
Financial Expenses	(2,225)	(815)	172.9%	(311)	(614.7%)
Net Financial Result	(525)	(200)	162.7%	(657)	(20.1%)

In 3Q15, BRF registered a negative result in the net financial line amounting to R$525 million. This compared with a negative R$200 million in the same period of the previous year (162.7% higher y/y), mainly due to the exchange rate variation on gross loans and financing.

It is worth mentioning that on July 1, 2015 BRF concluded the sale of its dairy division to Lactalis, and so, in the 3T15 the company didn´t register a currency variation gain on the exposure for the Dairy´s operation sales Agreement.

During the quarter, the Company´s currency exposure impacting results went from US$92 million “short” in 2Q15 to US$65 million “short” in 3Q15.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Management Report / Comments on the Performance

Net Income

Net Income - R$ Million	3Q15	3Q14	y/y	2Q15	q/q
Net Income	877	572	53.3%	364	140.7%
Net Margin (%)	10.6%	7.9%	2.7 p.p.	4.6%	6.0 p.p.

The Net Income in 3Q15 includes R$190 million related to the operating gain from the sale of the dairy operations.

The Company´s total net income was R$877 million in 3Q15, an increase of 53.3% y/y, positively impacted by the Income tax and Social contribution, according to Explanatory Note 13.3 of the Quarterly Financial Statements of 09.30.2015.  The net margin in the 3Q15 was 10.6%, 2.7 p.p. higher in relation to the 3Q14. A quarterly comparison shows that net income increased by 140.7% while the net margin was up 6.0 p.p.

As already mentioned, in July 2015, BRF announced that concluded the sale of its dairy division to Lactalis. The transaction amounted to approximately R$2.1 billion which was received on July 1, 2015. The sale positively impacted Net Income in 3Q15 by R$190 million.

EBITDA

EBITDA - R$ Million	3Q15	3Q14	y/y	2Q15	q/q
Net Income	877	572	53.3%	364	140.7%
Income Tax and Social Contribution	(212)	65	(424.1%)	29	(839.0%)
Net Financial	525	200	162.7%	657	(20.1%)
Depreciation and Amortization	332	292	13.8%	330	0.7%
EBITDA	1,522	1,130	34.8%	1,380	10.3%
EBITDA Margin (%)	18.4%	15.6%	2.8 p.p.	17.4%	0.9 p.p.

Includes R$213 million in the EBITDA and R$190 million in the Net Income of the 3Q15 from the operating gain in the sale of the dairy operations. For more details, refer to Explanatory Note 12.1.2 of the Quarterly Financial Statements of 09.30.2015.

* The EBITDA in 3Q15 includes R$213 million from the operating gain in the sale of the dairy operations.

The Company´s consolidated EBITDA amounted to R$1.5 billion in 3Q15, an increase of 34.8% y/y, and an EBITDA margin of 18.4%, (+2.8 p.p. y/y), positively impacted by a stronger operating result, particularly on the international markets. A quarterly comparison shows that EBITDA expanded by 10.3%, gaining of 0.9 p.p. in margin.

EBITDA also includes extraordinary expenses related to provision for doubtful accounts in foreign markets.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Management Report / Comments on the Performance

Performance by Region

Net Operating Revenues (NOR)

Brazil
3,802
3,958
3,946
3Q14
2Q15
3Q15
Europe
731
846
1,124
3Q14
2Q15
3Q15
MEA
1,491
1,752
1,882
3Q14
2Q15
3Q15
Asia
827
899
764
3Q14
2Q15
3Q15
LATAM
387
457
565
3Q14
2Q15
3Q15

EBIT

Brazil
410
389
226
3Q14
2Q15
3Q15
Europe
138
119
192
3Q14
2Q15
3Q15
MEA
103
321
365
3Q14
2Q15
3Q15
Asia
169
223
146
3Q14
2Q15
3Q15
LATAM
14
6
41
3Q14
2Q15
3Q15

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Management Report / Comments on the Performance

Brazil

Brazil	R$ Million					Thousand Tons					Average Price - R$
	3Q15	3Q14	y/y	2Q15	q/q	3Q15	3Q14	y/y	2Q15	q/q	3Q15	3Q14	y/y	2Q15	q/q
In Natura	743	789	(5.8%)	737	0.8%	122	127	(3.9%)	123	(0.9%)	6.07	6.20	(2.0%)	5.97	1.8%
Poultry	570	527	8.0%	538	5.9%	98	94	4.1%	96	1.9%	5.82	5.61	3.7%	5.60	3.9%
Pork	171	194	(12.1%)	191	(10.6%)	24	27	(11.1%)	27	(9.8%)	7.00	7.07	(1.1%)	7.06	(0.9%)
Beef	3	67	(96.1%)	8	(65.9%)	0	6	(98.7%)	0	(79.9%)	34.01	11.61	193.0%	20.05	69.6%
Others	0	0	369.8%	1	(75.2%)	0	0	901.8%	0	(65.9%)	11.09	23.65	(53.1%)	15.27	(27.4%)
Processed Foods	2,992	2,775	7.8%	3,046	(1.8%)	425	412	3.0%	422	0.6%	7.04	6.73	4.7%	7.21	(2.4%)
Others Sales	211	239	(11.5%)	176	20.2%	53	71	(26.2%)	36	46.1%	4.01	3.34	20.0%	4.87	(17.7%)
Total without Other Sales	3,735	3,563	4.8%	3,783	(1.3%)	547	540	1.4%	546	0.3%	6.83	6.60	3.4%	6.93	(1.5%)
Total	3,946	3,802	3.8%	3,958	(0.3%)	600	611	(1.8%)	582	3.1%	6.58	6.22	5.7%	6.80	(3.3%)

EBIT	R$ Million					EBIT Margin
	3Q15	3Q14	y/y	2Q15	q/q	3Q15	3Q14	y/y	2Q15	q/q
Brazil	226	410	(44.9%)	389	(41.9%)	5.7%	10.8%	(5.1) p.p.	9.8%	(4.1) p.p.

We ended the third quarter of 2015 with an even more challenging situation in Brazil. The increase in interest rates, inflation and unemployment has had a negative effect on the business environment and, in turn, has also caused a slowdown in consumption, with stronger pressure on volumes and prices in this quarter.

The volume of products sold in Brazil amounted to 600 million tons, 1.8% lower y/y, due to a decline of 26.2% in other sales (animal feed, breeding animals and by-products). The volume of processed products increased by 3.0% over 3Q14. There was an increase of 3.1% in the total volume in Brazil over 2Q15, boosted by higher 46.1% volume of other sales, up 46.1%, and a slight increase of 0.6% in processed products. If we exclude the other sales line, volume rose by 1.4% y/y and was stable on a quarterly comparison.

NOR in Brazil was R$3.9 billion, 3.8% higher on an annual comparison, particularly as a result of higher processed foods revenues, up 7.8% and fresh poultry, up 8.0%. A quarterly comparison shows NOR stable, considering that the decrease in revenues from processed products (-1.8%) was offset by higher in revenues from fresh poultry sales (+5.9%) and other sales line (+20.2%). If we exclude the effect of other sales, NOR increased 4.8% y/y and declined 1.3% q/q.

EBIT in Brazil was R$226 million, 44.9% lower on an annual comparison and 41.9% on a quarterly comparison. Resulting in a contraction of 5.1 p.p. in EBIT margin in the annual comparison and 4.1 p.p. in the quarterly comparison. This was mainly due to higher costs, as a result of the impact of the exchange rate, which impacted gross margin, and higher operating expenses, impacted by higher investments in marketing, trade marketing and the go to market strategy.  Additionally, results in Brazil were also adversely affected by other operating results, as previously explained, as well as the equity income from Minerva, in which BRF has an equity stake of 15.1%.

Faced with this more challenging economic situation, the implementation of initiatives stressing operating excellence, particularly in managing costs and the commercial area, that will leverage growth in the market, remain priority issues for BRF as it aims for the recovery of the operating margin in Brazil. The Company remains confident about its strategy and ability to resume growth in Brazil through greater internal efforts to reduce the cost to serve, a stronger commercial structure that is regionally focused and with better execution, as well as strengthening BRF´s leadership by repositioning the main brands.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Management Report / Comments on the Performance

➢  Level of service and cost to serve

The Company presses on with its strategy to review its logistics processes and introduce initiatives that will increase its level of service, in order to improve the relationship with its clients. As a result, since the beginning of the year, BRF Brazil has improved its level of service by more than 15 percentage points (measured by the OTIF – “on time in full”).

Furthermore, the Company started a project aiming to reduce the cost of servicing clients through better processes, operating synergy gains and less idle capacity. The Company has already started seeing the results of this initiative having reduced the cost to serve by approximately 1.5% in the first nine months of the year. Looking ahead, we see that we have room to continue capturing improvements in the cost of service with the redesign of the logistics network and constantly increasing its efficiency.

➢  Commercial Team

Following the reorganization of the commercial structure into regional management areas, the Company presented good results in its main sales indicators. During the first nine months of this year, BRF registered an increase of 9% in the number of clients attended in relation to 2014. Moreover, the execution at the sales point has been developed, with better prices adherence, marketing materials, rupture reduction, and increase in the number of SKUs per sales points. Finally, an expressive increase in the level of adherence to the visits plan has been noted, mainly due to the adjustments in the geolocation technology of the sales points, favoring the routing and the delivery grid logistics.

Another point worth highlighting is the initiative to implement refrigeration equipment into the points of sale with the BRF brand, which not only promotes the brand but also boosts the sales of our products and strengthens the relationship with the clients through the expansion of chilled areas in the stores. The adherence of the sales points to this initiative was very positive, bearing in mind that the number of freezers dealt with so far was above expectations.

For 2016, the new Go-to-Market Project, that began in 2014 and continues to gain strength and new upgrades in 2015, will make the team productivity even more efficient, favoring adjustments in the routes, balancing the sales personnel visits and obtaining logistical gains, not only for the supermarket but also for the traditional retail channel.

➢  Return of Perdigão

The third quarter of this year represents a landmark moment for BRF, with the return of important categories under the Perdigão brand after the end of the restriction period demanded by Brazil´s anti-trust agency, the CADE. These categories include ham, cooked ham; smoked and cured sausage; and pork festive line (commemorative products), such as, pork loin, pork shoulder and glazed pork.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Management Report / Comments on the Performance

With the return of Perdigão, BRF will have a complete portfolio of brands that will allow it to strengthen and differentiate the strategy of the positioning of its main brands, Sadia and Perdigão.

In this context, Sadia is gaining ground to open a more premium segment on the processed food market, backed by a superior quality and attributes of innovation and modernism. The latest brand campaign carried out in the media is an example of this repositioning as it brings the relaunch under the Sadia brand of the gourmet hams that include Royale, Parma and Cooked. Although Sadia is the great representative of BRF´s innovation and superior positioning, it remains a mainstream brand available to all consumers.

On the other hand, Perdigão will focus on the access categories of the proteins universe. It will use the attributes of a “family” brand that “pleases everyone” and the possibility of offering a smart choice to the consumer who is looking for the BRF standard of quality at a more accessible price.

Sales by Channel – Brazil

(% of Net Operating Revenues - NOR)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Management Report / Comments on the Performance

Middle East/Africa (MEA)

MEA	R$ Million					Thousand Tons					Average Price - R$
	3Q15	3Q14	y/y	2Q15	q/q	3Q15	3Q14	y/y	2Q15	q/q	3Q15	3Q14	y/y	2Q15	q/q
In Natura	1,753	1,331	31.8%	1,634	7.3%	254	260	(2.4%)	252	0.9%	6.90	5.11	35.0%	6.49	6.3%
Poultry	1,711	1,275	34.2%	1,597	7.2%	247	250	(1.2%)	245	0.8%	6.92	5.09	35.9%	6.51	6.3%
Pork	32	43	(25.4%)	29	11.9%	6	9	(31.4%)	6	5.9%	5.29	4.87	8.6%	5.01	5.6%
Beef	0	7	(93.9%)	1	(39.4%)	0	1	(89.5%)	0	2.0%	5.57	9.50	(41.4%)	9.37	(40.5%)
Others	9	5	80.9%	8	20.6%	1	0	52.2%	0	17.0%	16.31	13.72	18.9%	15.82	3.1%
Processed Foods	128	161	(20.0%)	118	9.3%	20	33	(38.1%)	19	5.2%	6.32	4.89	29.2%	6.09	3.9%
Total	1,882	1,491	26.2%	1,752	7.4%	274	293	(6.4%)	271	1.3%	6.86	5.09	34.8%	6.47	6.1%

EBIT	R$ Million					EBIT Margin
	3Q15	3Q14	y/y	2Q15	q/q	3Q15	3Q14	y/y	2Q15	q/q
MEA	365	103	255.5%	321	13.8%	19.4%	6.9%	12.5 p.p.	18.3%	1.1 p.p.

NOR in the MEA region was R$1.9 billion in 3Q15, 26.2% above the 3Q14 result, boosted by the increase of 34.8% in average prices in Reais (-13.5% in dollar terms) despite lower volumes (-6.4% y/y), impacted mainly by a reduction in Angola (Africa).

A quarterly comparison shows NOR increasing 7.4% as a result of an increase of 6.1% in average prices in Reais (-8.1% in dollar terms). There was a slight increase of 1.3% in volumes, with a positive contribution from Africa which showed improvement in volumes in the quarterly comparison.

EBIT from the MEA region in 3Q15 showed an impressive growth of 255.5% on an annual comparison, totaling R$365 million. The EBIT margin also showed a strong increase, of 12.5 p.p. y/y, to 19.4%, benefiting from higher revenues in the period. This more than offset higher expenses related to marketing, trade marketing and sales in the Middle East which help to strengthen our brands´ presence in the region. The EBIT in the region also increase in relation to 2Q15 up 1.1 p.p. in margin.

➢  Middle East

BRF registered stable volumes in the region during the period (-1.0% y/y and -0.1% q/q) and significant increase in average prices in Reais up 35.6% on an annual comparison and 6.4% on a quarterly comparison. The Company´s strategy of acquiring distributors in the region allowed BRF to advance in the value chain and introduce products with higher added value, resulting in better prices and greater control over the retail side. It was against this backdrop that the Company signed a binding memorandum of understanding to acquire part of the frozen food distribution business from the Qatar National Import and Export Co. in the State of Qatar. This allows BRF to control a large part of its distribution network throughout the Gulf region, further strengthening its presence.

➢  Africa

Africa is experiencing a shortage of dollars due to the imbalance in its trade balance resulting from the fall in oil prices, limiting its ability to import a variety of products, including animal protein. Consequently, volumes in the region fell by 28.5% on an annual comparison despite the increase of 18.5% in the average price in Reais in the same comparison. On a quarterly comparison, volumes recovered by 9.7%, with average prices in Reais 7.7% higher, highlighting the local BRF team´s ability to cope with the situation and also increase volumes in the subsequent quarters.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Management Report / Comments on the Performance

Asia

Asia	R$ Million					Thousand Tons					Average Price - R$
	3Q15	3Q14	y/y	2Q15	q/q	3Q15	3Q14	y/y	2Q15	q/q	3Q15	3Q14	y/y	2Q15	q/q
In Natura	748	807	(7.3%)	877	(14.7%)	106	130	(18.6%)	123	(13.9%)	7.05	6.19	13.9%	7.11	(0.9%)
Poultry	666	689	(3.3%)	798	(16.5%)	96	115	(16.3%)	114	(15.6%)	6.93	6.00	15.5%	7.00	(1.0%)
Pork	76	111	(31.0%)	72	5.4%	10	15	(35.3%)	9	9.2%	7.97	7.48	6.6%	8.26	(3.5%)
Beef	6	8	(21.6%)	7	(13.2%)	0	1	(39.9%)	1	(27.0%)	13.04	10.00	30.5%	10.98	18.8%
Processed Foods	16	20	(17.3%)	22	(24.3%)	2	3	(20.0%)	3	(16.0%)	7.51	7.26	3.5%	8.33	(9.8%)
Total	764	827	(7.5%)	899	(14.9%)	108	133	(18.6%)	126	(14.0%)	7.06	6.21	13.6%	7.14	(1.1%)

EBIT	R$ Million					EBIT Margin
	3Q15	3Q14	y/y	2Q15	q/q	3Q15	3Q14	y/y	2Q15	q/q
Asia	146	169	(13.7%)	223	(34.8%)	19.1%	20.4%	(1.4) p.p.	24.9%	(5.8) p.p.

NOR in Asia amounted to R$764 million in 3Q15, equivalent to a fall of 7.5% on an annual comparison. This decline was mainly due to lower volumes which decreased by 18.6% y/y, impacted by isolated factors related to market access; this overcame the increase of 13.6% y/y in average prices in Reais (-27.1% in dollar terms) 1. A quarterly comparison shows NOR decreased by 14.9% influenced by a decrease of 14.0% in volumes and slight reduction of 1.1% in average prices in Reais (-14.4% in dollar terms).

EBIT from Asian operations amounted to R$146 million in 3Q15, a decline of 13.7% on an annual comparison. This led the EBIT margin to contract by 1.4 p.p., dipping from 20.4% in 3Q14 to 19.1% in 3Q15. EBIT margin decreased by 5.8 p.p. over 2Q15.

➢  Japan and South Korea

The Company experienced a decline in volumes in Japan, the most representative market in Asia, and also in South Korea. These were down on an annual (-5.4%) and quarterly comparisons (-10.9%), due to isolated export issues related to market access. Average prices in Reais were higher (+9.3% y/y and +2.3% q/q), thanks to BRF´s strategy of improving its positioning on the Japanese market, strengthening its proximity to the markets and increased focus on improving the level of service.

➢  China and Hong Kong

China and Hong Kong jointly presented a fall in volumes both on an annual comparison (-36.0%), influenced by lower volumes in Hong Kong as a result of higher stocks in the region, as well as on a quarterly comparison (-22.1%). Despite lower volumes, average prices in this region rose by 14.6% in Reais terms on an annual comparison, driven by China, but showed a decline of 9.0% q/q, mainly as a result of lower prices in Hong Kong.

➢  Singapore and Southeast Asia

In Singapore and Southeast Asia, strategic markets for the Company, there was a reduction in volumes in both comparisons (-14.3% y/y and -5.9% q/q), despite the rise in average prices in Reais of 17.5% y/y and 1.2% q/q.

1 Note some of the sales in Asia region are in local currency.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Management Report / Comments on the Performance

BRF has being increasing its representativeness in the Southeast Asian market since the beginning of this year, particularly in Singapore through BRF SATS (JV with SFI). It has also been moving to new markets, such as the Maldives, Timor and New Caledonia.

Europe/Eurasia

Europe/Eurasia	R$ Million					Thousand Tons					Average Price - R$
	3Q15	3Q14	y/y	2Q15	q/q	3Q15	3Q14	y/y	2Q15	q/q	3Q15	3Q14	y/y	2Q15	q/q
In Natura	607	299	103.1%	398	52.6%	57	33	70.7%	44	30.3%	10.71	9.00	19.0%	9.14	17.2%
Poultry	313	131	140.0%	177	77.1%	29	21	37.7%	23	27.7%	10.80	6.20	74.3%	7.79	38.7%
Pork	253	132	92.2%	186	36.2%	26	11	144.9%	19	35.0%	9.65	12.29	(21.5%)	9.56	0.9%
Beef	41	37	11.0%	35	16.2%	1	1	1.4%	1	6.0%	28.01	25.61	9.4%	25.54	9.7%
Processed Foods	516	433	19.4%	449	15.1%	44	48	(8.6%)	45	(2.6%)	11.85	9.07	30.7%	10.03	18.2%
Total	1,124	731	53.6%	846	32.8%	100	81	23.9%	88	13.6%	11.21	9.04	24.0%	9.59	16.9%

EBIT	R$ Million					EBIT Margin
	3Q15	3Q14	y/y	2Q15	q/q	3Q15	3Q14	y/y	2Q15	q/q
Europe/Eurasia	192	138	39.3%	119	61.6%	17.1%	18.8%	(1.7) p.p.	14.0%	3.0 p.p.

NOR from the Europe/Eurasia region amounted to R$1.1 billion in 3Q15, an increase of 53.6% on an annual comparison. This was due to higher volumes (+23.9%), driven by Russia, combined with higher average prices in Reais up 24.0% on an annual comparison (-20.5% in dollar terms) 2.

A quarterly comparison shows that NOR for the region grew by 32.8% due to an increase of 13.6% in volumes and average prices in Reais that were 16.9% higher than in 2Q15 (+1.2% in dollar terms). The volumes rose in Europe as well as in the Eurasia markets.

EBIT for this region was R$192 million in 3Q15, an increase of 39.3% on an annual comparison and 61.6% on a quarterly comparison. The EBIT margin shrank by 1.7 p.p. on an annual comparison, due to lower average prices in Reais in Russia, as previously mentioned. However, the quarterly comparison shows that margin improved by 3.0 p.p., due to a combination of higher prices in Reais, larger volumes and greater dilution of operating expenses.

➢  Europe

Volumes in Europe grew by 3.8% y/y and 10.8% q/q, while average prices in Reais also increased during the quarter by 39.5% y/y and 21.1% q/q. The Company is further enhancing its presence in this market through customization of its products, adding more value to its portfolio and segmenting its clients base to prioritize those that are more profitable as well as increase the presence in the Food Services.

The presence on the European market also allows access to a number of markets that are already developed in terms of protein consumption and are, therefore, essential in accompanying the main trends on the food market and an important center of innovation.

2 Note some of the sales in Europe region are in local currency.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Management Report / Comments on the Performance

Eurasia

There was a sharp increase of 129.5% in volumes in Eurasia on an annual comparison, due to previously explained reason, despite average prices in Reais decreasing by 17.8% on the same comparison base. There was a rise in volumes (+21.0%) over 2Q15 and average prices in Reais (+6.3%).

The most representative country within Eurasia is Russia, where BRF has a strong presence, particularly in the pork market. The Russian market was affected in 2014 by the ban on poultry and pork from the US and Europe which contributed to the increase in average prices in 3Q14.

However, the economic recovery seen in Russia since 2Q15 has allowed the Company to resume its sales there, resulting in the increase in volumes and prices seen in this region on a quarterly comparison.

Latin America (LATAM)

LATAM	R$ Million					Thousand Tons					Average Price - R$
	3Q15	3Q14	y/y	2Q15	q/q	3Q15	3Q14	y/y	2Q15	q/q	3Q15	3Q14	y/y	2Q15	q/q
In Natura	221	176	26.2%	163	36.0%	26	32	(18.6%)	23	12.4%	8.46	5.46	55.0%	6.99	21.0%
Poultry	140	115	21.5%	97	44.5%	20	24	(16.9%)	17	17.7%	6.96	4.76	46.2%	5.67	22.7%
Pork	6	8	(31.5%)	10	(47.1%)	1	2	(50.6%)	1	(44.8%)	6.96	5.02	38.6%	7.26	(4.2%)
Beef	65	46	40.0%	46	39.1%	4	5	(24.3%)	4	10.2%	16.33	8.83	84.9%	12.94	26.2%
Others	11	6	85.5%	9	25.7%	1	1	16.2%	1	11.4%	8.72	5.46	59.6%	7.73	12.8%
Processed Foods	332	197	68.3%	281	18.0%	32	31	5.7%	29	10.5%	10.25	6.43	59.3%	9.59	6.8%
Others Sales	12	14	(17.7%)	13	(14.6%)	0	0	-	0	(100.0%)	-	-	-	189.91	-
Total without Other Sales	553	373	48.5%	444	24.6%	59	63	(6.8%)	53	11.3%	9.45	5.93	59.3%	8.44	12.0%
Total	565	387	46.1%	457	23.5%	59	63	(6.8%)	53	11.2%	9.65	6.16	56.7%	8.68	11.1%

EBIT	R$ Million					EBIT Margin
	3Q15	3Q14	y/y	2Q15	q/q	3Q15	3Q14	y/y	2Q15	q/q
LATAM	41	14	197.2%	6	584.8%	7.2%	3.6%	3.7 p.p.	1.3%	5.9 p.p.

Volumes in the LATAM region showed a decrease of 6.8% on an annual comparison, mainly due to the lack of volumes shipped to Venezuela. Despite this, NOR was up by 46.1%, amounting to R$565 million, driven by higher average prices in Reais up 56.7% higher (+0.5% in dollar terms). This more than offset the reduction in volumes on the same comparison.

When we exclude Venezuela, NOR from the LATAM region expanded by 73.3% and the volumes were 12.4% higher on an annual comparison.

The NOR showed an increase of 23.5% over 2Q15, boosted by an increase of 11.2% in volumes combined with average prices in Reais that were 11.1% higher (-3.8% in dollar terms).

The operating result from LATAM showed a sharp increase of 197.2% on an annual comparison and 584.8% on a quarterly comparison. EBIT margin was 7.2%, an impressive increase of 3.7 p.p. over 3Q14 and 5.9 p.p. over 2Q15. This was due to the expansion of the gross margin combined with a greater dilution of expenses.

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➢  Southern Cone

The Southern Cone showed a growth in volumes on an annual comparison (+6.1%) as well as quarterly comparison (+11.2%). Argentina, which is the most representative market in the Southern Cone region, registered an increase in volumes on a quarterly comparison after the ending of strikes that occurred in two of the Company´s plants during the second quarter. Chile, a market in which the Company has been increasing its presence over the last few months, also made a positive contribution to greater volumes. The average prices in Reais in the Southern Cone were up by 61.9% y/y and 11.3% q/q, mainly due to the ability to pass on prices in Argentina, as well as higher prices in Chile.

In October 2015, the Company announced the acquisition of seven brands on the Argentinean retail market (Vieníssima, GoodMark, Manty, Delícia, Hamond, TresCruces and Wilson) in the Sausage, Hamburger and Margarine categories. This transaction is in line with the Company´s strategy of gaining presence, adding value to its portfolio and strengthening its brand in the categories that BRF regards as focal points in this market.

➢  Americas

In the Americas, BRF registered a significant fall in volumes on an annual comparison (-39.6%), impacted by the absence of shipments to Venezuela, as already mentioned. Excluding the impact of Venezuela from the analysis, the Company showed a significant increase in volumes on an annual comparison. The quarterly comparison shows that the volumes expanded by 11.1%, with an increase in volumes to Canada, Cuba and the Caribbean countries. Average prices in Reais for the Americas region grew 10.4% on an annual comparison and 9.2% on a quarterly comparison. These figures were positively impacted by a favorable exchange rate.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Management Report / Comments on the Performance

Debt

R$ Million	09.30.2015			12.31.2014	∆ %
	Current	Non-Current	Total	Total
Debt
Local Currency	(1,857)	(2,287)	(4,144)	(3,993)	3.8%
Foreign Currency	(1,349)	(10,482)	(11,831)	(7,854)	50.6%
Gross Debt	(3,206)	(12,769)	(15,975)	(11,847)	34.8%
Cash Investments
Local Currency	1,424	527	1,951	2,220	(12.2%)
Foreign Currency	7,075	0	7,075	4,594	54.0%
Total Cash Investments	8,498	527	9,025	6,815	32.4%
Net Debt	5,293	(12,242)	(6,949)	(5,032)	38.1%
Exchange Rate Exposure - US$ Million	-	-	(84)	567	(114.7%)

The Total Gross Debt, as shown above, amounting to R$15,975 million, accounts for the total financial debt, plus other financial liabilities, in the amount of R$1.052 million, as stated in Explanatory Note 20 of the Quarterly Financial Statement of 09.30.2015.

The Company´s net debt was R$6.9 billion in 3Q15, 16.8% higher than the amount registered on 30.06.15, resulting in a Net Debt/EBITDA ratio (last 12 months) of 1.24x compared with 1.26x in 1Q15 and 1.12x in 2Q15. BRF had a strong operating result in the period. However, net debt was negatively impacted by the exchange rate variation in the gross debt, as well as by the share buyback program.

Rating

The company has BBB investment grade rating from Standard & Poor’s, BBB from Fitch Ratings and Baa2 from Moody’s, with a stable outlook from Standard & Poor´s and Moody´s and negative outlook from Fitch.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Management Report / Comments on the Performance

Investments (CAPEX)

Investments carried out in the quarter amounted to R$633 million, an increase of 23.7% y/y and a slight decline of 1.9% q/q. Of this amount, R$406 million was deployed in efficiency, growth and support measures, R$147 million in biological assets and R$80 million for other investments and leasing transactions.

The following projects are worth highlighting for the quarter:

•         Operational Footprint: optimizing production among the plants in order to reduce the cost to serve of each product. The optimization process takes into account aspects covering the cost of production, logistics, taxation and better production allocation. The review is also currently exploring ways of improving the Company´s mix of products and increasing investments for higher added value products in line with the Company´s strategy. The reassessment of the footprint also brings greater flexibility and agility to the productive process.

•         Automation: the aim is to bring a financial return and help increase the Company´s ROIC as well as reduce the turnover at the plants and handle any problems concerning employees´ ergonomics.

The two above-mentioned projects will continue to be the focus points and highlights of the Company´s CAPEX in the coming two years.

Financial Cycle

Financial Cycle

(Acc. Receivable + Inventories – Acc. Payable)/NOR

*Does not include the results of the dairy operations, the sale of which was concluded on July 1, 2015.

The financial cycle ended the 3Q15 at 38.8 days compared with 41.1 days at the end of 3Q14. This represents an improvement of 2.3 days on an annual comparison and was achieved mainly by the ongoing increase in the turnover of the accounts payable, resulting from the projects that were implemented in 2014 and 2015. This more than offset the higher inventories in transit since the acquisition of the distributors in the Middle East.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Management Report / Comments on the Performance

The financial cycle deteriorated over 2Q15, with an increase of 4.4 days mainly due to inventories which are seasonally affected by the rebuilding of grain stocks along with an increase in inventories of finished products in Brazil (commemorative items). This increase offset the positive variations obtained in the accounts payable line in the same comparison.

In percentage terms, the financial cycle was 10.8% of the NOR. This was in line with the amount registered in 3Q14 and slightly higher than the percentage in 2Q15 (9.5%) due to the reasons already mentioned.

Free Cash Flow

Simplified free cash flow (FCF = EBITDA – Variation in the Financial Cycle – CAPEX) totaled R$3.8 billion in accumulated terms over the last 12 months and was in line with the accumulated performance of the previous period. The operating improvement registered in the quarter was partly offset by the seasonal increase in the financial cycle for the reasons already explained.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Management Report / Comments on the Performance

Stock Market

The Company had a market capitalization of R$61.6 billion at the end of the quarter.

Performance of shares at BM&F Bovespa (9M15)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Management Report / Comments on the Performance

Performance of ADRs at NYSE (9M15)

Diffused Control

Base: 09.30.2015

Number of shares: 872,473,246 (common)

Capital Stock: R$12.5 billion

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Management Report / Comments on the Performance

Social Balance Sheet and Human Capital

BRF is continuing to capture synergies and operating efficiencies. The Company operates with a strategic geographical positioning and has 35 plants in Brazil, 7 industrial units in Argentina, 2 in Europe (England and Holland) and 1 in the United Arab Emirates (Abu Dhabi), 20 distribution centers in Brazil and 17 abroad, 23 offices on the international market along with Transit Shift Points (TSPs), poultry farms and sales associates. The Company currently has a workforce of over 96,000 employees throughout the world who are focused on the continuous improvement of quality indicators, the level of service and carrying out their work.

The movement to transform the Company, in synergy with the Viva BRF program, continues to show appreciation for human capital and is implementing programs to develop BRF´s current and future leaders. A program called I am a BRF Leader (Eu Sou Líder BRF) was created this quarter in which the entire leadership was invited to become involved in the transformation movement. We are also continuing with our programs to develop future leaders, to make BRF more attractive to young professionals on the market, through programs that accelerate the career path and provide great opportunities for growth, such as that carried out with young leaders in the Commercial area in Brazil and the “Youngers Impact” program (Jovens de Impacto).

Health, Safety and Environmental Management

The Health, Safety and Environmental Management supervision (HSE) continues to focus on reducing accidents at work and has been consolidating its performance every year. In 3Q15, there was a frequency rate of accidents with lost time of 1.62, an improvement over the rate of 1.69 registered in 2Q15. The Company´s challenge is to reach 1.30 as a maximum admissible figure for 2015. Meanwhile, the severity rate of accidents with lost time was 56% lower than in 2014.

Stock Options Plan

The Company currently has 8,727,904 stock options granted to 191 executives, with a maximum exercise period of five years, as established in the Regulations of the Stock Option Plan approved on 03.31.10 and amended on 04.24.2012, 04.09.2013, 04.03.2014 and 04.08.2015, at the Annual Ordinary and Extraordinary Shareholders´ Meetings. These involve the CEO, vice-presidents, directors and other BRF executives.

Relationship with the independent auditors

The Company announces that, under the Brazilian Securities and Exchange Commission (CVM) Instruction Nº 381 of January 14, 2003, its policy of contracting services not related to the external audit is based on principles that preserve the independence of the auditor.

Within the terms of the CVM Instruction 381/03, during the period of nine months ending on September 30, 2015 Ernst & Young Auditores Independentes S.S. was hired to undertake services not related to the external audit (net assets evaluation report and comfort letter for the issue of Senior Notes). This project represented approximately 26% of the value of the consolidated fees related to the external auditor for BRF and its subsidiaries. The Ernst & Young Auditores Independentes S.S. informed us that the provision of such services did not affect its independence and objectiveness, under the description and scope of the procedures executed.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Management Report / Comments on the Performance

Within the terms of the CVM Instruction 480/09, the management declares that, at a meeting held on 29.10.2015, it discussed, reviewed and agreed with the information expressed in the review of the independent auditors´ report on the financial information related to 3Q15.

Disclaimer

The statements in this report related to the Company's business perspective, projections and results, and its growth potential are mere forecasts and have been based on the management's expectations of the Company's future. These expectations are highly dependent on market changes and the overall economic performance of the country, the sector and international markets; they are, therefore, subject to changes.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Management Report / Comments on the Performance

BRF S.A. Consolidated

Financial Statement Condensed - R$ Million	3Q15	3Q14	y/y	2Q15	q/q

Net Operating Revenues	8,281	7,238	14.4%	7,913	4.7%

Cost of Sales	(5,680)	(5,093)	11.5%	(5,388)	5.4%
% of the NOR	(68.6%)	(70.4%)	1.8 p.p.	(68.1%)	(0.5) p.p.

Gross Profit	2,601	2,145	21.3%	2,525	3.0%
% of the NOR	31.4%	29.6%	1.8 p.p.	31.9%	(0.5) p.p.

Operating Expenses	(1,381)	(1,120)	23.3%	(1,269)	8.8%
% of the NOR	(16.7%)	(15.5%)	(1.2) p.p.	(16.0%)	(0.7) p.p.
Selling Expenses	(1,237)	(1,024)	20.9%	(1,154)	7.2%
% of the NOR	(14.9%)	(14.1%)	(0.8) p.p.	(14.6%)	(0.3) p.p.
Fixed	(807)	(619)	30.4%	(751)	7.4%
Variable	(431)	(405)	6.4%	(403)	6.8%
General and Administrative Expenses	(143)	(96)	49.1%	(115)	24.9%
% of the NOR	(1.7%)	(1.3%)	(0.4) p.p.	(1.5%)	(0.2) p.p.
Honorary of our Administrators	(6)	(7)	(6.0%)	(6)	(2.5%)
% of the NOR	(0.1%)	(0.1%)	0.0 p.p.	(0.1%)	0.0 p.p.
General and Administrative	(137)	(90)	53.2%	(108)	26.5%
% of the NOR	(1.7%)	(1.2%)	(0.5) p.p.	(1.4%)	(0.3) p.p.

Operating Income	1,220	1,025	19.0%	1,255	(2.8%)
% of the NOR	14.7%	14.2%	0.5 p.p.	15.9%	(1.1) p.p.

Other Operating Results	(209)	(202)	3.0%	(189)	10.3%

Equity Income	(43)	10	-	(8)	404.9%

EBIT	969	833	16.4%	1,058	(8.4%)
% of the NOR	11.7%	11.5%	0.2 p.p.	13.4%	(1.7) p.p.

Net Financial Income	(525)	(200)	162.7%	(657)	(20.1%)

Income before Taxes	444	633	(29.8%)	401	10.8%
% of the NOR	5.4%	8.7%	(3.4) p.p.	5.1%	0.3 p.p.
Income Tax and Social Contribution	235	(65)	(458.9%)	(29)	(918.4%)
% of Income before Taxes	52.8%	(10.3%)	63.1 p.p.	(7.1%)	60.0 p.p.

Net Income	877	624	40.5%	354	147.5%
% of the NOR	10.6%	7.8%	2.8 p.p.	4.2%	6.4 p.p.

EBITDA	1,522	1,216	25.2%	1,373	10.9%
% of the NOR	18.4%	15.2%	3.2 p.p.	16.2%	2.2 p.p.

The Net Income includes operating gain in the sale of the dairy division in the total amount of R$190 million. For more details, see the Explanatory Note 12.1.2 of the Quarterly Financial Statements of 09.30.2015.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Management Report / Comments on the Performance

BRF S.A. Consolidated

Financial Statement Condensed - R$ Million	9M15	9M14	∆%

Net Operating Revenues	23,242	20,960	10.9%

Cost of Sales	(15,952)	(15,138)	5.4%
% of the NOR	(68.6%)	(72.2%)	3.6 p.p.

Gross Profit	7,290	5,822	25.2%
% of the NOR	31.4%	27.8%	3.6 p.p.

Operating Expenses	(3,841)	(3,344)	14.9%
% of the NOR	(16.5%)	(16.0%)	(0.5) p.p.
Selling Expenses	(3,475)	(3,052)	13.9%
% of the NOR	(15.0%)	(14.6%)	(0.4) p.p.
Fixed	(2,259)	(1,865)	21.1%
Variable	(1,217)	(1,187)	2.5%
General and Administrative Expenses	(366)	(292)	25.3%
% of the NOR	(1.6%)	(1.4%)	(0.2) p.p.
Honorary of our Administrators	(19)	(19)	(0.1%)
% of the NOR	(0.1%)	(0.1%)	0.0 p.p.
General and Administrative	(347)	(273)	27.1%
% of the NOR	(1.5%)	(1.3%)	(0.2) p.p.

Operating Income	3,448	2,478	39.2%
% of the NOR	14.8%	11.8%	3.0 p.p.

Other Operating Results	(671)	(438)	53.2%

Equity Income	(110)	32	-

EBIT	2,668	2,072	28.8%
% of the NOR	11.5%	9.9%	1.6 p.p.

Net Financial Income	(1,289)	(790)	63.1%

Income before Taxes	1,379	1,282	7.6%
% of the NOR	5.9%	6.1%	(0.2) p.p.
Income Tax and Social Contribution	134	(138)	-
% of Income before Taxes	9.7%	(10.8%)	20.5 p.p.

Net Income	1,696	1,207	40.5%
% of the NOR	7.0%	5.2%	1.8 p.p.

EBITDA	3,850	3,079	25.1%
% of the NOR	15.8%	13.4%	2.4 p.p.

The Net Income includes R$183 million related to  the operating gain from the dairy division. For more details, see the Explanatory Note 12.1.2 of the Quarterly Financial Statements of 09.30.2015.

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BRF S.A. Consolidated

Balance Sheet - R$ Million	09.30.15	03.15.30	12.31.14
Assets
Current Assets
Cash and Cash Equivalents	7,724	4,635	6,007
Financial Investments	703	589	587
Accounts Receivable	3,391	2,915	3,047
Recoverable Taxes	1,113	1,082	1,009
Dividends/Interest on shareholders' equity receivable	0	0	10
Securities Receivable	299	224	215
Inventories	4,201	3,520	2,941
Biological Assets	1,271	1,246	1,131
Other Financial Assets	71	397	43
Other Receivables	327	277	268
Anticipated expenses	235	264	271
Non-Current Assets held to sale and discontinued operation	108	2,028	1,958
Total Current Assets	19,444	17,176	17,488

Non-Current Assets
Long-term assets	4,352	3,566	3,789
Cash Investments	68	66	62
Accounts Receivable	5	7	8
Judicial Deposits	699	670	616
Biological Assets	720	707	683
Securities Receivable	203	229	362
Recoverable Taxes	848	756	912
Deferred Taxes	1,129	754	714
Restricted Cash	459	127	115
Other Receivables	222	250	317

Permanent Assets	16,193	15,441	14,826
Investments	457	447	438
Property, Plant and Equipment	10,702	10,261	10,059
Intangible	5,035	4,734	4,329
Total Non-Current Assets	20,545	19,007	18,615

Total Assets	39,990	36,184	36,104

Liabilities and Equity
Current Liabilities
Loans and Financing	2,154	2,081	2,739
Suppliers	5,486	4,732	3,977
Payroll and Mandatory Social Charges	614	544	427
Taxes Payable	297	306	300
Dividends/Interest on Shareholders’ Equity	2	387	431
Management and Staff Profit Sharing	239	163	396
Other Financial Liabilities	1,052	409	257
Provisions	253	240	243
Employee Pension Plan	56	56	56
Other Liabilities	479	287	234
Liabilities related to non-current assets held for sale and discontinued operations	0	527	508
Total Current Liabilities	10,633	9,731	9,569

Non-Current Liabilities
Loans and Financing	12,769	9,274	8,850
Suppliers	146	148	161
Taxes and Social Charges Payable	39	31	26
Provision for Tax, Civil and Labor Contingencies	930	962	943
Deferred Taxes	143	115	90
Employee Pension Plan	246	267	258
Other Liabilities	850	858	516
Total Non-Current Liabilities	15,124	11,656	10,845

Total Liabilities	25,757	21,386	20,414

Shareholders' Equity
Capital Stock	12,460	12,460	12,460
Capital Reserves	(79)	(42)	109
Profit Reserves	4,044	4,000	3,946
Other Related Results	(1,017)	(672)	(620)
Retained Profits	1,696	819	-
Interest on Shareholders’ Equity	(426)	(426)	-
Transfer Reserves and Tax Incentives	(98)	(54)	-
Treasury Shares	(2,675)	(1,557)	(305)

Non-Controling Shareholders	327	269	99
Total Shareholders' Equity	14,233	14,797	15,690

Total Liabilities and Shareholders' Equity	39,990	36,184	36,104

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BRF S.A. Consolidated

Cash Flow - R$ Million	3Q15	3Q14	y/y	2Q15	q/q
Operating Activities
Result for the Fiscal Year	687	572	20.0%	364	88.5%
Adjustments to the Result	1,735	767	126.2%	764	127.1%

Changes in Assets and Liabilities
Accounts Receivable from Clients	(735)	(78)	847.4%	(312)	135.9%
Inventory	(700)	(275)	154.1%	(100)	598.0%
Biological Assets	(25)	73	-	(45)	(44.1%)
Interest on Shareholders' Equity Received	0	17	(100.0%)	6	(100.0%)
Suppliers	751	29	2534.9%	325	131.2%
Payment of Contingencies	(60)	(99)	(39.6%)	(27)	125.3%
Interest Payments	(76)	(118)	(35.8%)	(249)	(69.6%)
Payment of Income Tax and Social Contribution	(2)	0	-	(3)	(19.1%)
Salaries, Social Obligations and Others	(43)	308	-	59	(173.4%)
Net Cash provided by the Continued Operating Activities	1,532	1,195	28.2%	782	96.0%
Net Cash provide by the Discontinued Operating Activities	-	9	-	(4)	(100.0%)
Cash and Cash Equivalents by Discontinued Operating Activities	10	-	-	(10)	-
Net Cash provided by Operating Activities	1,542	1,204	28.1%	768	100.8%

Investment Activities
Financial Investments	(0)	21	(101.4%)	(3)	(89.8%)
Investment in Restricted Cash	(332)	(1)	24946.6%	(7)	4883.8%
Goodwill on Acquisition of Non-Controlling Shareholders	0	(1)		-
Acquisition of Companies	0	(7)	(100.0%)	(74)	(100.0%)
Acquisition of Interests in Joint Venture	(0)	(7)	-	(60)	(99.3%)
Acquisition of Fixed Assets/Investments	(483)	(325)	48.4%	(422)	14.4%
Acquisition of Biological Assets	(148)	(130)	13.5%	(144)	2.2%
Revenue from the Sale of Fixed Assets	126	41	208.8%	42	198.4%
Intangible Investments	(1)	(40)	(97.1%)	(18)	(93.3%)
Receivables in the sale of the discontinued op., net of the cash	1,977	-	-	-	-
Net Cash provided by the Continued Investment Activities	1,139	(450)	(352.9%)	(686)	(265.9%)
Net Cash provided by the discontinued Investment Activities	-	(9)	-	(6)	-
Net Cash provided by Investment Activities	1,139	(460)	(347.7%)	(693)	(264.4%)

Financing Activities
Loans and Financing	1,127	(366)	(407.5%)	(956)	(217.9%)
Interest on Shareholders' Equity	(426)	(361)	18.0%	-	-
Cash generated by the Discontinued financing Activities	-	-	-	(20)	-
Sale of Treasury Shares	(1,199)	(67)	1688.4%	(264)	355.1%
Disposal of Treasury Shares	63	14	4	8	680.5%
Net Cash provided by Financing Activities	(436)	(781)	(44.2%)	(1,231)	(64.6%)
Cash generated (applied) in the financing of Discontinued Activities	-	0	-	20	(100.0%)
Cash generated (applied) in the financing activities	(436)	(781)	(44.2%)	(1,211)	(64.0%)
Effect of Exchange Rate Variation on Cash and Cash Equivalents	843	251	236.0%	(103)	(919.9%)
Net Increase (Decrease) in Cash Held	3,089	215	1337.8%	(1,239)	(349.4%)
Cash and Cash Equivalents at the Beginning of the Period	4,635	4,578	1.2%	5,874	(21.1%)
Cash and Cash Equivalents at the End of the Period	7,724	4,793	61.1%	4,635	66.6%

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Management Report / Comments on the Performance

BRF S.A. Consolidated

Cash Flow- R$ Million	9M15	9M14	∆%
Operating Activities
Result for the Fiscal Year	1,513	1,144	32.2%
Adjustments to the Result	3,435	1,522	125.7%

Changes in Assets and Liabilities
Accounts Receivable from Clients	(623)	614	(201.4%)
Inventory	(1,195)	(208)	475.3%
Biological Assets	(141)	85	(266.3%)
Interest on Shareholders' Equity Received	15	46	(67.4%)
Suppliers	1,456	343	324.4%
Payment of Contingencies	(141)	(223)	(36.6%)
Interest Payments	(445)	(402)	10.7%
Payment of Income Tax and Social Contribution	(6)	(5)	37.9%
Salaries, Social Obligations and Others	(78)	403	(119.4%)
Net Cash provided by the Continued Operating Activities	3,789	3,319	14.2%
Net Cash provide by the Discontinued Operating Activities	2.42	36	(93.2%)
Cash and Cash Equivalents by Discontinued Operating Activities	-	-	-
Net Cash provided by Operating Activities	3,792	3,354	13.0%

Investment Activities
Financial Investments	71	23	217.1%
Investment in Restricted Cash	(344)	(11)	2988.4%
Goodwill on Acquisition of Non-Controlling Shareholders	0	(1)	(100.0%)
Acquisition of Companies	(74)	(59)	25.8%
Acquisition of Interests in Joint Venture	(61)	(9)	595.2%
Acquisition of Fixed Assets/Investments	(1,062)	(797)	33.4%
Acquisition of Biological Assets	(424)	(382)	11.1%
Revenue from the Sale of Fixed Assets	208	131	58.6%
Intangible Investments	(26)	(44)	(41.4%)
Receivables in the sale of the discontinued op., net of the cash	1,977	-	-
Net Cash provided by the Continued Investment Activities	265	(1,149)	(123.1%)
Net Cash provided by the discontinued Investment Activities	(12)	(36)	-
Net Cash provided by Investment Activities	253	(1,184)	(121.4%)

Financing Activities
Loans and Financing	(333)	112	(398.2%)
Interest on Shareholders' Equity	(889)	(726)	22.5%
Cash generated by the Discontinued financing Activities	(20)	-	-
Sale of Treasury Shares	(2,492)	(117)	2023.4%
Disposal of Treasury Shares	90	83	8.1%
Net Cash provided by Financing Activities	(3,644)	(648)	462.0%
Cash generated (applied) in the financing of Discontinued Activities	20	0	-
Cash generated (applied) in the financing activities	(3,624)	(648)	458.9%
Effect of Exchange Rate Variation on Cash and Cash Equivalents	1,296	144	801.2%
Net Increase (Decrease) in Cash Held	1,717	1,666	3.1%
Cash and Cash Equivalents at the Beginning of the Period	6,007	3,128	92.1%
Cash and Cash Equivalents at the End of the Period	7,724	4,793	61.1%

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

1.            COMPANY’S OPERATIONS

BRF S.A. (“BRF”) and its consolidated subsidiaries (collectively the “Company”) is one of Brazil’s largest companies in the food industry. BRF is a public company, listed on the New Market of Brazilian Securities, Commodities & Futures Exchange (“BM&FBOVESPA”), under the ticker BRFS3, and listed on the New York Stock Exchange (“NYSE”), under the ticker BRFS. Its headquarter are located at 475, Rua Jorge Tzachel in the City of Itajaí, State of Santa Catarina. With a focus on raising, producing and slaughtering of poultry and  pork for processing, production and sale of fresh meat, processed products, pasta, sauce, mayonnaise, frozen vegetables and soybean by-products, among which the following are highlighted:

•                Whole chickens and turkeys, frozen cuts of chicken, turkey and pork;

•                Ham products, bologna, sausages, frankfurters and other smoked products;

•                Hamburgers, breaded meat products and meatballs;

•                Lasagnas, pizzas, cheese breads, pies and frozen vegetables;

•                Margarine, sauces and mayonnaise; and

•                Soy meal and refined soy flour, as well as animal feed.

As disclosed in the consolidated financial statements for the year ended December 31, 2014, the Company's Management decided to discontinue the segment of dairy products after analyzing an offer for acquisition made by a subsidiary of Groupe Lactalis, details of which are presented in note 12.

The Company's Management has also changed its management structure and thus, nine-month period ended September 30, 2015, the Company’s activities became organized in 5 operating segments, being: Brazil, Europe, Middle East and Africa ("MEA"), Asia and Latin America ("LATAM") (note 5).

In Brazil, the Company operates 35 meat processing plants, 3 margarine processing plants, 3 pasta processing plants, 1 dessert processing plant and 3 soybean crushing plants, located close to the Company’s raw material suppliers or the main consumer centers.

The Company has an advanced distribution system and uses 20 distribution centers to deliver its products to supermarkets, retail stores, wholesalers, restaurants and other institutional customers in domestic and foreign markets.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

In the foreign market, the Company operates 7 meat processing plants, 1 margarine and oil processing plant, 1 sauces and mayonnaise processing plant, 1 frozen vegetables processing plant and 17 distribution centers, besides subsidiaries or sales offices in Argentina, Austria, Cayman Islands, Chile, China, France, Germany, Hungary, Italy, Japan, Kuwait, Nigeria, Oman, Portugal, Russia, Saudi Arabia, Singapore, South Africa, South Korea, Spain, The Netherlands, United Arab Emirates, United Kingdom, Uruguay and  Venezuela. The Company exports to more than 120 countries.

The table below summarizes the direct and indirect ownership interests of the Company, as well as the activities of each subsidiary, associate and joint venture:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

1.1.        Interest in subsidiaries

					% equity interest
Entity		Main activity	Country	Participation	09.30.15	12.31.14

Avipal Centro-Oeste S.A.	(a)	Industrialization and commercializations of milk	Brazil	Direct	100.00%	100.00%
BRF GmbH		Holding	Austria	Direct	100.00%	100.00%
Al Khan Foodstuff LLC		Import, commercialization and distribution of products	Oman	Joint venture	40.00%	40.00%
Al-Wafi Food Products Factory LLC		Industrialization and commercialization of products	United Arab Emirates	Indirect	49.00%	49.00%
Badi Ltd.		Import and commercialization of products	United Arab Emirates	Indirect	100.00%	100.00%
Al-Wafi Al-Takamol Imp.		Import and commercialization of products	Saudi Arabia	Indirect	75.00%	75.00%
BRF Al Yasra Food K.S.C.C.		Import and commercialization and distribution of products	Kuwait	Indirect	75.00%	75.00%
BRF Foods GmbH		Industralization, import and commercialization of products	Austria	Indirect	100.00%	100.00%
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	90.00%	90.00%
BRF France SARL	(k)	Marketing and logistics services	France	Indirect	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	99.00%	99.00%
BRF Global Company South Africa Proprietary Ltd.		Import and commercialization of products	South Africa	Indirect	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	1.00%	1.00%
BRF Global GmbH	(b)	Holding and trading	Austria	Indirect	100.00%	100.00%
Qualy 5201 B.V.	(b)	Import, commercialization of products and holding	The Netherlands	Indirect	100.00%	100.00%
Xamol Consultores Serviços Ltda.		Import and commercialization of products	Portugal	Indirect	100.00%	100.00%
BRF Japan KK		Marketing and logistics services	Japan	Indirect	100.00%	100.00%
BRF Korea LLC		Marketing and logistics services	Korea	Indirect	100.00%	100.00%
BRF Shanghai Management Consulting Co. Ltd.	(v)	Advisory and related services	China	Indirect	100.00%	0.00%
BRF Singapore PTE Ltd.		Marketing and logistics services	Singapore	Indirect	100.00%	100.00%
BRF Germany GmbH	(j)	Import and commercialization of products	Germany	Indirect	100.00%	100.00%
BRF Holland B.V.	(g)	Import and commercialization of products	The Netherlands	Indirect	100.00%	100.00%
BRF B.V.	(f)	Industrialization, import and commercializations of products	The Netherlands	Indirect	100.00%	100.00%
BRF Hungary LLC	(c)	Import and commercialization of products	Hungary	Indirect	100.00%	100.00%
BRF Iberia Alimentos SL	(l)	Import and commercialization of products	Spain	Indirect	100.00%	100.00%
BRF Invicta Ltd.	(o)	Import and commercialization and distribution of products	England	Indirect	62.00%	-
BRF UK Ltd.	(d)	Import and commercialization of products	England	Indirect	100.00%	100.00%
BRF Wrexham Ltd.	(e)	Industrialization, import and commercializations of products	England	Indirect	100.00%	100.00%
Invicta Food Group Ltd.	(b) (p)	Import and commercialization and distribution of products	England	Indirect	100.00%	-
Invicta Foods Ltd.		Import and commercialization and distribution of products	England	Indirect	100.00%	-
Invicta Foodservice Ltd.		Import and commercialization and distribution of products	England	Indirect	100.00%	-
BRF Italia SPA	(h)	Import and commercialization of products	Italy	Indirect	67.00%	67.00%
Federal Foods LLC	(w)	Import and commercialization and distribution of products	United Arab Emirates	Indirect	49.00%	49.00%
Perdigão Europe Lda.		Import and commercialization of products	Portugal	Indirect	100.00%	100.00%
Perdigão International Ltd.		Import and commercialization of products	Cayman Island	Indirect	100.00%	100.00%
BFF International Ltd.		Financial fundraising	Cayman Island	Indirect	100.00%	100.00%
Highline International	(a)	Financial fundraising	Cayman Island	Indirect	100.00%	100.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	40.00%	40.00%
Sadia Foods GmbH	(a)	Import and commercialization of products	Germany	Indirect	100.00%	100.00%
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	10.00%	10.00%
SATS BRF Food PTE Ltd.	(s)	Import, industrialization, commercialization and distribution of products	Singapore	Indirect	49.00%	-
Wellax Food Logistics C.P.A.S.U. Lda.		Import and commercialization of products	Portugal	Indirect	100.00%	100.00%
Elebat Alimentos S.A.	(i) (u)	Industrialization and commercialization of products	Brazil	Direct	-	99.00%
Nutrifont Alimentos S.A.	(u)	Industrialization and commercialization of products	Brazil	Affiliate	-	-
Establecimiento Levino Zaccardi y Cia. S.A.		Industrialization and commercializations of dairy products	Argentina	Direct	98.26%	98.26%
K&S Alimentos S.A.		Industrialization and commercialization of products	Brazil	Affiliate	49.00%	49.00%
Minerva S.A.	(t)	Industrialization and commercialization of products	Brazil	Affiliate	15.11%	16.29%
Nutrifont Alimentos S.A.	(u)	Industrialization and commercialization of products	Brazil	Affiliate	-	50.00%
PP-BIO Administração de bem próprio S.A.		Management of assets	Brazil	Affiliate	33.33%	33.33%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Direct	100.00%	100.00%
Elebat Alimentos S.A.	(i) (u)	Industrialization and commercialization of products	Brazil	Indirect	-	1.00%
Sino dos Alpes Alimentos Ltda.	(a)	Industrialization and commercializations of products	Brazil	Indirect	99.99%	99.99%
PR-SAD Administração de bem próprio S.A.		Management of assets	Brazil	Affiliate	33.33%	33.33%
Quickfood S.A.		Industrialization and commercialization of products	Argentina	Direct	90.05%	90.05%
Sadia Alimentos S.A.	(n)	Import and commercialization of products	Argentina	Direct	43.00%	99.98%
Avex S.A.	(q)	Industrialization and commercialization of products	Argentina	Indirect	94.60%	95.00%
Flora Dánica S.A.	(r)	Industrialization and commercialization of products	Argentina	Indirect	-	95.00%
GB Dan S.A.	(r)	Industrialization and commercialization of products	Argentina	Indirect	-	5.00%
Flora San Luis S.A.	(r)	Industrialization and commercialization of products	Argentina	Indirect	-	95.00%
Flora Dánica S.A.	(r)	Industrialization and commercialization of products	Argentina	Indirect	-	5.00%
GB Dan S.A.	(r)	Industrialization and commercialization of products	Argentina	Indirect	-	95.00%
Flora San Luis S.A.	(r)	Industrialization and commercialization of products	Argentina	Indirect	-	5.00%
Sadia International Ltd.		Import and commercialization of products	Cayman Island	Direct	100.00%	100.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	60.00%	60.00%
Sadia Uruguay S.A.	(m)	Import and commercialization of products	Uruguay	Indirect	13.90%	100.00%
Avex S.A.	(q)	Industrialization and commercialization of products	Argentina	Indirect	5.40%	5.00%
Sadia Alimentos S.A.	(n)	Import and commercialization of products	Argentina	Indirect	57.00%	0.02%
Sadia Overseas Ltd.		Financial fundraising	Cayman Island	Direct	100.00%	100.00%
Sadia Uruguay S.A.	(m)	Import and commercialization of products	Uruguay	Direct	86.10%	-
UP Alimentos Ltda.		Industrialization and commercializations of products	Brazil	Affiliate	50.00%	50.00%
Vip S.A. Emp. Part. Imobiliárias		Commercialization of owned real state	Brazil	Direct	100.00%	100.00%
Establecimiento Levino Zaccardi y Cia. S.A.		Industrialization and commercializations of dairy products	Argentina	Indirect	1.74%	1.74%
Sino dos Alpes Alimentos Ltda.	(a)	Industrialization and commercializations of products	Brazil	Indirect	0.01%	0.01%

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

(a)       Dormant subsidiaries.

(b)       The wholly-owned subsidiary BRF Global GmbH started to operate as a trading in the European market as from May 1, 2013. In addition, it owns 101 direct subsidiaries in Madeira, Portugal, with an investment of R$5,458 as of September 30, 2015 (R$2,964 as of December 31, 2014) and 1 direct subsidiary in Den Bosch, The Netherlands, denominated Qualy 20 with an investment of R$7,614 as of September 30, 2015 (R$4,372 as of December 31, 2014). The wholly-owned subsidiary Qualy 5201 B.V. owns 213 subsidiaries in Den Bosch, The Netherlands, being the amount of this investment of R$24,559 as of September 30, 2015 (R$14,553 as of December 31, 2014). The indirect subsidiary Invicta Food Group Ltd. owns 118 direct subsidiaries in Ashford, England, with an investment of R$11,117 as of September 30, 2015. The purpose of these subsidiaries is to operate in the European market to increase the Company’s market share, which is regulated by a system of poultry and turkey meat import quotas.

(c)       On January 20, 2015, change the corporate name from Plusfood Hungary Trade and Service LLC to BRF Hungary LLC.

(d)       On February 06, 2015, change the corporate name from Plusfood UK Ltd. to BRF UK Ltd.

(e)       On February 06, 2015, change the corporate name from Plusfood Wrexham to BRF Wrexham Ltd.

(f)        On February 20, 2015, change the corporate name from Plusfood B.V. to BRF B.V.

(g)       On February 20, 2015, change the corporate name from Plusfood Holland B.V. to BRF Holland B.V.

(h)       On February 23, 2015, change the corporate name from Plusfood Italy SRL to BRF Italia SPA.

(i)        On February 27, 2015, change in equity interest through capital increase.

(j)        On March 16, 2015, change the corporate name from Plusfood Germany GmbH to BRF Germany GmbH.

(k)       On March 18, 2015, change the corporate name from Perdigão France SARL to BRF France SARL.

(l)        On March 23, 2015, change the corporate name from Plusfood Iberia SL to BRF Iberia Alimentos SL.

(m)      On April 08, 2015, through capital increase and disposal of equity interest by the wholly-owned subsidiary Sadia International Ltd.

(n)       On April 17, 2015, disposal of equity interest and acquisition of equity interest through a capital increase by the wholly-owned subsidiary Sadia Uruguay S.A..

(o)       On April 22, 2015, acquisition of 62% equity interest of BRF Invicta Ltd.

(p)       On April 22, 2015, Invicta Food Group Ltd., contributed with its current operation in BRF Invicta Ltd.

(q)       On April 30, 2015, change in equity interest through capital increase.

(r)        On June 01, 2015, merged by Avex S.A.

(s)       On June 03, 2015, acquisition of 49% of equity interest of SATS BRF Food PTE Ltd.

(t)        On May 25, 2015, June 15, 2015 and June 18, 2015, equity interest decreased due to a third party capital increase in Minerva S.A. without a corresponding increase from BRF S.A.

(u)       On July 01, 2015, disposal of equity interest.

(v)       On December 11, 2014, establishment of BRF Shanghai Management Consult Co. Ltd..

(w)      The Company owns 49% of the equity interest with rights for 60% of the dividends, permitted by the Federal Law 8/1984, which is effective in the United Arab Emirates and according to the shareholder’s agreement, as well as 100% of the economic rights resulting in the consolidation of this wholly owned subsidiary.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

1.2.        Seasonality

The Company does not operate with any significant seasonality through the year. In general, during the fourth quarter of each year demand in Brazil is slightly stronger than in the other quarters, due to Christmas and New Year Celebrations, being the best-selling products in this period are: turkey, Chester® and ham.

2.            MANAGEMENT’S STATEMENT AND BASIS OF PREPARATION AND PRESENTATION OF FINANCIAL STATEMENTS

The Company’s individual and consolidated financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”) and interpretation issued by the International Financial Reporting Interpretations Committee (“IFRIC”), implemented in Brazil through Brazilian Accounting Pronouncements Committee (“CPC”) and its technical interpretations (“ICPC”) and guidelines (“OCPC”), approved by the Brazilian Securities Exchange Commission (“CVM”).

The Company’s individual and consolidated financial statements are expressed in millions of Brazilian Reais (“R$”), as well as the amounts disclosed therein, when applicable, were also expressed in thousands. The result information is prepared by their accumulated over the same period last year.

The preparation of the Company’s individual and consolidated financial statements requires Management to make judgments, use estimates and adopt assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, as well as the disclosures of contingent liabilities as of the reporting date. However, the uncertainty inherent to these judgments, assumptions and estimates could result in material adjustments to the carrying amounts of the affected assets and liabilities in future periods.

The Company reviews its judgments, estimates and assumptions on a quarterly basis.

The individual and consolidated financial statements were prepared on the historical cost except for the following items which are measured at fair value:

(i)    derivative and non-derivative financial instruments, being changes to fair value recognized  through the statement of income;

(ii)  available for sale financial assets; and

(iii) share-based payments and employee benefits.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

As a result of the Company’s decision to discontinue the operating segment of dairy products the consolidated statements of income and cash flows for the nine-months ended September 30, 2015 and 2014 are disclosed in accordance with the requirements of Deliberation Nº 598/09 – Non-current Assets Held for Sale and Discontinued Operations.

3.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The quarterly financial information was prepared according to CVM Deliberation Nº 673/11, which establishes the minimum content of interim financial statement and the principles for measurement and recognition of a full or condensed set of financial statements for an interim period.

The interim financial statements, in this case denominated as quarterly financial information, aims to provide update information based on the last annual financial statements disclosed. Therefore, the quarterly financial information focused on new activities, events and circumstances and do not duplicate the information previously disclosed, except in the case where Management judged that the maintenance of the information was relevant.

The current quarterly financial information was consistently prepared based on the accounting policies and estimates calculation methodology adopted in the preparation of the annual financial statements for the year ended December 31, 2014 (note 3).

There were no changes of any nature related to such policies and estimates calculation methodology. As allowed by CVM Deliberation Nº 673/11, Management decided not to disclose again the details of the accounting policies adopted by the Company. Hence, the quarterly financial information should be read in conjunction with the annual financial statements for the year ended December 31, 2014, in order to allow the users of this financial information to further understand the Company’s capacity of profit and future cash flows generation as well as its financial conditions and liquidity.

The exchange rates in Brazilian Reais that are effective at the balance sheet dates are as follows:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Exchange rate at the balance sheet date	09.30.15	12.31.14
U.S. Dollar (US$ or USD)	3.9729	2.6562
Euro (€ or EUR)	4.4349	3.2270
Pound Sterling (£ or GBP)	6.0054	4.1405
Argentine Peso ($ or ARS)	0.4220	0.3172
Rial Omã (OMR)	10.3192	6.8992
Dirhan (AED)	1.0817	0.7232

Average rates
U.S. Dollar (US$ or USD)	3.1612	2.3536
Euro (€ or EUR)	3.5219	3.1221
Pound Sterling (£ or GBP)	4.8474	3.8721
Argentine Peso ($ or ARS)	0.3520	0.2905
Rial Omã (OMR)	8.2127	6.1134
Dirhan (AED)	0.8607	0.6408

4.            FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

4.1.        Overview

In the normal course of its business, the Company is exposed to credit, liquidity and market risks, which are actively managed in conformity with the Risk Policy and internal guidelines subject to such policy. The policy and guidelines, as well as monitoring process, evolution and approval of risk management were disclosed in detail in the financial statements for the year ended December 31, 2014 (note 4) and there is no change in the nine-months ended September 30, 2015.

a.            Credit risk management

The Company is subject to the credit risk related to trade accounts receivable, financial investments and derivative contracts, as follows:

•         Credit risk associated with trade accounts receivable is actively managed by dedicated team, through specific systems. Furthermore, it should be noted the diversification of the customer portfolio and the concession of credit to customers with good financial and operational conditions. The Company does not usually require collateral for sales to customer, and it has  contracted credit insurance policy for specific markets; and

•         Credit risk associated with financial investments and derivative contracts is mitigated by the Company’s policy of working with prime institutions.

On September 30, 2014, the Company had financial investments over R$10,000 at the following financial institutions: Banco BNP, Banco Bradesco, Banco do Brasil, Banco do Nordeste, Banco Itaú, Banco Safra, Banco Santander, Caixa Econômica Federal, Standard Chartered and Societe Generale.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company also held derivative contracts with the following financial institutions: Banco Bradesco, Banco do Brasil, Banco HSBC, Banco Itaú, Banco Santander, Banco Votorantim, Barclays, Citibank, Deutsche Bank, ING Bank, JP Morgan, Merrill Lynch and Rabobank.

b.            Liquidity risk management

Liquidity risk management aims to reduce the impacts caused by events that may affect the Company’s cash flow. Thus, the Company utilizes the following metrics:

•         Cash Flow at Risk (“CFaR”), which aims to statistically estimates the cash flows for the next twelve months and the Company’s liquidity exposure. The Company determined that the minimum cash available should be equivalent mainly to the average monthly billing and Earnings Before Income, Tax, Depreciation and Amortization (“EBITDA”) for the last twelve-month period; and

•         Value at Risk ("VaR") is used for derivative transactions that require payments of periodic adjustments. Currently, the Company holds only BM&F operations with daily adjustments and in order to monitor them, such methodology is utilized, which statistically measures potential maximum adjustments to be paid at intervals of 1 to 21-days.

The Company maintains its leverage levels in order to avoid any impact to its ability to settle commitments and obligations. As a guideline, the majority of the debt should be in long term. On September 30, 2015, the long term debt portion accounted for 85.6% (76.4% as of December 31, 2014) of the total outstanding debt with an average term greater than 5 years.

The table below summarizes the commitments and contractual obligations that may impact the Company’s liquidity:

	Parent company
	09.30.15
	Book value	Cash flow contracted	Up to 3 months	2016	2017	2018	2019	After 5 years
Non derivative financial liabilities
Loans and financing	4,847,502	5,790,417	670,000	1,539,581	907,761	1,971,837	250,277	450,961
BRF bonds	8,331,917	11,097,451	180,039	360,078	360,078	840,703	321,328	9,035,225
Trade accounts payable	4,821,619	4,821,619	4,821,619	-	-	-	-	-
Capital lease	190,222	284,681	31,513	51,971	30,481	23,551	22,409	124,756
Operational lease	-	545,593	41,746	132,540	98,826	80,349	67,867	124,265

Derivative financial liabilities
Financial instruments designated as cash flow hedge
Interest rate and exchange rate derivatives	269,907	254,179	(3,133)	8,965	8,949	239,398	-	-
Currency derivatives (NDF)	219,052	186,430	122,707	63,723	-	-	-	-
Fixed exchange rate	139,217	89,438	81,849	7,589	-	-	-	-
Currency derivatives (options)	360,144	117,543	45,440	72,103	-	-	-	-
Financial instruments not designated as cash flow hedge
Currency derivatives (Future)	5,813	5,813	5,813	-	-	-	-	-
Interest rate and exchange rate derivatives	4,919	4,033	2,914	469	469	181	-	-

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	09.30.15
	Book value	Cash flow contracted	Up to 3 months	2016	2017	2018	2019	After 5 years
Non derivative financial liabilities
Loans and financing	5,321,329	6,299,951	744,335	1,559,636	919,513	2,375,229	250,277	450,961
BRF bonds	8,331,917	11,097,451	180,039	360,078	360,078	840,703	321,328	9,035,225
BFF bonds	473,746	623,241	-	34,070	34,070	34,070	34,070	486,961
Sadia bonds	458,763	509,582	15,399	30,799	463,384	-	-	-
Quickfood bonds	336,861	479,543	31,658	168,111	127,476	78,612	53,844	19,842
Trade accounts payable	5,486,268	5,486,268	5,486,268	-	-	-	-	-
Capital lease	190,222	284,681	31,513	51,971	30,481	23,551	22,409	124,756
Operational lease	-	559,434	44,281	137,068	101,392	82,651	67,867	126,175

Derivative financial liabilities
Financial instruments designated as cash flow hedge
Interest rate and exchange rate derivatives	323,116	319,691	(3,133)	29,979	30,097	262,258	491	-
Currency derivatives (NDF)	219,052	186,430	122,707	63,723	-	-	-	-
Fixed exchange rate	139,217	89,438	81,849	7,589	-	-	-	-
Currency derivatives (options)	360,144	117,543	45,440	72,103	-	-	-	-
Financial instruments not designated as cash flow hedge
Currency derivatives (Future)	5,813	5,813	5,813	-	-	-	-	-
Interest rate and exchange rate derivatives	4,919	4,033	2,914	469	469	181	-	-

c.            Interest rate risk management

Interest rate risk is the one the Company incurs in economic losses resulting from changes in these rates, which could affect its assets and liabilities.

The Company’s Risk Policy does not restrict exposure to different interest rates, neither establishes limits for fixed or floating rates. However, the Company continually monitors the market interest rates, in order to evaluate any need to enter into hedging transaction to protect from the exposure to fluctuation such rates and manage the mismatch between its financial investments and debts. In these transactions the Company enters into contracts that exchange floating rate for fixed rate or vice-versa. Such transactions were designated by the Company as cash flow hedge.

The Company’s indebtedness is essentially tied to the London Interbank Offered rate ("LIBOR"), fixed coupon (“R$ and USD”), Long Term Interest Rate ("TJLP") and Monetary Unit of the Bank National Economic and Social Development ("UMBNDES") rates. In case of adverse changes in the market that result in LIBOR, TJLP and UMBNDES rise, the cost of the floating indebtedness rises and on the other hand, the cost of the fixed indebtedness decreases in relative terms.

With regards to the Company's marketable securities, the main index is the Interbank Deposit Certificate ("CDI") for investments in the domestic market and fixed rate for investments in the foreign market.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

d.            Foreign exchange risk management

Foreign exchange risk is related to variations of foreign exchange rates that may cause the Company to incur unexpected losses, leading to a reduction of assets or an increase in liabilities.

Assets and liabilities denominated in foreign currency are as follows:

	Consolidated
	09.30.15	12.31.14
	Total exposure
Cash and cash equivalents and marketable securities	7,003,839	4,551,213
Trade accounts receivable	2,143,969	1,693,314
Accounts receivable from subsidiaries (unconsolidated)	168,032	1,243
Future dollar agreements	496,613	252,339
Embedded derivative	-	1,853,379
Inventories	(705)	21,128
Exchange rate contracts (Swap)	-	(4,571)
Loans and financing	(10,778,243)	(7,596,191)
Bonds designated as cash flow hedge	1,191,870	796,860
Exports prepayments designated as cash flow hedge	1,191,870	796,860
Trade accounts payable	(1,820,139)	(957,201)
Other assets and liabilities, net	70,757	97,608
	(332,137)	1,505,981

Foreign exchange exposure (in US$) (liabilities)/assets	(83,601)	566,968

Foreign exchange exposure impacting the statement of income (in US$)	(64,625)	550,542
Foreign exchange exposure included in other comprehensive income (in US$)	(18,976)	16,426

Foreign exchange exposure (in US$) (liabilities)/assets	(83,601)	566,968

On September 30, 2015, the net foreign exchange exposure is within the limit set by the Company's Risk Policy.

e.            Commodity price risk management

In the normal course of its operations, the Company purchases commodities, mainly corn, soymeal and oil and live hogs, which are used in production process.

Corn, soymeal and oil prices are subject to volatility resulting from weather conditions, crop yield, transportation and storage costs, government’s agricultural policy, foreign exchange rates and the prices of these commodities on the international market, among others factors. The prices of hogs acquired from third parties are subject to market conditions and are influenced by internal availability and levels of demand in the international market, among other aspects.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Risk Policy establishes limits for hedging the corn and soymeal purchase flow, aiming to reduce the impact resulting from a price increase of these raw materials, and may utilize derivative instruments or inventory management for this purpose. Currently, the management of inventory levels is used as a hedging instrument. Since June 2015, the company began using derivative financial instruments as hedge for variations in corn purchase prices.

f.             Capital management

The Company’s definition of the adequate capital structure is essentially associated with (i) cash strength as a tolerance factor to liquidity volatility, (ii) financial leverage and (iii) maximization of the opportunity cost of capital.

The cash and liquidity strategy takes into consideration the historical scenarios of volatility of results as well as simulations of sectorial and systemic crises and is based on permitting the resilience in scenarios of restricted access to capital.

Financial leverage aims the balance between the different sources of funding and their conditions of allocation in order to maximize the opportunity cost to BRF in its business expansion initiatives. Moreover, the objective of maintaining the investment grade disciplines the weighting of using own and third party capital.

The Company monitors levels of debt and net debt, which are shown below:

	Consolidated
	09.30.15			12.31.14
	Current	Non-current	Total	Total
Foreign currency debt	(296,393)	(10,481,850)	(10,778,243)	(7,596,191)
Local currency debt	(1,857,197)	(2,287,176)	(4,144,373)	(3,993,144)
Other financial liabilities	(1,052,261)	-	(1,052,261)	(257,438)
Gross debt	(3,205,851)	(12,769,026)	(15,974,877)	(11,846,773)

Marketable securities and cash and cash equivalents	8,427,500	68,049	8,495,549	6,656,526
Other financial assets	70,964	-	70,964	43,101
Restricted cash	-	458,981	458,981	115,179
Net debt	5,292,613	(12,241,996)	(6,949,383)	(5,031,967)

4.2.        Derivative and non-derivative financial instruments designated as hedge accounting

The Company applies hedge accounting to its derivative instruments classified as cash flow hedges, in accordance with the Risk Policy. Cash flow hedges consist of hedging the exposure to variations in cash flows attributable to a particular risk associated with a recognized asset or liability, or a highly probable transaction that could affect profit and loss.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Risk Policy has also the purpose of determining parameters of use of financial instruments, including derivatives, which are designed to protect the operating and financial assets and liabilities, which are exposed to the variations of foreign exchange rates, the fluctuation of the interest rates and changes to the commodity prices.

The Company, within its hedge accounting strategy, utilizes the following financial instruments:

•         Non-deliverable forwards (“NDF”)

•         Interest rate and currency swap

•         Fixed exchange rate

•         Options

•         Export prepayments (“PPEs”)

•         Senior unsecured notes – Bonds

4.2.1 Breakdown of the balances of derivative financial instruments

The positions of outstanding derivative financial instruments as follows:

Parent company and Consolidated
09.30.15					12.31.14
Instrument	Hedge object	Reference currency (notional)	Reference value (notional)	Fair value (1)	Reference value (notional)	Fair value (1)
Financial instruments designated as cash flow hedge
NDF - Dollar sale	Currency	USD	104,208	(54,137)	439,655	(62,699)
NDF - Euro sale	Currency	EUR	40,000	(28,044)	74,042	184
NDF - Pound Sterling sale	Currency	GBP	14,481	(12,883)	41,574	(2,097)
NDF - Iene sale	Currency	JPY	16,492,259	(123,988)	16,993,208	(2,761)
Currency swap - US$	Currency	BRL	250,000	(231,974)	250,000	(90,328)
Interest rate swap - US$	Interest	USD	200,000	(37,933)	200,000	(29,060)
Fixed exchange rate - US$	Currency	USD	273,662	(135,765)	102,470	(2,848)
Fixed exchange rate - Euro	Currency	EUR	3,000	(3,452)	8,000	299
Options (Collar) - US$	Currency	USD	1,125,000	(297,044)	164,000	(3,995)
Options (Collar) - Euro	Currency	EUR	56,000	203	-	-
NDF - Corn purchase	Commodities	Ton/US$	370,000	6,037	-	-
Total in Parent company				(918,980)		(193,305)
Interest rate swap - US$	Interest	USD	200,000	(53,209)	200,000	(38,587)
Total Consolidated				(972,189)		(231,892)

Financial instruments not designated as cash flow hedge
NDF - Iene sale	Currency	JPY	831,510	203	1,000,000	1,125
Embedded derivative	Currency	USD	-	-	697,756	27,955
Currency swap - US$	Currency	USD	-	-	2,798	(1,750)
Interest rate - R$	Interest	BRL	450,000	(4,919)	590,000	(1,466)
Future - BM&FBovespa	Currency	USD	125,000	(5,813)	95,000	(5,694)
Total in Parent company				(10,529)		20,170
NDF - Purchase of Euro	Currency	EUR	150,000	701	-	-
NDF - Euro	Currency	EUR	-	-	150,000	87
NDF - Pound Sterling	Currency	GBP	20,000	245	20,000	(2,638)
NDF - Peso	Currency	USD	4,500	475	3,360	(64)
Total Consolidated				(9,108)		17,555

Total in Parent company				(929,509)		(173,135)
Total Consolidated				(981,297)		(214,337)

(1)     The market value determination method used by the Company consists of calculating the future value based on the contracted conditions and determining the present value based on market curves, obtained from the database of Bloomberg and BM&FBOVESPA.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

a.            Non-deliverable forwards – NDF

i.              Non-deliverable forwards of currency - NDF

The position of the outstanding non-deliverable forward of currency – NDF by maturity, as well as the weighted average exchange rates and the fair value, are presented as follows:

Parent company and Consolidated
09.30.15
PUT	R$ x US$			R$ x EUR
Maturities	Notional (US$)	Average rate	Fair value	Notional (EUR)	Average rate	Fair value
Financial instruments designated as cash flow hedge
October 2015	7,694	2.8035	(9,174)	6,500	3.6684	(5,104)
November 2015	29,000	3.5235	(14,733)	10,000	3.7534	(7,481)
December 2015	23,514	3.7830	(6,748)	7,000	3.8816	(4,598)
January 2016	19,000	3.9019	(3,873)	5,000	3.7252	(4,218)
February 2016	-	-	-	4,500	3.8052	(3,576)
March 2016	-	-	-	5,000	4.0961	(2,698)
April 2016	25,000	3.3586	(19,609)	2,000	4.5070	(369)
	104,208	3.5583	(54,137)	40,000	3.8448	(28,044)

PUT	R$ x GBP			R$ x JPY
Maturities	Notional (GBP)	Average rate	Fair value	Notional (JPY)	Average rate	Fair value
Financial instruments designated as cash flow hedge
October 2015	2,700	4.4360	(4,314)	3,240,915	0.0255	(25,847)
November 2015	2,781	5.0068	(3,012)	4,161,087	0.0253	(34,889)
December 2015	3,000	5.5830	(1,688)	2,290,276	0.0268	(16,100)
January 2016	1,500	5.2066	(1,442)	2,324,067	0.0271	(16,251)
February 2016	1,500	5.2433	(1,452)	2,023,761	0.0273	(14,112)
March 2016	1,500	5.7905	(718)	2,029,407	0.0276	(13,932)
April 2016	1,500	6.1620	(257)	105,694	0.0278	(727)
May 2016	-	-	-	105,684	0.0281	(712)
June 2016	-	-	-	211,368	0.0283	(1,418)
	14,481	5.2658	(12,883)	16,492,259	0.0264	(123,988)

PUT	USD x GBP			R$ x JPY
Maturities	Notional (GBP)	Average rate	Fair value	Notional (JPY)	Average rate	Fair value
Financial instruments not designated as cash flow hedge
October 2015	-	-	-	831,510	0.0338	203
December 2015	20,000	1.5167	245	-	-	-
	20,000	1.5167	245	831,510	0.0338	203

PUT	ARS x USD
Maturities	Notional (USD)	Average rate	Fair value
Financial instruments not designated as cash flow hedge
April 2016	4,500	9.2879	475
	4,500	9.2879	475

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

ii.     Non-deliverable forwards of commodities - NDF

Parent company and Consolidated
09.30.15
Call	Quantity	Average rate	Fair
Maturities	Ton	US$/Ton	value
Designated as cash flow hedge
November 2015	77,000	146.52	1,876
December 2015	77,000	151.41	1,706
January 2016	47,000	152.22	889
February 2016	47,000	152.22	889
March 2016	37,000	155.91	547
April 2016	17,000	158.99	44
May 2016	17,000	161.08	42
June 2016	17,000	161.08	42
July 2016	17,000	159.04	1
August 2016	17,000	159.04	1
	370,000	152.99	6,037

b.            Interest rate and currency swaps

The position of interest rate and currency swaps is presented as follows:

				Parent company		Consolidated
09.30.15
Instrument	Maturity	Assets (Hedged object)	Liabilities (Protected risk)	Notional	Fair value	Notional	Fair value
Financial instruments designated as cash flow hedge

Interest rate	01.22.18	LIBOR 6M + 2.82% p.a.	5.86% p.a.	100,000	(17,261)	100,000	(17,261)
Interest rate	06.18.18	LIBOR 3M + 2.60% p.a.	5.47% p.a.	100,000	(20,672)	100,000	(20,672)
Interest rate	02.01.19	LIBOR 6M + 2.70% p.a.	5.90% p.a.	-	-	100,000	(26,724)
Interest rate	02.01.19	LIBOR 6M + 2.70% p.a.	5.88% p.a.	-	-	100,000	(26,485)
					(37,933)		(91,142)

Currency swap	05.22.18	R$ + 7.75%	US$ + 1.60%	250,000	(231,974)	250,000	(231,974)

					(269,907)		(323,116)

Financial instruments not designated as cash flow hedge
Interest rate - Bond	05.22.18	R$ (Fixed rate of 7.75% p.a.)	68.84% CDI	50,000	(2,204)	50,000	(2,204)
Interest rate - NCE	11.19.15	R$ (Fixed rate of 10.84% p.a.)	89.84% CDI	300,000	(2,159)	300,000	(2,159)
Interest rate - NCE	10.29.15	R$ (Fixed rate of 10.84% p.a.)	89.35% CDI	100,000	(556)	100,000	(556)

					(4,919)		(4,919)

c.            Fixed exchange rate

The position of fixed exchange rate designated as cash flow hedge is presented as follows:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Parent company and Consolidated
09.30.15
	R$ x US$			R$ x EUR
Maturities	Notional US$	Average US$	Fair value	Notional EUR	Average EUR	Fair value
October 2015	34,968	2.8779	(38,787)	3,000	3.3037	(3,452)
November 2015	17,694	2.8964	(20,064)	-	-	-
December 2015	20,000	2.9440	(22,148)	-	-	-
January 2016	30,000	3.0070	(31,940)	-	-	-
February 2016	19,000	3.9687	(3,219)	-	-	-
March 2016	19,000	4.0044	(3,039)	-	-	-
April 2016	19,000	4.0538	(2,724)	-	-	-
May 2016	19,000	4.0929	(2,467)	-	-	-
June 2016	19,000	4.1441	(2,087)	-	-	-
July 2016	19,000	4.1867	(1,800)	-	-	-
August 2016	57,000	4.1688	(7,490)	-	-	-
	273,662	3.6657	(135,765)	3,000	3.3037	(3,452)

d.            Options

i.              Currency options

The Company designates as a cash flow hedge only the variation in the intrinsic value of its options, recognizing the time value of the premium in the financial result. If the hedge is not effective and the option is not exercised due to devaluation of the Brazilian Real, the losses related to the options will be recognized as financial expenses in the statement of income.

The Company has designated transactions involving options denominated collar which is a purchase of a put option ("PUT") and a sale of a call option ("CALL").

When the market price of any of the options is not available in an active market, the fair value is based on an option pricing model (Black-Scholes or Binomial).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Parent company and Consolidated
09.30.15
R$ x US$
Type	Maturities	Notional (US$)	Average US$	Fair value

Financial instruments designated as cash flow hedge
Collar - Call (Sale)	October 2015	(195,000)	3.7194	(59,597)
Collar - Put (Purchase)	October 2015	195,000	3.4338	227
Collar - Call (Sale)	November 2015	(195,000)	3.9731	(51,109)
Collar - Put (Purchase)	November 2015	195,000	3.5947	6,607
Collar - Call (Sale)	December 2015	(183,000)	4.1429	(35,569)
Collar - Put (Purchase)	December 2015	183,000	3.7085	9,741
Collar - Call (Sale)	January 2016	(91,000)	4.0057	(29,950)
Collar - Put (Purchase)	January 2016	91,000	3.5659	5,122
Collar - Call (Sale)	February 2016	(108,000)	3.7980	(49,521)
Collar - Put (Purchase)	February 2016	108,000	3.3650	2,681
Collar - Call (Sale)	March 2016	(110,000)	3.6792	(67,230)
Collar - Put (Purchase)	March 2016	110,000	3.3997	4,276
Collar - Call (Sale)	April 2016	(68,000)	4.2226	(23,220)
Collar - Put (Purchase)	April 2016	68,000	3.6841	5,963
Collar - Call (Sale)	May 2016	(70,000)	4.5590	(14,370)
Collar - Put (Purchase)	May 2016	70,000	3.8286	7,517
Collar - Call (Sale)	June 2016	(85,000)	4.7718	(15,893)
Collar - Put (Purchase)	June 2016	85,000	3.8841	11,437
Collar - Call (Sale)	July 2016	(20,000)	4.3800	(5,945)
Collar - Put (Purchase)	July 2016	20,000	3.7500	1,789
Total Option (Collar)		-		(297,044)

Parent company and Consolidated
09.30.15
R$ x EUR
Type	Maturities	Notional (EUR)	Average EUR	Fair value

Financial instruments designated as cash flow hedge
Collar - Call (Sale)	November 2015	(13,000)	4.9385	(789)
Collar - Put (Purchase)	November 2015	13,000	4.3923	1,502
Collar - Call (Sale)	December 2015	(12,000)	4.9333	(1,243)
Collar - Put (Purchase)	December 2015	12,000	4.3833	1,596
Collar - Call (Sale)	January 2016	(8,000)	4.9250	(1,163)
Collar - Put (Purchase)	January 2016	8,000	4.3750	1,099
Collar - Call (Sale)	February 2016	(8,000)	4.9475	(1,423)
Collar - Put (Purchase)	February 2016	8,000	4.3950	1,326
Collar - Call (Sale)	March 2016	(7,000)	4.9894	(1,423)
Collar - Put (Purchase)	March 2016	7,000	4.3843	1,232
Collar - Call (Sale)	April 2016	(8,000)	5.0395	(1,700)
Collar - Put (Purchase)	April 2016	8,000	4.3450	1,189
Total Option (Collar)		-		203

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

4.2.2 Breakdown of the balances of non-derivative financial instruments

The position of non-derivative financial instruments is presented as follows:

Parent company and Consolidated
			09.30.15		12.31.14
Hedge Instrument	Hedge object	Reference currency (notional)	Value (notional)	Fair value (1)	Value (notional)	Fair value (1)
Financial instruments designated as cash flow hedge

Export prepayment - PPEs	Exchange	USD	300,000	1,191,870	300,000	796,860
Senior unsecured notes - Bonds	Exchange	USD	300,000	1,191,870	300,000	796,860

			600,000	2,383,740	600,000	1,593,720

(1)     Notional converted by Ptax rate in effect at year-end.

a.            Export prepayment – PPE

The position of PPE is presented as follows:

Parent company and Consolidated
09.30.15
Hedge Instrument	Type of risk hedged	Maturities	Notional (US$)	Average rate	Fair value

Export prepayment - PPE	US$ (E.R.)	02.2017 to 02.2019	300,000	1.7796	1,191,870

b.            Senior unsecured notes – Bonds

The position of bonds designated as cash flow hedge is presented as follows:

Parent company and Consolidated
09.30.15
Hedge Instrument	Type of risk hedged	Maturities	Notional (US$)	Average rate	Fair value

BRF SA BRFSBZ5	US$ (E.R.)	06.2022	150,000	2.0213	595,935
BRF SA BRFSBZ3	US$ (E.R.)	05.2023	150,000	2.0387	595,935

			300,000	2.0300	1,191,870

4.3.        Gains and losses of derivative and non-derivative financial instruments

The unrealized gains and losses of derivative and non-derivative financial instruments designated as cash flow hedge are recorded as a component of other comprehensive income, as set forth below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Shareholders' Equity
	Parent company		Consolidated
	09.30.15	12.31.14	09.30.15	12.31.14
Derivatives designated as cash flow hedges
Foreign exchange risks	(793,385)	(152,670)	(793,385)	(152,670)
Interest risks	(36,294)	(26,072)	(87,275)	(59,300)
Commodity risks	17,895	-	17,895	-
	(811,784)	(178,742)	(862,765)	(211,970)

Non derivatives designated as cash flow hedges
Foreign exchange risks	(1,240,860)	(450,840)	(1,240,860)	(450,840)

Gross losses	(2,052,644)	(629,582)	(2,103,625)	(662,810)
Deferred taxes on losses	702,555	214,058	702,555	214,058
OCI recognized by subsidiaries	(50,981)	(33,228)	-	-
Losses, net of taxes	(1,401,070)	(448,752)	(1,401,070)	(448,752)

Change in gross losses	(1,423,062)	(163,975)	(1,440,815)	(162,817)
Income taxes on financial instruments adjustments	488,497	55,752	488,497	55,752
OCI recognized by subsidiaries	(17,753)	1,158	-	-
Impact in other comprehensive income	(952,318)	(107,065)	(952,318)	(107,065)

On September 30, 2015, the realized transactions with derivative and non-derivative financial instruments designated as cash flow hedge resulted in a loss of R$348,936 (loss of R$20,386 as of September 30, 2014), composed by a net loss amounting to R$337,320 (loss of R$18,489 as of September 30, 2014) recorded as gross revenues and a net loss of R$11,616 (loss of R$1,897 as of September 30, 2014) recorded in the financial result.

4.4.        Breakdown of financial instruments by category – except derivatives

	Parent company
	09.30.15
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	68,049	-	68,049
Restricted cash	-	-	-	458,981	-	458,981
Trade accounts receivable	5,289,397	-	-	-	-	5,289,397
Other credits	462,874	-	-	-	-	462,874
Trade accounts receivable from disposal	162,358	-	-	-	-	162,358
Fair value
Marketable securities	-	-	191,387	-	-	191,387

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(4,821,619)	(4,821,619)
Loans and financing
Local currency	-	-	-	-	(3,747,088)	(3,747,088)
Foreign currency	-	-	-	-	(9,035,046)	(9,035,046)
Capital lease payable	-	-	-	-	(190,222)	(190,222)
Fair value
Loans and financing - NCE	-	-	-	-	(397,285)	(397,285)
	5,914,629	-	191,387	527,030	(18,191,260)	(11,558,214)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company
	12.31.14
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	62,104	-	62,104
Restricted cash	-	-	-	115,179	-	115,179
Trade accounts receivable	4,669,679	-	-	-	-	4,669,679
Other credits	506,844	-	-	-	-	506,844
Trade accounts receivable from disposal	195,481	-	-	-	-	195,481
Fair value
Marketable securities	-	-	283,623	-	-	283,623

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(3,591,980)	(3,591,980)
Loans and financing
Local currency	-	-	-	-	(3,454,444)	(3,454,444)
Foreign currency	-	-	-	-	(6,037,477)	(6,037,477)
Capital lease payable	-	-	-	-	(243,606)	(243,606)
Fair value
Loans and financing - NCE	-	-	-	-	(538,700)	(538,700)
	5,372,004	-	283,623	177,283	(13,866,207)	(8,033,297)

	Consolidated
	09.30.15
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	68,049	-	68,049
Restricted cash	-	-	-	458,981	-	458,981
Trade accounts receivable	3,395,341	-	-	-	-	3,395,341
Other credits	501,960	-	-	-	-	501,960
Trade accounts receivable from disposal	162,358	-	-	-	-	162,358
Fair value
Marketable securities	-	363,516	339,883	-	-	703,399

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(5,486,268)	(5,486,268)
Loans and financing
Local currency	-	-	-	-	(3,747,088)	(3,747,088)
Foreign currency	-	-	-	-	(10,778,243)	(10,778,243)
Capital lease payable	-	-	-	-	(190,222)	(190,222)
Fair value
Loans and financing - NCE	-	-	-	-	(397,285)	(397,285)
	4,059,659	363,516	339,883	527,030	(20,599,106)	(15,309,018)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	12.31.14
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	62,104	-	62,104
Restricted cash	-	-	-	115,179	-	115,179
Trade accounts receivable	3,054,577	-	-	-	-	3,054,577
Other credits	576,740	-	-	-	-	576,740
Trade accounts receivable from disposal	195,481	-	-	-	-	195,481
Fair value
Marketable securities	-	303,857	283,623	-	-	587,480

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(3,977,327)	(3,977,327)
Loans and financing
Local currency	-	-	-	-	(3,454,444)	(3,454,444)
Foreign currency	-	-	-	-	(7,596,191)	(7,596,191)
Capital lease payable	-	-	-	-	(243,790)	(243,790)
Fair value
Loans and financing - NCE	-	-	-	-	(538,700)	(538,700)
	3,826,798	303,857	283,623	177,283	(15,810,452)	(11,218,891)

4.5.        Determination of the fair value of financial instruments

The Company discloses its financial assets and liabilities at fair value, based on the appropriate accounting pronouncements, which refer to concepts of valuation and disclosure requirements.

The fair value measurement is based on 3 levels of hierarchy which considers observable and non-observable inputs. Observable inputs reflect market data obtained from independent sources, while non-observable inputs reflect the Company’s valuation methodologist. These 2 types of inputs create the hierarchy of fair value set forth below:

•         Level 1 – Prices quoted (unadjusted) for identical instruments in active markets;

•         Level 2 – Prices quoted in active markets for similar instruments, prices quoted for identical or similar instruments in non-active markets and evaluation models for which inputs are observable; and

•         Level 3 – Instruments whose significant inputs are non-observable.

The table below presents the overall classification of financial assets and liabilities according to the valuation hierarchy. During the six-month period ended September 30, 2015, there were no changes between the 3 levels of hierarchy.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)
	Parent company
	09.30.15
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Held for trading
Bank deposit certificates	-	41,178	-	41,178
Financial treasury bills	150,209	-	-	150,209
Other financial assets
Derivatives designed as hedges	-	69,340	-	69,340
Derivatives not designated as hedges	-	203	-	203
	150,209	110,721	-	260,930
Liabilities
Financial liabilities
Loans and financing	-	(397,285)	-	(397,285)
Other financial liabilities
Derivatives designed as hedges	-	(988,320)	-	(988,320)
Derivatives not designated as hedges	-	(10,732)	-	(10,732)
	-	(1,396,337)	-	(1,396,337)

	Parent company
	12.31.14
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Held for trading
Bank deposit certificates	-	64,820	-	64,820
Financial treasury bills	218,803	-	-	218,803
Other financial assets
Derivatives designed as hedges	-	13,842	-	13,842
Derivatives not designated as hedges	-	29,080	-	29,080
	218,803	107,742	-	326,545
Liabilities
Financial liabilities
Loans and financing	-	(538,700)	-	(538,700)
Other financial liabilities
Derivatives designed as hedges	-	(207,147)	-	(207,147)
Derivatives not designated as hedges	-	(8,910)	-	(8,910)
	-	(754,757)	-	(754,757)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	09.30.15
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Credit linked notes	295,963	-	-	295,963
Brazilian foreign debt securities	67,553	-	-	67,553
Held for trading
Bank deposit certificates	-	41,178	-	41,178
Financial treasury bills	150,209	-	-	150,209
Investment funds	148,496	-	-	148,496
Other financial assets
Derivatives designed as hedges	-	69,340	-	69,340
Derivatives not designated as hedges	-	1,624	-	1,624
	662,221	112,142	-	774,363
Liabilities
Financial liabilities
Loans and financing	-	(397,285)	-	(397,285)
Other financial liabilities
Derivatives designed as hedges	-	(1,041,529)	-	(1,041,529)
Derivatives not designated as hedges	-	(10,732)	-	(10,732)
	-	(1,449,546)	-	(1,449,546)

	Consolidated
	12.31.14
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Credit linked notes	187,867	-	-	187,867
Brazilian foreign debt securities	92,356	-	-	92,356
Investment funds	23,634	-	-	23,634
Held for trading
Bank deposit certificates	-	64,820	-	64,820
Financial treasury bills	218,803	-	-	218,803
Other financial assets
Derivatives designed as hedges	-	13,842	-	13,842
Derivatives not designated as hedges	-	29,259	-	29,259
	522,660	107,921	-	630,581
Liabilities
Financial liabilities
Loans and financing	-	(538,700)	-	(538,700)
Other financial liabilities
Derivatives designed as hedges	-	(245,734)	-	(245,734)
Derivatives not designated as hedges	-	(11,704)	-	(11,704)
	-	(796,138)	-	(796,138)

The following is a description of the valuation methodologies utilized by the Company for measuring financial instruments at fair value:

•         Investments in Credit linked notes, Brazilian foreign debt securities, Financial Treasury Bills (“LFT”), are classified at Level 1 of the fair value hierarchy, as the market prices are available in an active market;

•         Investments in Bank Deposit Certificates (“CDB”) are classified at Level 2, since the determination of fair value is based on the price quotation of similar financial instruments in non-active markets; and

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

•         Derivative financial instruments are valued through existing pricing models widely accepted by the financial market and described in Appendix III of the Risk Policy. Readily observable market inputs are used, such as interest rate forecasts, volatility factors and foreign currency rates. These instruments are classified at Level 2 in the valuation hierarchy, including interest rates swap and foreign currency derivatives.

4.6.        Comparison between book value and fair value of financial instruments

Except for the items presented below, the book value of all other financial instruments approximate fair value.

	Parent company and Consolidated
		09.30.15		12.31.14
	Maturity	Book value	Fair value	Book value	Fair value
BRF bonds
BRF SA BRFSBZ5	2022	(677,731)	(715,586)	(1,995,163)	(2,101,511)
BRF SA BRFSBZ4	2024	(2,992,332)	(2,868,082)	(1,961,020)	(1,953,912)
BRF SA BRFSBZ3	2023	(1,932,845)	(1,845,597)	(1,245,013)	(1,241,545)
BRF SA BRFSBZ7	2018	(511,610)	(424,346)	(501,192)	(439,461)
BRF SA BRFSBZ2	2022	(2,217,399)	(1,919,928)	-	-
Parent company		(8,331,917)	(7,773,539)	(5,702,388)	(5,736,429)

BFF bonds
Sadia Overseas BRFSBZ7	2020	(473,746)	(499,764)	(595,372)	(679,571)
Sadia bonds
Sadia Overseas BRFSBZ6	2017	(458,763)	(472,631)	(427,285)	(457,477)
Quickfood bonds
Quickfood	2016	(336,861)	(336,861)	(190,139)	(190,139)
Consolidated		(9,601,287)	(9,082,795)	(6,915,184)	(7,063,616)

4.7.        Table of sensitivity analysis

In preparation of the sensitivity analysis, Management considered the derivative financial instruments used to mitigate the currency risk and commodities as relevant risks and could impact the Company's results. Currently, Management believes that fluctuations in interest rates do not significantly affect its financial results, since have opted for fixing through derivative financial instruments (interest rate swap), a considerable part of its post fixed debt.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The table below presents the possible impacts of derivative and non-derivative financial instruments considering scenarios of appreciation and depreciation of the main traded currencies by the Company with respect to its functional currency (Real) and changes in corn prices on the Chicago Board of Trade (“CBOT”). The amount of exports utilized corresponds to notional value of derivative financial instruments entered into in order to hedge highly probable transaction.

Quantitative and qualitative information used in preparing these analyzes are based on the position for the period ended September 30, 2015. Future results to be measured may differ significantly from those estimates amounts, if the reality becomes different from the assumptions used.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

		3.9729	3.5756	2.9797	4.9661	5.9594
Parity - Brazilian Reais x U.S. Dollar		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Financial instruments designated as cash flow hedge
Non-deliverable forward and Deliverable forward (cash flow hedge)	Devaluation of R$	(43,203)	(1,802)	60,299	(146,705)	(250,206)
Fixed exchange rate	Devaluation of R$	(84,079)	24,644	187,729	(355,887)	(627,695)
Options - currencies	Devaluation of R$	-	12,219	682,646	1,049,813	2,167,191
Export prepayments	Devaluation of R$	(657,990)	(538,803)	(360,023)	(955,958)	(1,253,925)
Bonds	Devaluation of R$	(582,870)	(463,683)	(284,903)	(880,838)	(1,178,805)
Swaps	Devaluation of R$	(239,780)	(190,802)	(117,335)	(362,225)	(484,670)
Exports	Appreciation of R$	127,282	(35,061)	(930,674)	(547,221)	(1,289,290)
Financial instruments not designated as cash flow hedge
NDF - Purchase	Appreciation of R$	-	-	-	-	-
Dollar Future sales - BM&FBovespa	Devaluation of R$	18,555	68,217	142,708	(105,598)	(229,751)
Net effect		(1,462,085)	(1,125,071)	(619,553)	(2,304,619)	(3,147,151)
Shareholders' equity		(1,480,640)	(1,193,288)	(762,261)	(2,199,021)	(2,917,400)
Statement of income		18,555	68,217	142,708	(105,598)	(229,751)

		4.4349	3.9914	3.3262	5.5436	6.6524
Parity - Brazilian Reais x Euro		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Financial instruments designated as cash flow hedge
Non-deliverable forward and Deliverable forward (cash flow hedge)	Devaluation of R$	(23,602)	(5,863)	20,747	(67,951)	(112,300)
Fixed exchange rate	Devaluation of R$	(3,394)	(2,063)	(68)	(6,720)	(10,046)
Currency options	Devaluation of R$	-	21,791	59,044	32,821	94,910
Exports	Appreciation of R$	26,996	7,926	(20,679)	74,671	122,346
Financial instruments not designated as cash flow hedge
NDF and Deliverable forward (cash flow hedge)	Devaluation of R$	-	-	-	-	-
Net effect		-	21,791	59,044	32,821	94,910
Shareholders' equity		-	-	-	-	-
Statement of income		-	21,791	59,044	32,821	94,910

		6.0054	5.4049	4.5041	7.5068	9.0081
Parity - Brazilian Reais x GBP		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
NDF and Deliverable forward (cash flow hedge)	Devaluation of R$	(10,710)	(2,014)	11,031	(32,451)	(54,192)
Exports	Appreciation of R$	10,710	2,014	(11,031)	32,451	54,192
Financial instruments not designated as cash flow hedge
NDF and Deliverable forward (cash flow hedge)	Devaluation of R$	4,450	(8,047)	(26,791)	35,691	66,931
Net effect		4,450	(8,047)	(26,791)	35,691	66,931
Shareholders' equity		-	-	-	-	-
Statement of income		4,450	(8,047)	(26,791)	35,691	66,931

		0.0332	0.0298	0.0249	0.0415	0.0497
Parity - Brazilian Reais x JPY		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
NDF and Deliverable forward (cash flow hedge)	Devaluation of R$	(111,435)	(56,746)	25,286	(248,156)	(384,876)
Exports	Appreciation of R$	111,435	56,746	(25,286)	248,156	384,876
Financial instruments not designated as cash flow hedge
NDF and Deliverable forward (cash flow hedge)	Devaluation of R$	532	3,289	7,425	(6,361)	(13,254)
Net effect		532	3,289	7,425	(6,361)	(13,254)
Shareholders' equity		-	-	-	-	-
Statement of income		532	3,289	7,425	(6,361)	(13,254)

Price parity CBOT - US$/Ton		157.09	141.38	117.82	196.36	235.64
		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as cash flow hedge
NDF	Increase in the price of corn	6,037	(17,055)	(51,693)	63,767	121,497
Commodity options	Decrease in the price of corn	-	-	-	-	-
Not designated as cash flow hedge
NDF - Corn purchase	Increase in the price of corn	-	-	-	-	-
Options - Corn	Decrease in the price of corn	-	-	-	-	-
Net effect		6,037	(17,055)	(51,693)	63,767	121,497
Shareholders' equity		-	-	-	-	-
Statement of income		6,037	(17,055)	(51,693)	63,767	121,497

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

5.            SEGMENT INFORMATION

The operating segments are reported consistently with the management reports provided to the Board of Directors and Directors for assessing the performance of each segment and allocating assets.

As disclosed in note 1, in order to reflect the Company’s Organizational Charger, segment information in the six-month period ended September 30, 2015, have been prepared based on 5 reportable segments, as follows: Brazil, Europe, Middle East and Africa (“MEA”), Asia and Latin America (“LATAM”), which primarily observe the Company’s business regions.

These segments comprise operations sales of all distribution channels and are subdivided according to the nature of products as described below:

•         Poultry: involves the production and sale of whole poultry and in-natura cuts.

•         Pork and beef cuts: involves the production and sale of in-natura cuts.

•         Processed products: involves the production and sale of processed foods, frozen and processed products derived from poultry, pork and beef.

•         Other processed products: involves the production and sale of processed foods like margarine, vegetable and soybean-based products.

•         Other sales: involves trade of animal feed, soy meal, refined soy flour, cheese and cream cheese.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The net sales for each reportable segment are presented below:

	Consolidated
Net Sales	09.30.15	09.30.14
Brazil
Poultry	1,673,432	1,441,316
Pork and beef	566,735	813,737
Processed products	8,901,346	8,037,435
Other sales	551,998	750,745
	11,693,511	11,043,233

Europe
Poultry	607,129	333,188
Pork and beef	617,029	641,821
Processed products	1,367,698	1,276,726
	2,591,856	2,251,735

MEA
Poultry	4,648,240	3,552,522
Pork and beef	105,054	199,328
Processed products	379,592	397,142
Other sales	46	-
	5,132,932	4,148,992

Asia
Poultry	2,115,233	1,904,940
Pork and beef	237,730	297,782
Processed products	54,818	51,201
	2,407,781	2,253,923

LATAM
Poultry	315,666	440,065
Pork and beef	208,533	213,523
Processed products	852,778	573,011
Other sales	38,768	35,408
	1,415,745	1,262,007
	23,241,825	20,959,890

The operating income for each reportable segment is presented below:

	Consolidated
	09.30.15	09.30.14

Brazil	920,801	1,194,285
Europe	369,656	370,194
MEA	801,133	132,112
Ásia	533,007	333,782
LATAM	43,377	41,512
	2,667,974	2,071,885

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

No customer was individually or in aggregate responsible for more than 5% of net sales for the period ended September 30, 2015 and 2014.

The goodwill and intangible assets with indefinite useful life (trademarks) arising from business combination were allocated to the reportable operating segments, considering the nature of the products manufactured in each segment (cash-generating unit), as presented below:

	Consolidated
	Goodwill		Trademarks		Total
	09.30.15	12.31.14	09.30.15	12.31.14	09.30.15	12.31.14
Brazil	1,151,498	1,151,498	982,478	982,478	2,133,976	2,133,976
Europe	642,863	303,258	20,124	20,115	662,987	323,373
MEA	742,820	749,654	170,407	170,407	913,227	920,061
Ásia	78,270	78,270	-	-	78,270	78,270
LATAM	458,731	242,663	126,267	94,888	584,998	337,551
	3,074,182	2,525,343	1,299,276	1,267,888	4,373,458	3,793,231

Information referring to the total assets by operating segments is not being disclosed, as it is not included in the set of information made available to the Company’s Management, which take investment decisions and determine allocation of assets on a consolidated basis.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

6.            CASH AND CASH EQUIVALENTS

	Average rate (p.a.)	Parent company		Consolidated
		09.30.15	12.31.14	09.30.15	12.31.14
Cash and bank accounts
U.S. Dollar	-	399	13,049	1,030,831	1,309,800
Brazilian Reais	-	74,833	101,422	75,121	101,654
Euro	-	8,434	122,282	251,687	311,339
Other currencies	-	1,157	626	259,805	115,719
		84,823	237,379	1,617,444	1,838,512
Cash equivalents
In Brazilian Reais
Investment funds	14.26%	14,300	13,863	14,300	13,863
Savings account	5.65%	8,479	-	8,479	-
Bank deposit certificates	14.09%	1,070,745	1,617,420	1,134,374	1,644,069
		1,093,524	1,631,283	1,157,153	1,657,932
In U.S. Dollar
Term deposit (1)	1.06%	215,196	39,888	3,826,017	1,521,420
Overnight	0.14%	53,795	22,267	1,115,141	901,851
In Euro
Term deposit (1)	-	-	48,540	-	78,190
Other currencies
Term deposit (1)	0.30%	-	-	8,346	9,037
		268,991	110,695	4,949,504	2,510,498
		1,447,338	1,979,357	7,724,101	6,006,942

(1)       The redemption can occur at any time without loss of value.

7.            MARKETABLE SECURITIES

			Average interest rate (p.a.)	Parent company		Consolidated
	WATM (1)	Currency		09.30.15	12.31.14	09.30.15	12.31.14
Available for sale
Credit linked note	4.67	US$	3.80%	-	-	295,963	187,867
Brazilian foreign debt securities	2.60	US$	2.98%	-	-	67,553	92,356
Investment funds	-	ARS	-	-	-	-	23,634
				-	-	363,516	303,857
Held for trading
Bank deposit certificates ("CDB")	5.67	R$	13.96%	41,178	64,820	41,178	64,820
Financial treasury bills	4.79	R$	14.15%	150,209	218,803	150,209	218,803
Investment funds	1.00	ARS	12.45%	-	-	148,496	-
				191,387	283,623	339,883	283,623
Held to maturity
Financial treasury bills	1.97	R$	14.15%	68,049	62,104	68,049	62,104
				259,436	345,727	771,448	649,584

Current				191,387	283,623	703,399	587,480
Non-current				68,049	62,104	68,049	62,104

(1)     Weighted average maturity in years.

There were no changes in the characteristics of marketable disclosed above as compared to the information disclosed in the financial statements for the year ended December 31, 2014 (note 8).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The unrealized gain from the change in fair value of the available for sale securities, recorded in other comprehensive income, corresponds to an accumulated loss of R$15,257 net of income tax of R$226 (loss of R$17,296 net of income tax of R$225 as of December 31, 2014).

Additionally, on September 30, 2015, of the total of marketable securities, R$64,970 (R$32,433 as of December 31, 2014)  were pledged as collateral for operations with future contracts denominated in U.S. Dollars, traded on the Futures and Commodities Exchange (“BM&FBOVESPA”).

The Company has also restricted cash of R$458,981 on September 30, 2015 (R$115,179 on December 31, 2014), of which, R$132,922 is represented by investments in National Treasury Certificates (“CTN”) which mature in 2020 and are pledged as collateral for the loan obtained through the Special Asset Restructuring Program (“PESA”) (note 18) and, R$326,059 is represented by investments in Interbank Deposit Certificates (“CDB”) which mature in 2017 and are pledged to the disposal of the  dairy segment by BRF to Groupe Lactalis (“Parmalat”).

The Company conducted an analysis of sensitivity to foreign exchange rate as presented in note 4.7.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

8.            TRADE ACCOUNTS RECEIVABLE, NET AND NOTES RECEIVABLE

	Parent company		Consolidated
	09.30.15	12.31.14	09.30.15	12.31.14
Trade accounts receivable, net
Domestic customers	1,527,111	1,476,399	1,527,111	1,476,399
Domestic related parties	1,115	1,622	1,115	1,622
Foreign customers	464,645	410,943	2,143,969	1,693,314
Foreign related parties	3,722,303	2,889,486	168,032	1,243
	5,715,174	4,778,450	3,840,227	3,172,578
( - ) Adjustment to present value	(8,948)	(10,220)	(8,948)	(10,220)
( - ) Allowance for doubtful accounts	(416,829)	(98,551)	(435,938)	(107,781)

	5,289,397	4,669,679	3,395,341	3,054,577

Current	5,284,577	4,663,193	3,390,521	3,046,871
Non-current	4,820	6,486	4,820	7,706

Credit notes	498,912	532,148	538,285	602,987
( - ) Adjustment to present value	(4,149)	(8,640)	(4,436)	(9,583)
( - ) Allowance for doubtful accounts	(31,889)	(16,664)	(31,889)	(16,664)

	462,874	506,844	501,960	576,740

Current	264,468	170,029	299,375	215,067
Non-current (1)	198,406	336,815	202,585	361,673

(1) Weighted average maturity of 3.42 years.

Of the foreign related parties balance recorded in the parent company, US $ 1,110,010 were transferred in the Certificate of Agribusiness Receivables operation (“CRA”) as disclosed in Note 18.1.

On September 30, 2015 notes receivable are comprised mainly by receivables from the (i) sale of Ana Rech assets to JBS, of R$113,240, (ii) sale of assets of Vila Anastácio, former headquarters of Sadia, of R$35,194 and (iii) sale of Carambeí plant to Seara, of R$84,805 and (iv) disposal of various other assets and farms, R$259,023.

The trade accounts receivable from related parties by the parent company are disclosed in note 27 and those regarding the consolidated balances are disclosed in note 16. The consolidated balances, refers to transaction with associates UP!, in domestic market and with joint venture AKF, in foreign market.

The rollforward of allowance for doubtful accounts is presented below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company		Consolidated
	09.30.15	12.31.14	09.30.15	12.31.14
Beginning balance	98,551	99,874	107,781	107,478
Additions	252,427	85,163	270,713	91,315
Business combination	-	-	-	2,798
Reversals	(43,686)	(54,479)	(50,221)	(57,838)
Write-offs	(23,292)	(32,089)	(23,293)	(33,953)
Exchange rate variation	132,829	82	130,958	(2,019)
Ending balance	416,829	98,551	435,938	107,781

The aging of trade accounts receivable is as follows:

	Parent company		Consolidated
	09.30.15	12.31.14	09.30.15	12.31.14
Current	5,409,093	4,494,352	3,286,139	2,793,427
Overdue
01 to 60 days	12,014	45,872	226,260	118,902
61 to 90 days	4,591	29,504	15,445	29,988
91 to 120 days	5,046	34,367	7,213	42,092
121 to 180 days	4,306	72,658	6,224	73,992
181 to 360 days	66,367	13,317	73,719	13,758
More than 361 days	213,757	88,380	225,227	100,419
( - ) Adjustment to present value	(8,948)	(10,220)	(8,948)	(10,220)
( - ) Allowance for doubtful accounts	(416,829)	(98,551)	(435,938)	(107,781)
	5,289,397	4,669,679	3,395,341	3,054,577

9.            INVENTORIES

	Parent company		Consolidated
	09.30.15	12.31.14	09.30.15	12.31.14
Finished goods	1,573,289	1,045,232	2,700,264	1,551,383
Goods for resale	10,391	16,764	10,391	23,025
Work in process	133,439	193,228	155,001	207,039
Raw materials	631,741	482,863	677,548	517,460
Packaging materials	64,768	75,745	95,809	96,275
Secondary materials	265,151	217,604	306,475	232,657
Spare parts	130,286	145,311	179,290	164,925
Goods in transit	-	-	-	77,576
Imports in transit	126,568	74,864	160,024	122,593
Advances to suppliers	9,378	10,678	9,378	10,678
(-) Provision for adjustment to realizable value	(50)	(67)	(15,069)	(1,205)
(-) Provision for deterioration	(30,239)	(17,411)	(32,153)	(19,521)
(-) Provision for obsolescense	(10,574)	(16,522)	(12,751)	(18,063)
(-) Adjustment to present value	(33,171)	(23,467)	(33,171)	(23,467)
	2,870,977	2,204,822	4,201,036	2,941,355

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The write-offs of products sold from inventories to cost of sales during six-months ended September 30, 2015 totaled R$14,338,859 in the parent company and R$15,952,313 in the consolidated (R$14,021,093 in the parent company and R$15,137,968 in the consolidated as of September 30, 2014). Such amounts include the additions and reversals of inventory provisions presented in the table below:

	Parent company
	12.31.14	Additions	Reversals	Write-offs	09.30.15
Provision for adjustment to realizable value	(67)	(816)	833	-	(50)
Provision for deterioration	(17,411)	(23,445)	-	10,617	(30,239)
Provision for obsolescence	(16,522)	(1,419)	-	7,367	(10,574)
	(34,000)	(25,680)	833	17,984	(40,863)

	Consolidated
	12.31.14	Additions	Reversals	Write-offs	Exchange rate variation	09.30.15
Provision for adjustment to realizable value	(1,205)	(11,331)	1,404	-	(3,937)	(15,069)
Provision for deterioration	(19,521)	(24,694)	-	11,802	260	(32,153)
Provision for obsolescence	(18,063)	(2,338)	-	7,909	(259)	(12,751)
	(38,789)	(38,363)	1,404	19,711	(3,936)	(59,973)

On September 30, 2015, there were no inventory items pledged as collateral for rural credit operations (R$40,000 as of December 31, 2014).

10.         BIOLOGICAL ASSETS

The current and non-current balances of biological assets are segregated are presented below:

	Parent company		Consolidated
	09.30.15	12.31.14	09.30.15	12.31.14

Live animals	1,261,419	1,122,350	1,271,352	1,130,580
Total current	1,261,419	1,122,350	1,271,352	1,130,580

Live animals	497,065	459,381	498,402	460,768
Forests	221,857	222,442	221,857	222,442
Total non-current	718,922	681,823	720,259	683,210
	1,980,341	1,804,173	1,991,611	1,813,790

Live animals are classified in the categories: poultry and pork and separated into consumable and for production. There were no changes in classification of nature of biological assets as compared to the information disclosed in the financial statements for the year ended December 31, 2014 (note 11).

During the nine-months period ended September 30, 2015, Management did not identify any event that could impact the business model on the assumptions utilized in the analyses performed in 2014.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The quantities and balances per category of live animals are presented below:

	Parent company
	09.30.15		12.31.14
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	188,296	584,378	174,855	507,707
Immature pork	3,410	677,041	3,370	614,643
Total current	191,706	1,261,419	178,225	1,122,350

Production biological assets
Immature poultry	6,825	104,066	6,793	88,652
Mature poultry	11,212	163,996	11,378	154,238
Immature pork	178	49,194	174	44,547
Mature pork	383	179,809	379	171,304
Immature cattle	-	-	-	395
Mature cattle	-	-	-	245
Total non-current	18,598	497,065	18,724	459,381
	210,304	1,758,484	196,949	1,581,731

	Consolidated
	09.30.15		12.31.14
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	190,983	594,311	177,914	515,937
Immature pork	3,410	677,041	3,370	614,643
Total current	194,393	1,271,352	181,284	1,130,580

Production biological assets
Immature poultry	6,866	104,906	6,836	89,308
Mature poultry	11,249	164,493	11,451	154,969
Immature pork	178	49,194	174	44,547
Mature pork	383	179,809	379	171,304
Immature cattle	-	-	-	395
Mature cattle	-	-	-	245
Total non-current	18,676	498,402	18,840	460,768
	213,069	1,769,754	200,124	1,591,348

The rollforward of biological assets for the year is presented below:

	Parent company
	Current			Non-current
	Poultry	Pork	Total	Poultry	Pork	Cattle	Forests	Total
Balance as of 12.31.14	507,707	614,643	1,122,350	242,890	215,851	640	222,442	681,823
Acquisition	132,367	891,247	1,023,614	25,472	102,789	-	-	128,261
Increase due to reproduction, consumption of animal feed, medication and remuneration of outgrowers	963,307	73,692	1,036,999	282,073	12,645	322	-	295,040
Depreciation/Depletion	-	-	-	(240,673)	(57,854)	(15)	(20,840)	(319,382)
Harvest	-	-	-	-	-	-	(282)	(282)
Transfer between current and non-current	41,700	44,428	86,128	(41,700)	(44,428)	-	22,306	(63,822)
Reduction due to slaughtering	(1,060,703)	(946,969)	(2,007,672)	-	-	(947)	(1,769)	(2,716)
Balance as of 09.30.15	584,378	677,041	1,261,419	268,062	229,003	-	221,857	718,922

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	Current			Non-current
	Poultry	Pork	Total	Poultry	Pork	Cattle	Forests	Total
Balance as of 12.31.14	515,937	614,643	1,130,580	244,277	215,851	640	222,442	683,210
Acquisition	133,102	891,247	1,024,349	26,207	102,789	-	-	128,996
Increase due to reproduction, consumption of animal feed, medication and remuneration of outgrowers	983,718	73,692	1,057,410	282,073	12,645	322	-	295,040
Depreciation/Depletion	-	-	-	(241,824)	(57,854)	(15)	(20,840)	(320,533)
Harvest	-	-	-	-	-	-	(282)	(282)
Transfer between current and non-current	41,700	44,428	86,128	(41,700)	(44,428)	-	22,306	(63,822)
Reduction due to slaughtering	(1,083,036)	(946,969)	(2,030,005)	-	-	(947)	(1,769)	(2,716)
Exchange rate variation	2,890	-	2,890	366	-	-	-	366
Balance as of 09.30.15	594,311	677,041	1,271,352	269,399	229,003	-	221,857	720,259

Breeding animal costs are depreciated using the straight-line method for a period from 15 to 30 months.

11.         RECOVERABLE TAXES

	Parent company		Consolidated
	09.30.15	12.31.14	09.30.15	12.31.14
State ICMS ("VAT")	1,106,237	990,317	1,205,394	1,048,236
PIS and COFINS ("Federal Taxes to Social Fund Programs")	312,651	289,333	312,707	289,389
Income and social contribution tax	348,808	551,050	402,696	585,187
IPI ("Federal VAT")	60,018	59,560	60,018	59,560
Other	176,815	148,940	211,460	172,031
(-) Provision for losses	(222,885)	(226,306)	(232,101)	(233,245)
	1,781,644	1,812,894	1,960,174	1,921,158

Current	966,072	914,720	1,112,671	1,009,076
Non-current	815,572	898,174	847,503	912,082

The rollforward of the provision for losses is presented below:

	Parent company
	12.31.14	Additions	Write-offs	09.30.15
State ICMS ("VAT")	(169,518)	(15,052)	17,004	(167,566)
PIS and COFINS ("Federal Taxes to Social Fund Programs")	(31,478)	(14,482)	16,035	(29,925)
Income and social contribution tax	(8,985)	-	-	(8,985)
IPI ("Federal VAT")	(14,740)	-	-	(14,740)
Other	(1,585)	(159)	75	(1,669)
	(226,306)	(29,693)	33,114	(222,885)

	Consolidated
	12.31.14	Additions	Write-offs	Exchange rate variation	09.30.15
State ICMS ("VAT")	(169,518)	(15,052)	17,004	-	(167,566)
PIS and COFINS ("Federal Taxes to Social Fund Programs")	(31,478)	(14,482)	16,035	-	(29,925)
Income and social contribution tax	(9,030)	-	-	-	(9,030)
IPI ("Federal VAT")	(14,740)	-	-	-	(14,740)
Other	(8,479)	(159)	75	(2,277)	(10,840)
	(233,245)	(29,693)	33,114	(2,277)	(232,101)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

12.         DISCONTINUED OPERATIONS

On July 01, 2015, BRF completed with Lactalis (“buyer”) the sale of its productive units from the dairy segment, which includes (i) the manufacturing facilities located in the cities of Bom Conselho (PE), Carambeí (PR), Ravena (MG), Concórdia (SC), Teutônia (RS), Itumbiara (GO), Terenos (MS), Ijuí (RS), Três de Maio I (RS), Três de Maio II (RS) and Santa Rosa (RS) and (ii) the related assets and trademarks  (Batavo, Elegê, Cotochés, Santa Rosa and DoBon) dedicated to such segment (“Transaction”).

The value of such Transaction was set forth at US$697,756 in the sales contract signed on December 05, 2015 to be received at the conclusion date of  the transaction, subject to usual adjustments for working capital and net debt, as determined by the terms of SPA.

Since the value of Transaction was fixed in U.S. Dollars and, considering that the functional currency of BRF and of buyer is different from U.S. Dollars, an embedded derivative was recognized under the terms of CPC 38, approved by CVM Deliberation nº 604/09. The fair market value of the embedded derivative totaled R$194,151 until the conclusion date and was recorded as other financial assets with effect in the statement of income.

BRF recorded a gain of R$212,945 on the operation (see note 12.1.1).

The statements of income and cash flows from discontinued operations that represent the dairy segment performance until the conclusion date of the Transaction on July 01, 2015 as well as the gain on the dairy segment assets disposal are disclosed as follows:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

12.1.     Net income from discontinued operations

	Parent company		Consolidated
	09.30.15(1)	09.30.14	09.30.15(1)	09.30.14
Net Sales	983,535	2,050,846	1,122,764	2,050,846
Cost of Sales	(786,821)	(1,596,716)	(905,752)	(1,596,716)
Gross Profit	196,714	454,130	217,012	454,130
Operating Income (Expenses)
Selling	(160,261)	(325,426)	(188,199)	(325,426)
General and Administrative	(9,191)	(22,580)	(13,477)	(22,580)
Other Operating Expenses, net	(11,071)	(20,878)	(20,682)	(20,878)
Income from Associates and Joint Ventures	(19,465)	(1,243)	(1,876)	(1,243)
OPERATING INCOME	(3,274)	84,003	(7,222)	84,003
Financial Expenses	-	-	(292)	-
Financial Income	-	-	10	-
Income Before Taxes	(3,274)	84,003	(7,504)	84,003
Expense (credit) of income and social contribution taxes	(3,798)	(21,430)	432	(21,430)
Net income from discontined operations	(7,072)	62,573	(7,072)	62,573

12.1.1.        Results from the sale of discontinued operations

Proceeds received in 07.01.15	2,153,659
Cash	1,838,110
Restricted cash	315,549
Price adjustment (1)	73,190
Gross revenue	2,226,849
Gain with the embedded derivative	(194,151)
Net revenue of the embedded derivative	2,032,698
Cost of the assets from discontinued operations	(1,819,753)
Gain with the sale of discontinued operations	212,945

Gain with the embedded derivative
Realized in 2014	27,955
Realized in 2015	166,196
194,151

(1)  Price adjustment according to the signed contract regarding working capital and net debt on the transaction date.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

12.1.2.        Operational result from the sale of discontinued operations

Operation gain
Loss from discontinued operations	(7,504)
Current income and social contribution taxes	432
Net loss from discontinued operations	(7,072)

Operational result from the sale of discontinued operations	212,945
Current income and social contribution taxes	(22,785)
Net operational gain from the sale of discontinued operations	190,160

Net operational income from discontinued operations - 2015	183,088

12.2.     Statements of cash flow of discontinued operations

		Parent company	Consolidated
	09.30.15	09.30.14	09.30.15	09.30.14

Net profit from discontinued operations	183,088	62,573	183,088	62,573
Adjustments to reconcile net income to net cash provided by discontinued operations
Depreciations and amortization	76	48,393	4,035	48,393
Equity pick-up	19,465	1,243	1,876	1,243
Deferred income tax	-	-	(8,939)	-
Trade accounts receivable	(190,160)	-	(190,160)	-
Changes in assets and liabilities
Trade accounts receivable	-	-	81,622	-
Inventories	-	-	(67,504)	-
Trade accounts payable	-	-	(54,600)	-
Other rigts and obligations	15,838	(76,507)	53,002	(76,507)
Net cash provided by discontinued operating activities	28,307	35,702	2,420	35,702

Investing activities from discontinued operations
Capital increase in subsidiaries	(20,038)	-	-	-
Additions ti property, plant and equipment	(8,269)	(35,702)	(12,305)	(35,702)
Net cash used investing activities from discontinued operations	(28,307)	(35,702)	(12,305)	(35,702)
Proceeds from debt issuance	-	-	10,038	-
Capital increase	-	-	10,000	-
Net cash (used in) provided by financing activities	-	-	20,038	-
Net increase in cash	-	-	10,153	-
At the end of period	-	-	10,153	-

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

13.         INCOME AND SOCIAL CONTRIBUTION TAXES

13.1. Deferred income and social contribution taxes

	Parent company		Consolidated
	09.30.15	12.31.14	09.30.15	12.31.14
Assets
Tax loss carryforwards (corporate income tax)	1,070,512	640,745	1,167,121	697,843
Negative calculation basis (social contribution tax)	420,527	262,731	420,771	263,159

Temporary differences
Provisions for tax, civil and labor risks	202,856	200,748	206,338	204,212
Suspended collection taxes	59,573	69,074	59,573	69,074
Allowance for doubtful accounts	112,840	6,783	113,709	7,652
Provision for property, plant and equipment losses	19,311	15,529	19,311	15,529
Provision for tax credits	72,159	73,350	72,702	73,893
Provision for other obligations	76,465	50,810	78,971	52,914
Employees' profit sharing	76,216	118,899	76,216	118,899
Provision for inventory losses	13,494	11,560	13,494	11,560
Employees' benefits plan	102,618	106,784	102,618	106,784
Difference between taxes bases and accounting bases of goodwill amortization	228,509	935	228,509	935
Business combination - Sadia (1)	481,775	583,770	481,775	583,770
Unrealized losses on derivatives financial instruments	209,030	56,615	209,030	56,615
Provision for losses - other debtors	10,923	8,220	10,923	8,220
Unrealized losses on fair value measurement	16,819	-	16,819	-
Other temporary differences	115,218	47,493	123,145	51,079
	3,288,845	2,254,046	3,401,025	2,322,138

Liabilities
Temporary differences
Business combination - Sadia (1)	(730,189)	(750,509)	(730,189)	(750,509)
Business combination - other companies	-	-	(36,211)	(75,729)
Unrealized gains on derivatives	-	(10,601)	-	(10,601)
Difference between tax basis and accounting basis of goodwill amortization	(422,756)	(223,213)	(422,756)	(223,213)
Difference between tax depreciation rate and accounting depreciation rate (useful life)	(582,530)	(511,404)	(582,530)	(511,404)
Estimated annual effective tax rate - CPC 21	(421,713)	-	(421,713)	-
Other temporary differences	(962)	(6,387)	(78,133)	(36,667)
	(2,158,150)	(1,502,114)	(2,271,532)	(1,608,123)

Total net deferred tax assets	1,130,695	751,932	1,129,493	714,015

Business combination - Dánica and Avex (deferred tax liability)	-	-	(17,448)	(15,633)
Business combination - AFC (deferred tax liability)	-	-	(47,120)	(34,636)
Business combination - AKF (deferred tax liability)	-	-	(6,096)	(4,334)
Business combination - Federal Foods (deferred tax liability)	-	-	(10,704)	(7,751)
Other - exchange variation	-	-	(61,635)	(27,830)
	-	-	(143,003)	(90,184)
Total deferred tax	1,130,695	751,932	986,490	623,831

(1)          The deferred tax asset on the business combination with Sadia is mainly computed on the difference between the accounting and tax basis of goodwill determined in the purchase price allocation. Deferred tax liabilities on business combinations Sadia are substantially represented by the fair value of property, plant and equipment, trademarks and contingent liabilities.

Certain subsidiaries of the Company have tax loss carryforwards and negative basis of social contribution of R$16,394 and R$16,211, respectively, (R$16,474 and R$16,291 as of December 31, 2014), for which no deferred tax asset was recorded. If there was an expectation that such tax credits would be realized the amount to be recognized in the balance sheet would be R$5,558 (R$5,585 as of December 31, 2014).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

13.2.      Estimated time of realization

Deferred tax arising from temporary differences that will be realized as they are settled or realized. The period of the settlement or realization of such differences would not be properly estimated and is tied to several factors that are not under control of Management.

When assessing the likelihood of the realization of deferred tax assets on income tax loss carryforward and negative calculation bases of social contribution tax, Management considers the Company’s budget, strategic plan and projected taxable income. Based on this estimate, Management believes that it is probable that the deferred tax will be realized, as shown below:

	Parent company	Consolidated
2015	-	832
2016	176,178	177,486
2017	196,901	213,465
2018	219,883	237,351
2019 onwards	898,077	958,758
	1,491,039	1,587,892

The rollforward of deferred tax is set forth below:

	Parent company		Consolidated
	09.30.15	12.31.14	09.30.15	12.31.14

Beginning balance	751,932	745,875	623,831	645,111
Deferred income and social contribution taxes recognized in the statement of income	108,537	(235,889)	139,433	(235,205)
Deferred income and social contribution taxes transfered to assets held for sale - dairy business	(200,617)	200,617	(200,617)	200,617
Deferred income and social contribution taxes recognized in Business combination - Minerva	(1,879)	1,128	-	-
Deferred income and social contribution taxes recognized in other comprehensive income	472,722	52,783	473,173	52,824
Business combination	-	-	-	(46,722)
Other	-	(12,582)	(49,330)	7,206
Ending balance	1,130,695	751,932	986,490	623,831

13.3.     Income and social contribution taxes reconciliation

	Parent company		Consolidated
	09.30.15	09.30.14	09.30.15	09.30.14

Income before taxes from continued operations	1,377,910	1,277,688	1,379,028	1,281,785
Nominal tax rate	34%	34%	34%	34%
Expected tax expense at nominal tax rate	(468,489)	(434,414)	(468,870)	(435,807)

Reconciling itens:
Equity interest in income of subsidiaries, associates and joint venture	485,543	164,254	(37,920)	10,482
Exchange rate variation on foreign investments	445,949	(33,673)	492,154	(14,467)
Difference of tax rates on results of foreign subsidiaries	-	-	482,285	130,369
Interest on shareholders' equity	144,792	122,740	144,792	122,740
Penalties	(3,151)	(10,600)	(3,156)	(10,600)
Investment grant	33,259	32,380	33,259	32,380
Estimated annual effective tax rate - CPC 21	(421,713)	54,384	(421,713)	54,384
Other permanent differences	(81,070)	(28,544)	(86,456)	(27,712)
	135,120	(133,473)	134,375	(138,231)

Current income tax	26,583	(5,493)	(5,058)	(29,305)
Deferred income tax	108,537	(127,980)	139,433	(108,926)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The taxable income, current and deferred income tax from foreign subsidiaries is presented below:

	Consolidated
	09.30.15	09.30.14
Taxable income (loss) from foreign subsidiaries	1,598,881	389,751
Current income tax credit (expense) from foreign subsidiaries	(29,978)	(22,046)
Deferred income tax from foreign subsidiaries	5,967	14,687

The Company has determined that the earnings recorded by the holdings of its wholly-owned subsidiaries located abroad will not be redistributed. Such resources will be used for investments in the subsidiaries, and thus no deferred income tax was recognized. The total of undistributed earnings corresponds to R$4,617,618 as of September 30, 2015 (R$1,896,478 as of December 31, 2014).

Brazilian income taxes are subject to review for a 5-year period, during which the tax authorities might audit and assess the Company for additional taxes and penalties. Subsidiaries located abroad are taxed in their respective jurisdictions, according to local regulations.

14.         JUDICIAL DEPOSITS

The rollforward of the judicial deposits is presented below:

	Parent company
	12.31.14	Additions	Reversals	Write-offs	Price index update	09.30.15
Tax	352,274	20,873	(30,707)	(4,575)	23,507	361,372
Labor	228,309	95,334	(10,284)	(43,558)	19,067	288,868
Civil, commercial and other	31,703	6,375	(182)	(56)	2,735	40,575
	612,286	122,582	(41,173)	(48,189)	45,309	690,815

	Consolidated
	12.31.14	Additions	Reversals	Write-offs	Price index update	Exchange rate variation	09.30.15
Tax	352,184	20,938	(30,707)	(4,575)	23,532	-	361,372
Labor	231,369	98,707	(10,871)	(43,558)	19,069	1,532	296,248
Civil, commercial and other	32,166	6,375	(247)	(56)	2,735	-	40,973
	615,719	126,020	(41,825)	(48,189)	45,336	1,532	698,593

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

15.         INVESTMENTS IN SUBSIDIARIES, ASSOCIATES AND JOINT VENTURES

15.1.     Investments breakdown

	Parent company		Consolidated
	09.30.15	12.31.14	09.30.15	12.31.14
Investment in subsidiaries and associates	6,510,047	3,439,320	118,345	137,359
Goodwill Quickfood	408,983	312,177	-	-
Goodwill Minerva	252,810	247,283	252,810	247,283
Goodwill AKF	-	-	83,785	52,428
Advance for future capital increase	-	100	-	-
	7,171,840	3,998,880	454,940	437,070
Other investments	1,107	849	1,629	1,353
	7,172,947	3,999,729	456,569	438,423

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

15.2.     Summary of financial information of associates

	Avipal Centro Oeste S.A.	Avipal Construtora S.A.	BRF GmbH	Elebat Alimentos S.A.	Establec. Levino Zaccardi	Perdigão Trading S.A.	PSA Labor. Veter. Ltda.	Quickfood S.A.	Sadia Alimentos S.A.	Sadia International Ltd.	Sadia Uruguay S.A.	Sadia Overseas S.A.	VIP S.A. Empr. e Particip. Imob.
	09.30.15	09.30.15	09.30.15	09.30.15	09.30.15	09.30.15	09.30.15	09.30.15	09.30.15	09.30.15	09.30.15	09.30.15	09.30.15
Current assets	38	-	645,336	-	1,227	-	3,892	370,185	21,168	4,591	19,983	32,446	92,375
Non-current assets	-	-	6,076,747	-	198	-	2,718	337,125	200,487	259,615	113,499	341,338	1,319
Current liabilities	-	-	(22,413)	-	(1,209)	-	(640)	(412,796)	(16,292)	(5,359)	(7,847)	(10,780)	(2,722)
Non-current liabilities	-	-	(793,388)	-	(30)	-	-	(273,448)	(18,082)	-	-	(447,984)	(24)
Shareholders' equity	(38)	-	(5,906,282)	-	(186)	-	(5,970)	(21,066)	(187,281)	(258,847)	(125,635)	84,980	(90,948)

Net revenues	-	-	11,735	170,579	-	-	-	909,138	66	-	25,217	-	-
Net income (loss)	-	-	1,583,203	(18,164)	(1,141)	-	406	(5,342)	(48,127)	(8,093)	4,407	(18,031)	4,803

	12.31.14	12.31.14	12.31.14	12.31.14	12.31.14	12.31.14	12.31.14	12.31.14	12.31.14	12.31.14	12.31.14	12.31.14	12.31.14
Current assets	38	-	391,669	1	3,921	-	3,698	232,850	18,533	1,428	-	39	65,907
Non-current assets	-	-	2,767,582	-	124	-	2,503	217,735	89,086	180,728	-	385,891	22,870
Current liabilities	-	-	(13,402)	-	(1,729)	-	(637)	(270,110)	(13,106)	(1,737)	-	(2,917)	(2,608)
Non-current liabilities	-	-	(205,604)	-	(1,235)	-	-	(161,763)	(16,110)	-	-	(424,367)	(26)
Shareholders' equity	(38)	-	(2,940,245)	(1)	(1,081)	-	(5,564)	(18,712)	(78,403)	(180,419)	-	41,354	(86,143)

Net revenues	-	-	10,283	-	3,718	-	-	860,071	3,440	-	-	-	-
Net income (loss)	(44)	(49)	717,782	-	(2,960)	(52)	630	(23,500)	(35,543)	(10,024)	-	(20,030)	10,489

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

15.3.     Rollforward of the interest in subsidiaries and associates – Parent company

	Subsidiaries											Associates
	Avipal Centro Oeste S.A.	BRF GmbH	Elebat Alimentos S.A.	Establec. Levino Zaccardi	PSA Labor. Veter. Ltda	Quickfood S.A.	Sadia Alimentos S.A.	Sadia International Ltd.	Sadia Uruguay S.A.	Sadia Overseas S.A.	VIP S.A. Empr. e Particip. Imob	K&S Alimentos S.A.	Minerva S.A.	Nutrifont Alimentos S.A.	PP-BIO Adm. Bem próprio S.A.	PR-SAD Adm. Bem próprio S.A.	UP! Alimentos Ltda	Total
																		09.30.15	12.31.14
a) Capital share as of September 30, 2015
% of share	100.00%	100.00%	99.99%	98.26%	99.99%	90.05%	43.10%	100.00%	86.11%	100.00%	100.00%	49.00%	15.11%	50.00%	33.33%	33.33%	50.00%
Total number of shares and membership interests	6,963,854	1	710,184,339	100	5,463,850	36,469,606	33,717,308	900	898,160,091	50,000	14,249,459	27,664,086	191,993,702	20,000	-	-	1,000
Number of shares and membership interest held	6,963,854	1	710,184,330	98	5,463,849	32,841,224	33,717,308	900	773,396,778	50,000	14,249,459	13,555,402	29,000,000	10,000	-	-	500

b) Information as of September 30, 2015
Capital stock	5,972	8,414	-	6,604	5,564	28,117	338,800	3,576	110,300	4	40,061	27,664	950,598	-	-	-	1
Shareholders' equity	38	5,906,282	-	186	5,970	21,066	187,281	258,847	125,635	(84,980)	90,948	47,803	(9,825)	-	-	-	23,973
Fair value adjustments of assets and liabilities acquired	-	-	-	-	-	175,417	-	-	-	-	-	-	-	-	-	-	-
Goodwill based on expectation of future profitability	-	-	-	-	-	233,566	-	-	-	-	-	-	252,810	-	-	-	-
Income (loss) for the period	-	1,583,203	(18,164)	(1,141)	406	(5,342)	(48,127)	(8,093)	4,407	(18,031)	4,803	12,031	(834,077)	-	-	-	35,586

c) Balance of investments as of September 30, 2015
Beginning balance	38	2,940,251	-	1,060	5,561	328,960	78,307	180,418	-	-	86,142	17,528	357,246	-	1,354	2,014	1	3,998,880	3,203,993
Equity pick-up	-	1,583,203	(18,164)	(1,121)	406	(4,811)	(27,925)	(8,093)	4,376	(18,031)	4,803	5,896	(133,428)	(1,301)	-	-	17,793	1,403,603	659,572
Unrealized profit in inventory	-	5,439	-	166	-	824	(217)	-	-	-	-	-	-	-	-	-	-	6,212	512
Goodwill in the acquisition of non-controlling entities	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	245,941
Exchange rate variation on goodwill in the acquisiton of non-controlling entities	-	(5,921)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(5,921)	3
Exchange rate variation on goodwill	-	-	-	-	-	102,170	-	-	-	-	-	-	-	-	-	-	-	102,170	(126,664)
Goodwill	-	-	-	-	-	(5,364)	-	-	-	-	-	-	5,527	-	-	-	-	163	(8,033)
Write-off of fair value of property, plant and equipment	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(555)
Exchange rate variation on foreign investments	-	1,240,707	-	-	-	-	-	86,520	9,983	(25,594)	-	-	-	-	-	-	-	1,311,616	19,021
Other comprehensive income	-	290,464	-	78	-	6,188	30,372	-	-	-	1	-	24,676	-	-	-	-	351,779	(4,402)
Increase / decrease in capital	-	-	318,453	-	-	-	-	-	93,824	-	-	-	-	-	234	1,062	-	413,573	180,769
Acquisition of non-controlling interest	-	(259,101)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(259,101)	-
Appreciation in exchange of shares	-	111,247	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	111,247	-
Dividends and interests on shareholders' equity	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(5,807)	(5,807)	(127,941)
Write-off of investment	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(181,349)
Loss of ownership interest	-	-	-	-	-	-	-	-	-	-	-	-	(1,211)	-	-	-	-	(1,211)	-
Acquisition of equity interest	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	127,210
Impairment losses for investments	-	-	-	-	-	-	-	-	-	43,625	-	-	-	-	-	-	-	43,625	25,892
Transfer to held for sale and discontinued operations	-	-	(300,289)	-	-	-	-	-	-	-	-	-	-	1,301	-	-	-	(298,988)	(15,089)
	38	5,906,289	-	183	5,967	427,967	80,537	258,845	108,183	-	90,946	23,424	252,810	-	1,588	3,076	11,987	7,171,840	3,998,880

The exchange rate variation on the investments in foreign subsidiaries, whose functional currency is Brazilian Reais, resulted in a gain of R$1,447,511 on September 30, 2015 (loss of R$42,547 as of September 30, 2014) and was recognized as financial income.

On September 30, 2015, these subsidiaries, associates and joint ventures do not have any significant restriction to transfer dividends or repay their loans or advances to the Company.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

15.4.     Summary of financial information of associates

	K&S		Minerva		Nutrifont		PP-BIO		PR-SAD		UP!		Total
	09.30.15	12.31.14	09.30.15	12.31.14	09.30.15	12.31.14	09.30.15	12.31.14	09.30.15	12.31.14	09.30.15	12.31.14	09.30.15	12.31.14
Current assets	54,664	46,133	2,821,802	2,648,897	-	40,350	-	-	-	-	52,973	73,105
Non-current assets	11,987	8,916	4,364,464	3,566,269	-	123,654	4,764	4,065	9,228	6,045	181	201
Current liabilities	(17,998)	(18,467)	(1,667,709)	(1,357,818)	-	(130,710)	-	-	-	-	(29,181)	(73,305)
Non-current liabilities	(850)	(810)	(5,528,382)	(4,182,311)	-	(3,118)	-	-	-	-	-	-
Shareholder's equity	47,803	35,772	(9,825)	675,037	-	30,176	4,764	4,065	9,228	6,045	23,973	1

% of participation	49.00%	49.00%	15.11%	16.29%	50.00%	50.00%	33.33%	33.33%	33.33%	33.33%	50.00%	50.00%

Book value of investment	23,424	17,528	(1,484)	109,963	-	15,088	1,588	1,355	3,076	2,015	11,987	1
Reversal negative investment	-	-	1,484	-	-	-	-	-	-	-	-	-
Transfer to held for sale	-	-	-	-	-	(15,088)	-	-	-	-	-	-
Book value of investment	23,424	17,528	-	109,963	-	-	1,588	1,355	3,076	2,015	11,987	1	40,075	130,862

Dividends declared	-	1,221	-	-	-	-	-	-	-	-	5,807	63,700		64,921

	K&S		Minerva		Nutrifont		PP-BIO		PR-SAD		UP!
	09.30.15	09.30.14	09.30.15	09.30.14	09.30.15	09.30.14	09.30.15	09.30.14	09.30.15	09.30.14	09.30.15	09.30.14
Net revenues	92,336	38,980	4,049,469	-	-	-	-	-	-	-	138,046	78,930
Net income (loss)	12,031	4,414	(834,077)	-	(2,603)	(2,487)	-	-	-	-	35,586	26,021

Equity pick-up	5,896	2,163	(133,428)	-	(2,603)	(1,244)	-	-	-	-	17,793	13,011
Equity pick-up	5,896	2,163	(133,428)	-	(1,301)	(1,244)	-	-	-	-	17,793	13,011	(111,040)	13,930

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

15.5.     Summary of financial information of joint venture

	AKF		SATS BRF	Total
	09.30.15	12.31.14	09.30.15	09.30.15	12.31.14
Assets
Current	110,551	73,914	265,211
Cash and cash equivalents	22,459	8,271	80,779
Prepaid expenses	1,195	93	284
Other current assets	86,897	65,550	184,148
Non-current	9,240	5,667	15,632
Liabilities
Current	(77,199)	(60,973)	(153,031)
Trade accounts payable	(10,194)	(7,312)	(114,116)
Tax payable	(5,902)	(3,632)	-
Other current liabilities	(61,103)	(50,029)	(38,915)
Non-current	(3,487)	(2,364)	-
Loans and financing	-	(165)	-
Deferred taxes	(3,487)	(2,199)	-
Shareholder's equity	39,105	16,244	127,812	166,917	16,244

% of participation	40.00%	40.00%	49.00%

Book value of investment	15,642	6,498	62,628	78,270	6,498

	AKF		SATS BRF	Total
	09.30.15	12.31.14	09.30.15	09.30.15	12.31.14
Net sales	266,956	-	197,390
Depreciation and amortization	(939)	-	(145)
Financial expense	(454)	-	(23)
Income before taxes	10,533	-	(5,945)
Net income (loss)	10,533	-	(5,945)	4,588	-

% of participation	40.00%	40.00%	49.00%

Equity pick-up	4,213	-	(2,913)	1,300	-

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

16.         PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment rollforward is presented below:

	Parent company
	Weighted average depreciation rate (p.a.)	12.31.14	Additions	Additions from discontinued operations	Disposals	Reversals	Transfers (1)	Net transfers between held for sale (1)	09.30.15
Cost
Land	-	549,494	648	39	(4,915)	-	(38,307)	9,736	516,695
Buildings and improvements	-	4,854,292	451	-	(1,717)	-	289,637	3,684	5,146,347
Machinery and equipment	-	5,980,863	22,935	79	(72,175)	-	373,595	(10,010)	6,295,287
Facilities	-	1,644,353	43	-	(9,426)	-	42,944	(6,686)	1,671,228
Furniture	-	87,821	10	50	(1,855)	-	24,102	(385)	109,743
Vehicles	-	131,418	73	-	(3,983)	-	(2,062)	(110,314)	15,132
Construction in progress	-	457,777	917,247	8,101	-	-	(722,676)	(3,657)	656,792
Advances to suppliers	-	3,570	62,818	-	-	-	(48,260)	-	18,128
		13,709,588	1,004,225	8,269	(94,071)	-	(81,027)	(117,632)	14,429,352

Depreciation
Buildings and improvements	3.06%	(1,348,195)	(108,014)	-	638	-	1,312	-	(1,454,259)
Machinery and equipment	5.84%	(2,310,811)	(258,174)	-	52,150	-	(843)	-	(2,517,678)
Facilities	3.80%	(475,997)	(50,174)	-	6,196	-	(45)	-	(520,020)
Furniture	8.00%	(41,371)	(5,297)	-	1,188	-	172	-	(45,308)
Vehicles	19.61%	(57,921)	(7,215)	-	1,807	-	(797)	53,361	(10,765)
		(4,234,295)	(428,874)	-	61,979	-	(201)	53,361	(4,548,030)
Provision for losses		(50,684)	(17,797)	-	-	6,673	-	-	(61,808)
		9,424,609	557,554	8,269	(32,092)	6,673	(81,228)	(64,271)	9,819,514

(1)          Refers to the transfer of R$46,965 to intangible assets, R$22,306 to biological assets, R$64,271 to held for sale and R$11,957 to Investments.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	Weighted average depreciation rate (p.a.)	12.31.14	Additions	Additions from discontinued operations	Business combinations	Disposals	Reversals	Transfers (1)	Net transfers between held for sale (1)	Exchange rate variation	09.30.15
Cost
Land	-	544,998	648	39	-	(5,247)	-	(38,307)	9,736	7,518	519,385
Buildings and improvements	-	5,099,255	1,221	-	4,731	(2,983)	-	313,085	3,684	85,072	5,504,065
Machinery and equipment	-	6,303,425	24,736	79	3,153	(85,083)	-	496,113	(10,010)	161,052	6,893,465
Facilities	-	1,757,408	130	-	-	(9,429)	-	58,477	(6,686)	42,919	1,842,819
Furniture	-	100,430	321	50	-	(3,258)	-	30,932	(385)	9,103	137,193
Vehicles	-	144,048	619	-	1,627	(5,915)	-	(1,957)	(110,314)	(4,396)	23,712
Construction in progress	-	607,709	975,359	8,101	-	(939)	-	(902,369)	(3,657)	20,900	705,104
Advances to suppliers	-	20,267	63,454	-	-	(41)	-	(48,260)	-	(1,385)	34,035
		14,577,540	1,066,488	8,269	9,511	(112,895)	-	(92,286)	(117,632)	320,783	15,659,778

Depreciation
Buildings and improvements	3.06%	(1,359,840)	(116,973)	-	(244)	1,693	-	(19,115)	-	(15,441)	(1,509,920)
Machinery and equipment	5.79%	(2,486,173)	(280,739)	-	(3,045)	58,874	-	5,954	-	(60,390)	(2,765,519)
Facilities	3.92%	(507,934)	(54,336)	-	-	6,196	-	17,568	-	(4,536)	(543,042)
Furniture	7.98%	(54,606)	(5,817)	-	-	2,588	-	214	-	(5,933)	(63,554)
Vehicles	19.88%	(58,954)	(7,832)	-	(772)	2,681	-	(956)	53,361	(1,937)	(14,409)
		(4,467,507)	(465,697)	-	(4,061)	72,032	-	3,665	53,361	(88,237)	(4,896,444)
Provision for losses		(50,684)	(17,797)	-	-	-	6,673	-	-	-	(61,808)
		10,059,349	582,994	8,269	5,450	(40,863)	6,673	(88,621)	(64,271)	232,546	10,701,526

(1)          Refers to the transfer of R$54,358 to intangible assets, R$22,306 to biological assets, R$64,271 to held for sale and R$11,957 to Investments.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company has fully depreciated items that are still operating, which are set forth below:

	Parent company		Consolidated
	09.30.15	12.31.14	09.30.15	12.31.14
Cost
Buildings and improvements	113,752	114,984	116,100	127,168
Machinery and equipment	592,308	633,241	628,893	671,054
Facilities	68,179	71,313	72,764	71,676
Furniture	14,531	14,499	17,449	19,140
Vehicles	4,217	4,494	4,908	4,494
Others	49,579	39,852	49,579	39,852
	842,566	878,383	889,693	933,384

During nine-month period ended September 30, 2015, the Company capitalized interest in the amount of R$15,591 in the parent company and R$15,773 in the consolidated (R$26,334 in the parent company and R$31,208 in the consolidated in September 30, 2014). The weighted average interest rate utilized to determine the capitalized amount was 5.62% p.a. in the parent company and 5.76% in the consolidated in September 30, 2015 (5.53% p.a. in the parent company and 6.20% p.a. in the consolidated in September 30, 2014).

On September 30, 2015, the Company had no commitments assumed related to acquisition and/or construction of property, plant and equipment items.

The property, plant and equipment items that are pledged as collateral for various transactions are presented below:

		Parent company and Consolidated
		09.30.15	12.31.14
	Type of collateral	Book value of the collateral	Book value of the collateral
Land	Financial/Tax	279,882	320,905
Buildings and improvements	Financial/Tax	1,685,575	1,670,522
Machinery and equipment	Financial/Labor/Tax/Civil	2,187,728	2,053,784
Facilities	Financial/Tax	677,505	640,400
Furniture	Financial/Tax	28,512	18,699
Vehicles	Financial/Tax	2,322	10,835
Others	Financial/Tax	80,404	76,944
		4,941,928	4,792,089

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

17.         INTANGIBLES

Intangible assets are comprised of the following items:

	Parent company
	Weighted average amortization rate (p.a.)	Cost	Accumulated amortization	09.30.15	12.31.14
Goodwill	-	2,096,587	-	2,096,587	2,096,587
Outgrowers relationship	12.50%	14,197	(5,313)	8,884	9,727
Trademarks	-	1,173,000	-	1,173,000	1,173,000
Patents	16.51%	3,722	(1,908)	1,814	2,325
Software	20.00%	436,570	(264,510)	172,060	163,451
		3,724,076	(271,731)	3,452,345	3,445,090

	Consolidated
	Weighted average amortization rate (p.a.)	Cost	Accumulated amortization	09.30.15	12.31.14
Goodwill	-	3,074,182	-	3,074,182	2,525,343
Outgrowers relationship	12.50%	14,197	(5,313)	8,884	9,727
Trademarks	-	1,299,276	-	1,299,276	1,267,888
Patents	18.01%	4,965	(2,884)	2,081	2,557
Customer relationship	7.71%	489,188	(50,909)	438,279	330,012
Supplier relationship	42.00%	12,732	(11,901)	831	2,484
Software	20.00%	506,051	(294,847)	211,204	190,632
		5,400,591	(365,854)	5,034,737	4,328,643

The intangible assets rollforward is set forth below:

	Parent company
	12.31.14	Additions	Disposals	Transfers	09.30.15
Cost
Goodwill	2,096,587	-	-	-	2,096,587
Ava	49,368	-	-	-	49,368
Eleva Alimentos	808,140	-	-	-	808,140
Incubatório Paraíso	656	-	-	-	656
Paraíso Agroindustrial	16,751	-	-	-	16,751
Perdigão Mato Grosso	7,636	-	-	-	7,636
Sadia	1,214,036	-	-	-	1,214,036
Outgrowers relationship	13,682	515	-	-	14,197
Trademarks	1,173,000	-	-	-	1,173,000
Patents	3,722	-	-	-	3,722
Software	414,941	23,954	(49,088)	46,763	436,570
	3,701,932	24,469	(49,088)	46,763	3,724,076

Amortization
Outgrowers relationship	(3,955)	(1,358)	-	-	(5,313)
Patents	(1,397)	(511)	-	-	(1,908)
Software	(251,490)	(61,912)	48,690	202	(264,510)
	(256,842)	(63,781)	48,690	202	(271,731)
	3,445,090	(39,312)	(398)	46,965	3,452,345

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	12.31.14	Additions	Disposals	Business combination	Transfers	Exchange rate variation	09.30.15
Cost
Goodwill	2,525,343	-	-	309,284	-	239,555	3,074,182
Ava	49,368	-	-	-	-	-	49,368
Avex	28,965	-	-	-	-	9,570	38,535
BRF AFC	138,341	-	-	-	-	61,868	200,209
BRF Invicta	-	-	-	308,507	-	71,185	379,692
Dánica	7,373	-	-	-	-	2,436	9,809
Eleva Alimentos	808,140	-	-	-	-	-	808,140
Federal Foods	57,428	-	-	-	-	28,468	85,896
Incubatório Paraíso	656	-	-	-	-	-	656
Invicta Food Group	-	-	-	777	-	118	895
Paraíso Agroindustrial	16,751	-	-	-	-	-	16,751
Perdigão Mato Grosso	7,636	-	-	-	-	-	7,636
Plusfood	21,087	-	-	-	-	7,906	28,993
Quickfood	175,562	-	-	-	-	58,004	233,566
Sadia	1,214,036	-	-	-	-	-	1,214,036
Non-compete agreement	332	-	(350)	-	-	18	-
Outgrowers relationship	13,682	515	-	-	-	-	14,197
Trademarks	1,267,888	-	-	-	-	31,388	1,299,276
Patents	4,823	6	-	-	-	136	4,965
Customer relationship	351,449	-	-	-	-	137,739	489,188
Supplier relationship	10,064	-	-	-	-	2,668	12,732
Software	453,551	25,064	(49,173)	-	58,022	18,587	506,051
	4,627,132	25,585	(49,523)	309,284	58,022	430,091	5,400,591

Amortization
Non-compete agreement	(332)	-	350	-	-	(18)	-
Outgrowers relationship	(3,955)	(1,358)	-	-	-	-	(5,313)
Patents	(2,266)	(543)	-	-	-	(75)	(2,884)
Customer relationship	(21,437)	(22,422)	-	-	-	(7,050)	(50,909)
Supplier relationship	(7,580)	(2,067)	-	-	-	(2,254)	(11,901)
Software	(262,919)	(69,058)	48,747	-	(3,664)	(7,953)	(294,847)
	(298,489)	(95,448)	49,097	-	(3,664)	(17,350)	(365,854)
	4,328,643	(69,863)	(426)	309,284	54,358	412,741	5,034,737

For the nine-month period ended September 30, 2015, Management did not identify and event that could indicate an impairment of such assets.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

18.         LOANS AND FINANCING

	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non-current	09.30.15	12.31.14
Local currency

Working capital	7.02% (6.26% on 12.31.14)	7.02% (6.26% on 12.31.14)	0.7	1,193,931	-	1,193,931	1,239,834

Certificate of agribusiness receivables	96.90% of CDI	13.66%	3.0	508	991,198	991,706	-

Development bank credit lines	Fixed rate / TJLP + 1.34% (Fixed rate / TJLP + 2.50% on 12.31.14)	4.19% (3.89% on 12.31.14)	1.7	212,960	431,265	644,225	763,748

Bonds	7.75% (7.75% on 12.31.14)	7.75% (7.75% on 12.31.14)	2.7	13,908	497,702	511,610	501,192

Export credit facility	10.84% (9.63% on 12.31.14)	10.84% (9.63% on 12.31.14)	0.1	397,285	-	397,285	967,748

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.14)	13.25% (8.54% on 12.31.14)	4.5	2,423	221,687	224,110	213,451

Other secured debts and financial lease	8.14% (8.14% on 12.31.14)	8.14% (8.14% on 12.31.14)	2.8	32,720	134,533	167,253	294,626

Fiscal incentives	Fixed rate / 10.00% IGPM + 1.00% (Fixed rate / 10.00% IGPM + 1.00% on 12.31.14)	1.97% (1.52% on 12.31.14)	6.1	3,462	10,791	14,253	12,545

				1,857,197	2,287,176	4,144,373	3,993,144

Foreign currency

Bonds	4.08% (4.97% on 12.31.14) + e.r. US$	4.08% (4.97% on 12.31.14) + e.r. US$	7.8	113,905	7,706,402	7,820,307	5,201,196

Export credit facility	LIBOR + 2.74% (LIBOR + 2.74% on 12.31.14) + e.r. US$	3.27% (3.07% on 12.31.14) + e.r. US$ and other currencies	2.6	2,271	1,183,600	1,185,871	793,886

Development bank credit lines	UMBNDES + 2.27% (UMBNDES + 2.22% on 12.31.14) + e.r. US$ and other currencies	6.36% (6.34% on 12.31.14) + e.r. US$ and other currencies	1.3	13,323	15,545	28,868	42,395

				129,499	8,905,547	9,035,046	6,037,477
				1,986,696	11,192,723	13,179,419	10,030,621

(1) Weighted average maturity in years.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non-current	09.30.15	12.31.14
Local currency

Working capital	7.02% (6.26% on 12.31.14)	7.02% (6.26% on 12.31.14)	0.7	1,193,931	-	1,193,931	1,239,834

Certificate of agribusiness receivables	96.90% of CDI	13,66%	3.0	508	991,198	991,706	-

Development bank credit lines	Fixed rate / TJLP + 1.34% (Fixed rate / TJLP + 2.50% on 12.31.14)	4.19% (3.89% on 12.31.14)	1.7	212,960	431,265	644,225	763,748

Bonds	7.75% (7.75% on 12.31.14)	7.75% (7.75% on 12.31.14)	2.7	13,908	497,702	511,610	501,192

Export credit facility	10,84% (9.63% on 12.31.14)	10.84% (9.63% on 12.31.14)	0.1	397,285	-	397,285	967,748

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.14)	13.25% (8.54% on 12.31.14)	4.5	2,423	221,687	224,110	213,451

Other secured debts and financial lease	8.14% (8.14% on 12.31.14)	8.14% (8.14% on 12.31.14)	2.8	32,720	134,533	167,253	294,626

Fiscal incentives	Fixed rate / 10.00% IGPM + 1.00% (Fixed rate / 10.00% IGPM + 1.00% on 12.31.14)	1,97% (1.52% on 12.31.14)	6.1	3,462	10,791	14,253	12,545

				1,857,197	2,287,176	4,144,373	3,993,144

Foreign currency

Bonds	5,17% (5.87% on 12.31.14) + e.r. US$ and ARS	5.17% (5.87% on 12.31.14) + e.r. US$ and ARS	7.1	205,203	8,884,474	9,089,677	6,413,992

Export credit facility	LIBOR + 2.71% (LIBOR + 2.71% on 12.31.14) + e.r. US$	3.19% (3.01% on 12.31.14) + e.r. US$	2.6	2,919	1,580,290	1,583,209	1,059,433

Working capital	22,83% (Fixed rate + LIBOR + 2.71% on 12.31.14) + e.r. US$ and ARS	22,83% (22.97% on 12.31.14) + e.r. US$ and ARS	-	68,040	-	68,040	68,817

Development bank credit lines	UMBNDES + 2.27% (UMBNDES + 2.22% on 12.31.14) + e.r. US$ and other currencies	6.36% (6.34% on 12.31.14) + e.r. US$ and other currencies	1.3	13,323	15,545	28,868	42,395

Other secured debts and financial lease	15.08% (15.08% on 12.31.14) + e.r. ARS	15.08% (15.08% on 12.31.14) + e.r. ARS	0.5	6,908	1,541	8,449	11,554

				296,393	10,481,850	10,778,243	7,596,191
				2,153,590	12,769,026	14,922,616	11,589,335

(1) Weighted average maturity in years.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

18.1.     CRA

Certificate of Agribusiness Receivables (“CRA”): On September 29, 2015, BRF completed the CRA issuance related to the public distribution offering of the 1st series of the 3rd Issue by Octante Securitizadora S.A. (“Securitization Company”) in the amount of R$1,000,000 net of interest, which will mature on October 01, 2018, and were issued with a coupon of 96.90% p.a. of the DI rate, payable every each 9 months. The CRAs arise from the Company’s exports contracted with BRF Global GmbH and were assigned and/or promised to the Securitization Company.

The main characteristics of loan and financing agreements entered to by the Company were disclosed in note 20 of financial statements for the year ended December 31, 2014.

18.2.     Loans and financing maturity schedule

The maturity schedule of the loans and financing is as follows:

	Parent company	Consolidated
	09.30.15	09.30.15
2015	659,979	738,698
2016	1,382,398	1,487,156
2017	611,480	1,141,178
2018	2,301,613	2,746,125
2019 onwards	8,223,949	8,809,459
	13,179,419	14,922,616

18.3.     Guarantees

	Parent company		Consolidated
	09.30.15	12.31.14	09.30.15	12.31.14
Total of loans and financing	13,179,419	10,030,621	14,922,616	11,589,335
Mortgage guarantees	843,574	1,102,742	843,574	1,102,742
Related to FINEM-BNDES	493,345	594,915	493,345	594,915
Related to FNE-BNB	167,021	293,529	167,021	293,529
Related to tax incentives and other	183,208	214,298	183,208	214,298

Statutory lien on assets acquired with financing	232	1,045	232	1,045
Related to FINEM-BNDES	232	648	232	648
Related to financial lease	-	397	-	397

The Company is the guarantor of a loan obtained by Instituto Sadia de Sustentabilidade from the BNDES. The loan was obtained with the purpose of allowing the implementation of biodigesters in the farms of the outgrowers which take part in the Company´s integration system, targeting the reduction of the emission of Greenhouse Gases. The value of these guarantees on September 30, 2015 totaled R$41,767 (R$53,305 as of December 31, 2014).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company is the guarantor of loans related to a special program, which aimed the local development of outgrowers in the central region of Brazil. The proceeds of such loans are utilized by the outgrowers to improve farm conditions and will be paid by them in 10 years, taking as collateral the land and equipment acquired by the outgrowers through this program. The guarantee totaled R$244,205 as of September 30, 2015 (R$280,136 as of December 31, 2014).

On September 30, 2015, the Company contracted bank guarantees in the amount of R$2,135,797 (R$2,048,340 as of December 31, 2014). The variation occurred in this period is related to bank guarantees offered mainly in litigations involving the Company´s use of tax credits. These guarantees have an average cost of 0.91% p.a. (0.90% p.a. as of December 31, 2014).

18.4.     Commitments

In the normal course of the business, the Company enters into agreements with third parties which are mainly related to the purchases of raw materials, such as corn and soymeal, where the agreed prices can be fixed. The Company enters into other agreements, such as electricity, packaging supplies and manufacturing activities. The amounts of these agreements at the date of these financial statements are set forth below:

	Parent company	Parent company and Consolidated
	09.30.15	09.30.15
2015	1,838,099	1,838,099
2016	1,545,606	1,545,606
2017	567,710	567,710
2018	479,564	479,564
2019 onwards	2,258,286	2,258,286
	6,689,265	6,689,265

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

19.         TRADE ACCOUNTS PAYABLE

	Parent company		Consolidated
	09.30.15	12.31.14	09.30.15	12.31.14
Domestic suppliers
Third parties	3,682,068	3,029,397	3,682,072	3,029,714
Related parties	24,367	18,795	24,367	18,795
	3,706,435	3,048,192	3,706,439	3,048,509

Foreign suppliers
Third parties	1,155,137	571,563	1,820,139	957,201
Related parties	357	608	-	-
	1,155,494	572,171	1,820,139	957,201

(-) Adjustment to present value	(40,310)	(28,383)	(40,310)	(28,383)
	4,821,619	3,591,980	5,486,268	3,977,327

During the nine-month period ended September 30, 2015, the average payment term to suppliers is 93 days (70 days on December 31, 2014).

The information on accounts payable involving related parties is presented in note 27. The trade accounts payable to related parties refer to transactions with associates UP! and K&S in the domestic market.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

20.         OTHER FINANCIAL ASSETS AND LIABILITIES

	Parent company		Consolidated
	09.30.15	12.31.14	09.30.15	12.31.14

Derivatives designated as cash flow hedges
Assets
Non-deliverable forward (NDF)	-	9,749	-	9,749
Currency option contracts	63,303	3,160	63,303	3,160
Deliverable forwards contracts	-	933	-	933
Non-deliverable forward of commodities (NDF)	6,037	-	6,037	-
	69,340	13,842	69,340	13,842

Liabilities
Non-deliverable forward of currency (NDF)	(219,052)	(77,122)	(219,052)	(77,122)
Currency option contracts	(360,144)	(7,155)	(360,144)	(7,155)
Deliverable forwards contracts	(139,217)	(3,482)	(139,217)	(3,482)
Exchange rate contracts currency (Swap)	(269,907)	(119,388)	(323,116)	(157,975)
	(988,320)	(207,147)	(1,041,529)	(245,734)

Non derivatives designated as cash flow hedges
Assets
Non-deliverable forward of currency (NDF)	203	1,125	1,624	1,304
Live cattle forward contracts (note 12)	-	27,955	-	27,955
	203	29,080	1,624	29,259

Liabilities
Non-deliverable forward of currency (NDF)	-	-	-	(2,794)
Exchange rate contracts currency (Swap)	(4,919)	(3,216)	(4,919)	(3,216)
Dollar future contracts - BM&FBovespa	(5,813)	(5,694)	(5,813)	(5,694)
	(10,732)	(8,910)	(10,732)	(11,704)

Current assets	69,543	42,922	70,964	43,101
Current liabilities	(999,052)	(216,057)	(1,052,261)	(257,438)

The collateral given in the transactions presented above are disclosed in note 7.

21.         LEASES

The Company is lessee in several contracts, which are classified as operating or finance leases.

21.1.     Operating lease

The minimum future payments of non-cancellable operating lease are presented below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company	Consolidated
	09.30.15	09.30.15
2015	41,746	44,281
2016	132,540	137,068
2017	98,826	101,392
2018	80,349	82,651
2019 onwards	192,132	194,042
	545,593	559,434

The payments of operating lease agreements recognized as expense in the nine-month period ended September 30, 2015 amounted to R$165,082 in the parent company and R$222,365 in the consolidated (R$152,263 in the parent company and R$188,272 in the consolidated as of September 30, 2014).

21.2.     Finance lease

The Company enters into finance leases mainly for the acquisitions of machinery, equipment, vehicles, software and buildings, as presented below:

		Parent company		Consolidated
	Weighted average interest rate (p.a.) (1)	09.30.15	12.31.14	09.30.15	12.31.14
Cost
Machinery and equipment		20,859	23,666	31,959	32,010
Software		64,320	72,961	64,320	72,961
Vehicles		-	28,204	-	28,204
Buildings		128,659	128,659	128,659	128,659
		213,838	253,490	224,938	261,834

Accumulated depreciation
Machinery and equipment	16.88%	(5,168)	(8,306)	(16,268)	(16,613)
Software	33.33%	(37,915)	(48,298)	(37,915)	(48,298)
Vehicles	-	-	(8,831)	-	(8,831)
Buildings	6.94%	(30,478)	(20,248)	(30,478)	(20,248)
		(73,561)	(85,683)	(84,661)	(93,990)
		140,277	167,807	140,277	167,844

(1)     The period of depreciation of leased assets corresponds to the lowest between the term of the contract and the useful life of the asset, as determined by CVM Deliberation Nº 645/10.

The minimum future payments required for these finance leases are demonstrated as follows, and were recorded as current and non-current liabilities:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company and Consolidated
	09.30.15
	Present value of minimum payments	Interest	Minimum future payments
2015	25,264	6,249	31,513
2016	37,604	14,367	51,971
2017	20,285	10,196	30,481
2018	15,889	7,662	23,551
2019 onwards	91,180	55,985	147,165
	190,222	94,459	284,681

The contract terms for both modalities, with respect to renewal, adjustment and purchase option, are according to market practices. In addition, there are no clauses of contingent payments or restrictions on dividends distribution, payments of interest on shareholders’ equity or obtaining debt.

22.         SHARE BASED PAYMENT

The rules of the stock options plan granted to executives were disclosed in the financial statements for the year ended December 31, 2014 (note 24) and are unchanged for this period.

The breakdown of the outstanding granted options is presented as follows:

Date			Quantity		Grant (1)	Price of converted share (1)
Grant date	Beginning of the year	End of the year	Options granted	Outstanding options	Fair value of the option	Granting date	Updated IPCA

05.02.11	05.01.12	05.01.16	2,463,525	158,990	11.36	30.85	40.65
05.02.12	05.01.13	05.01.17	3,708,071	333,222	7.82	34.95	43.81
05.02.13	05.01.14	05.01.18	3,490,201	832,135	11.88	46.86	55.16
04.04.14	04.03.15	04.03.19	1,552,564	841,644	12.56	44.48	49.26
05.02.14	05.01.15	05.01.19	1,610,450	1,017,899	14.11	47.98	53.14
12.18.14	12.17.15	12.17.19	5,702,714	5,544,014	14.58	63.49	68.51
			18,527,525	8,727,904

(1)     Values expressed in Brazilian Reais.

The rollforward of the outstanding granted options for the nine-month period ended September 30, 2015 is presented as follows:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Consolidated

Outstanding options as of December 31, 2014	11,390,846
Exercised:
Grant of 2014	(524,793)
Grant of 2013	(491,449)
Grant of 2012	(580,346)
Grant of 2011	(242,951)
Grant of 2010	(80,833)
Cancelled:
Grant of 2014	(532,798)
Grant of 2013	(164,281)
Grant of 2012	(45,491)
Outstanding options as of September 30, 2015	8,727,904

The weighted average exercise prices of the outstanding options related to service conditions is R$62.14 (sixty two Brazilian Reais and fourteen cents), and the weighted average of the remaining contractual term is 46 months.

The Company records as capital reserve in shareholders’ equity the fair value of the options in the amount of R$143,570 (R$92,898 as of December 31, 2014). During the nine-month period ended September 30, 2015 the amount recognized as expense was R$50,672 (R$25,569 as of September 30, 2014).

During the nine-month period ended September 30, 2015 the Company’s executives exercised 1,920,372 shares, with an average price of R$46.93 (forty six Brazilian Reais and ninety three cents) totaling R$90,121. In order to comply with this commitment, the Company utilized treasury shares with an acquisition cost of R$63.39 (sixty three Brazilian Reais and thirty nine cents), totaling R$121,735, recording a loss of R$31,614 as capital reserve.

The fair value of the granted stock options related to service condition was measured using the Black-Scholes pricing model, as disclosed in the annual financial statements for the year ended December 31, 2014 (note 24). There is no change in the methodology adopted during the nine-month period ended September 30, 2015.

23.         PENSION AND OTHER POST-EMPLOYMENT PLANS

The Company offers pension and other post-employment plans to the employees. The characteristics of such benefits were disclosed in the annual financial statements for the year ended December 31, 2014 (note 25) and have not been changed during this period.

The actuarial liabilities and the related effects in the statement of income are presented below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company and Consolidated
	Liabilities
	09.30.15	12.31.14
Medical assistance	98,334	115,666
F.G.T.S. Penalty	128,863	124,461
Award for length of service	48,152	48,288
Other	26,470	25,655
	301,819	314,070

Current	56,096	56,096
Non-current	245,723	257,974

The Company based on estimated costs for the year 2015, according to an appraisal report prepared in 2014 by an actuarial expert, recorded in statement of income for the period in counterpart to comprehensive income an expense of R$20,396 (expense of R$12,170 on September 30, 2014), related to supplementary post-employment plans. Regarding other benefits to employees, recorded in statement of income for the period in counterpart to liabilities an expense of R$31,761 (R$31,719 on September 30, 2014).

24.         PROVISION FOR TAX, CIVIL AND LABOR RISKS

The Company and its subsidiaries are involved in certain legal proceedings arising from the normal course of business, which include civil, administrative, tax, social security and labor claims.

The Company classifies the risk of unfavorable decisions in the legal proceedings as “probable”, “possible” or “remote”. The provisions recorded relating to such proceedings is determined by the Company’s Management based on legal advice and reasonably reflect the estimated probable losses.

The Company’s management believes that its provision for tax, civil and labor risks, accounted for according to CVM Deliberation No. 594/09 is sufficient to cover estimated losses related to its legal proceedings, as presented below:

24.1.     Contingencies for probable losses

The rollforward of the provisions for tax, civil and labor risks is summarized below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company
	12.31.14	Additions	Reversals	Payments	Price index update	09.30.15
Tax	244,383	47,330	(58,121)	(30,767)	18,932	221,757
Labor	315,257	150,390	(78,168)	(95,688)	52,400	344,191
Civil, commercial and other	57,336	15,951	(10,891)	(14,998)	9,521	56,919
Contingent liabilities	536,106	-	(10,725)	-	-	525,381
	1,153,082	213,671	(157,905)	(141,453)	80,853	1,148,248

Current	233,636					242,167
Non-current	919,446					906,081

	Consolidated
	12.31.14	Additions	Reversals	Payments	Price index update	Exchange rate variation	09.30.15
Tax	252,377	50,111	(67,773)	(30,767)	18,932	1,175	224,055
Labor	330,424	156,878	(81,126)	(95,688)	52,403	5,796	368,687
Civil, commercial and other	57,359	15,951	(10,891)	(14,998)	9,524	-	56,945
Contingent liabilities	545,573	-	(14,480)	-	-	2,242	533,335
	1,185,733	222,940	(174,270)	(141,453)	80,859	9,213	1,183,022

Current	242,974						252,800
Non-current	942,759						930,222

24.2.     Contingencies classified as a risk of possible loss

The Company is involved in other tax, civil, labor and social security contingencies, for which losses have been assessed as possible by management with the support from legal counsel and therefore no provision was recorded. On September 30, 2015 the total amount of the possible contingencies was R$10,670,472 (R$9,268,519 as of December 31, 2014), from which R$533,335 (R$545,573 as of December 31, 2014) were recorded at the estimated fair value resulting from business combinations with Sadia, Avex and Dánica as determined by paragraph 23 of CVM Deliberation No. 665/11, disclosed in the table of item 25.1. The main natures of these contingencies were properly disclosed in the annual statements for the year ended December 31, 2014 (note 26.2).

24.2.1.  State ICMS (“VAT”) – Basic Food Basket

In a meeting held on October 16, 2014 and disclosure of decision on February 02, 2015, the Federal Supreme Court ("STF") was favorable to Tax Authority of State of Rio Grande do Sul, in the judgment of the extraordinary appeal No.635.688 submitted by company Santa Lúcia, understanding as improper the integral maintenance of ICMS tax credits on the reduced tax basis of food products that composes the basic food basket.

Although this decision has wide general reflection and attributable to other taxpayers and courts, it will be held still, in accordance with applicable law, motion for clarification of resources. The motion for clarification of resources aiming, including the determination of the beginning of effects of such decision applicable to the Company, making it impossible the measurement of its effects and the recognition in the Company's financial statements. On February 16, 2015, the company Santa Lúcia presented clarification of resources resulting from the STF decision, which is still awaiting evaluation.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

24.2.2.  Tax Assessment Notice – Income Tax and Social Contribution

On February 05, 2015, BRF received an tax assessment notices through which is demanded Income Tax and Social Contribution, in the amount of R$534,504, related to the compensation of tax loss carryforwards and negative calculation basis up to limit of 30%, carried out based on legal opinion, upon the merger of Sadia S.A. Legal defenses will be presented, considering that the Company's legal advice classify the risk of loss as possible.

24.2.3.  Labour Risks – IPCA-E

On August 2015, the Superior Labor Court (“TST”) declared unconstitutional the monetary adjustment of the labor debts by the Referential Rate (“TR”), which was substituted by the IPCA-E (National Index of Price to the Ample Consumer - Special), which will be applicable to all litigations in progress as of June 30, 2009 and from that date on.

On October 14, 2015, the Federal Supreme Court (“STF”) granted an injunction to suspend the decision from TST. The Company estimates that the result of the monetary adjustment derived from this decision on the Financial Statements, in the case the injunction is suspended, would be approximately of R$44,500.

25.         SHAREHOLDERS’ EQUITY

25.1.     Capital stock

On September 30, 2015, the capital subscribed and paid by the Company is R$12,553,418, which is composed of 872,473,246 book-entry shares of common stock without par value. The value of the capital stock is net of the public offering expenses of R$92,947.

The Company is authorized to increase the capital stock, irrespective of amendment to the bylaws, up to the limit of 1,000,000,000 common shares, in book-entry form without par value.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

25.2.     Breakdown of capital stock

	Consolidated
	09.30.15	12.31.14
Common shares	872,473,246	872,473,246
Treasury shares	(40,849,225)	(5,188,897)
Outstanding shares	831,624,021	867,284,349

25.3.     Rollforward of outstanding shares

	Consolidated
		Quantity of outstanding of shares
	09.30.15	12.31.14
Shares at the beggining of the period	867,284,349	870,687,739
Purchase of treasury shares	(37,580,700)	(6,000,000)
Sale of treasury shares	1,920,372	2,596,610
Shares at the end of the period	831,624,021	867,284,349

25.4.     Treasury shares

During the nine-month period ended September 30, 2015, as authorized by the Board of Directors, the Company acquired 37,580,700 shares of its own shares at a cost of R$2,491,668, with the objective of maintaining treasury shares to comply with the provisions of stock option plans, both approved by special meeting of Board of Directors held on April 28, 2015 and August 27, 2015.

On September 30, 2015, the Company has 40,849,225 shares in treasury, with an average cost of R$65.48 (sixty five Brazilian Reais and forty eight cents) per share, with a market value corresponding to R$2,883,547.

During the nine-month period ended September 30, 2015, the Company sold 1,920,372 treasury shares due to exercise of the stock options of the Company’s executives.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

26.         EARNINGS PER SHARE

	Parent company
	09.30.15	09.30.14
Basic numerator
Net profit for the period attributable to controlling shareholders	1,696,118	1,206,788

Basic denominator
Common shares	872,473,246	872,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	849,205,914	871,425,798
Net earnings per share basic - R$	1.99730	1.38484

Diluted numerator
Net profit for the period attributable to controlling shareholders	1,696,118	1,206,788

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	849,205,914	871,425,798
Number of potential shares (stock options)	496,884	554,071
Weighted average number of outstanding shares - diluted	849,702,798	871,979,869
Net earnings per share diluted - R$	1.99613	1.38396

	Parent company
Continued operations	09.30.15	09.30.14
Basic numerator
Net profit for the period from continued operations attributable to controlling shareholders	1,513,030	1,144,215

Basic denominator
Common shares	872,473,246	872,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	849,205,914	871,425,798
Net earnings per share basic - R$	1.78170	1.31304

Diluted numerator
Net profit for the period from continued operations attributable to controlling shareholders	1,513,030	1,144,215

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	849,205,914	871,425,798
Number of potential shares (stock options)	496,884	554,071
Weighted average number of outstanding shares - diluted	849,702,798	871,979,869
Net earnings per share diluted - R$	1.78066	1.31220

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company
Discontinued operations	09.30.15	09.30.14
Basic numerator
Net profit (loss) for the period from discontinued operations attributable to controlling shareholders	183,088	62,573

Basic denominator
Common shares	872,473,246	872,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	849,205,914	871,425,798
Net earnings per share basic - R$	0.21560	0.07181

Diluted numerator
Net profit (loss) for the period from discontinued operations attributable to controlling shareholders	183,088	62,573

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	849,205,914	871,425,798
Number of potential shares (stock options)	496,884	554,071
Weighted average number of outstanding shares - diluted	849,702,798	871,979,869
Net earnings per share diluted - R$	0.21547	0.07176

On September 30, 2015, from the total of 8,727,904 stock options outstanding (7,833,173 as of September 30, 2014) granted to executives of the Company, 5,544,014 options (4,822,562 as of September 30, 2014) were not considered in the calculation of the diluted earnings per share due to the fact that the exercise price until the vesting period was higher than the average market price of the common shares during the period, so that they did not cause any dilution effect.

27.         RELATED PARTIES – PARENT COMPANY

As part of the Company’s operations, rights and obligations arise between related parties, resulting from transactions of purchase and sale of products, loans agreed on normal conditions of market for similar transactions, based on contracts.

All the relationships between the Company and its subsidiaries were disclosed irrespective of the existence or not of transactions between these parties.

All the transactions and balances among the companies were eliminated in the consolidation and refer to commercial and/or financial transactions.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

27.1.     Transactions and balances

	Accounts receivable		Dividends and interest on the shareholders' equity receivable		Loan contracts		Trade accounts payable		Advance for future capital increase		Other rights		Other obligations
	09.30.15	12.31.14	09.30.15	12.31.14	09.30.15	12.31.14	09.30.15	12.31.14	09.30.15	12.31.14	09.30.15	12.31.14	09.30.15		12.31.14

Avex S.A.	16,744	9,269	-	-	-	-	(137)	(608)	-	-	25,468	25,468	-		-
Avipal Centro Oeste S.A.	-	-	-	-	-	-	-	-	-	-	-	-	(38)		(38)
BFF International Ltd.	-	-	-	-	-	-	-	-	-	-	2,166	1,448	-		-
BRF Foods LLC	-	-	-	-	-	-	-	-	-	-	370	323	-		-
BRF Foods GmbH	-	8,484	-	-	-	-	-	-	-	-	-	-	-		-
BRF Global GmbH	3,524,656	2,773,388	-	-	-	-	-	-	-	-	-	-	(66,834)		-
BRF GmbH	84,092	-	-	-	-	-	(16)	-	-	-	-	-	(1,444)		(571)
Highline International Ltd.	-	-	-	-	(7,246)	(4,844)	-	-	-	-	-	-	-		-
K&S Alimentos S.A.	-	-	-	1,221	-	-	(7,620)	(4,011)	-	-	1,967	2,643	-		-
Minerva S.A.	-	-	-	-	-	-	-	-	-	-	-	-	(4,811)		(5,413)
Nutrifont Alimentos S.A.	-	-	-	-	-	-	-	-	-	-	-	428	-		-
Perdigão Europe Ltd.	-	38,475	-	-	-	-	-	-	-	-	-	-	-		-
Perdigão International Ltd.	-	-	-	-	(28,320)	(14,894)	-	-	-	-	4,746	9,735	(1,208,179)	(1)	(806,660)
PSA Laboratório Veterinário Ltda.	-	-	630	630	-	-	-	-	-	100	-	-	-		-
Quickfood S.A.	40,666	20,226	-	-	-	-	(204)	-	-	-	-	-	(773)		(581)
Sadia Alimentos S.A.	12,366	12,366	-	-	-	-	-	-	-	-	-	-	-		-
Sadia Chile S.A.	38,246	22,550	-	-	-	-	-	-	-	-	-	-	-		-
Sadia Uruguay S.A.	5,533	4,728	-	-	-	-	-	-	-	-	-	-	-		-
UP! Alimentos Ltda.	1,115	1,622	-	9,027	-	-	(16,747)	(14,784)	-	-	2,944	4,328	-		-
VIP S.A. Empreendimentos e Partic. Imob.	-	-	2,491	2,491	-	-	-	-	-	-	-	-	-		-
Wellax Foods Logistics C.P.A.S.U. Lda.	-	-	-	-	-	-	-	-	-	-	308	225	-		-
Total	3,723,418	2,891,108	3,121	13,369	(35,566)	(19,738)	(24,724)	(19,403)	-	100	37,969	44,598	(1,282,079)		(813,263)

(1)  The amount corresponds to advances for future export pre-payment.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Revenue		Financial results, net		Purchases
	09.30.15	09.30.14	09.30.15	09.30.14	09.30.15	09.30.14

Avex S.A.	7,715	578	-	-	-	(5,953)
BRF Foods GmbH	63,057	125	-	-	-	-
BRF Global GmbH	7,255,983	6,779,362	(451)	(18,598)	-	-
Establecimiento Levino Zaccardi y Cia. S.A.	-	-	-	-	-	(1,517)
K&S Alimentos Ltda.	-	-	-	-	(102,077)	(88,318)
Nutrifont Alimentos S.A.	-	-	-	484	-	-
Perdigão International Ltd.	-	18,046	(41,440)	(39,077)	-	-
Quickfood S.A.	20,615	11,855	-	-	(3,820)	(10,215)
Sadia Alimentos S.A.	-	2,339	-	-	-	-
Sadia Chile S.A.	73,784	29,132	-	-	-	-
Al-Wafi Foods	10,976	-	-	-	-	-
Sadia Uruguay S.A.	13,715	7,348	-	-	-	(181)
UP! Alimentos Ltda.	10,329	9,950	-	-	(142,213)	(140,395)
Wellax Foods Logistics C.P.A.S.U. Lda.	-	-	-	(5,305)	-	-
Elebat S.A.	11,556	-	38	-	(38,246)	-
Total	7,467,730	6,858,735	(41,853)	(62,496)	(286,356)	(246,579)

All companies disclosed in note 1.1 are controlled by BRF, except for UP!, K&S, Minerva and Nutrifont, which are associates.

The Company also recorded a liability in the amount of R$9,048 (R$10,833 as of December 31, 2014) related to the fair value of the guarantees offered to BNDES concerning a loan made by the Instituto Sadia de Sustentabilidade.

Due to the acquisition of biodigesters from Instituto Sadia de Sustentabilidade, the Company has recorded a payable to this entity of R$32,719 included in other liabilities as of September 30, 2015 (R$39,173 as of December 31, 2014).

The Company entered into loan agreements with its subsidiaries. Below is a summary of financial charges for the transactions at the balance sheet date:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Counterparty			Balance	Interest rate (p.a.)
Creditor	Debtor	Currency	09.30.15

BRF GmbH	BRF Global GmbH	US$	465,700	1.1%
Sadia Overseas Ltd.	BRF Global GmbH	US$	341,338	7.0%
BRF Global GmbH	BFF International Ltd.	US$	279,461	1.5%
BRF GmbH	BRF Foods GmbH	US$	235,984	1.2%
Sadia International Ltd.	Wellax Food Comércio	US$	225,055	1.5%
Quickfood S.A.	Avex S.A.	AR$	203,168	25.6%
Perdigão International Ltd.	BRF Global GmbH	US$	149,163	0.9%
BRF GmbH	BRF Holland B.V.	EUR	100,377	3.0%
BRF GmbH	BRF Foods LLC	US$	75,538	2.5%
BRF Holland B.V.	BRF B.V. (NL)	EUR	51,450	3.0%
BRF GmbH	BRF Invicta Ltd.	GBP	41,006	5.4%
Wellax Food Comércio	BRF GmbH	EUR	35,897	1.5%
Perdigão International Ltd.	BRF S.A	US$	28,320	0.4%
BRF GmbH	BRF Global GmbH	EUR	18,391	1.5%
BRF Holland B.V.	BRF GmbH	EUR	17,929	1.5%
BRF GmbH	AL Wafi	US$	11,593	1.2%
BRF GmbH	BRF Singapore	SGD	5,606	1.5%
Perdigão International Ltd.	BRF Foods LLC	US$	4,806	1.0%
BRF Holland B.V.	BRF Wrexam	GBP	3,290	3.0%
Wellax Food Comércio	BRF Foods LLC	US$	2,312	7.0%
BRF Holland B.V.	BRF Iberia	EUR	1,991	3.0%
			2,298,375

27.2.     Other Related Parties

The Company has leased properties owned by FAF. For the nine-month period ended September 30, 2015, the total amount paid as rent was R$6,558 (R$4,650 as of September 30, 2014). The rent value was set based on market conditions.

During the nine-month period ended September 30, 2015, Instituto de Desenvolvimento Gerencial and Indg Tecnologia e Serviços consulting firms, which BRF has no equity interest, but are related to members of its Board of Directors, provided advisory services for strategic management and organizational restructuring, in the amount of R$6,834 and R$80, respectively.

27.3.     Granted guarantees

All granted guarantees on behalf of related parties are disclosed in note 18.2.

27.4.     Management compensation

The management key personnel include the directors and officers, members of the Board of Directors and the head of internal audit. On September 30, 2015, there were 27 professionals (24 professionals as of December 31, 2014).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The total compensation and benefits paid to these professionals are demonstrated below:

	Consolidated
	09.30.15	09.30.14
Salary and profit sharing	37,222	34,055
Short term benefits	492	673
Private pension	497	273
Post-employment benefits	138	122
Termination benefits	22,460	21,381
Share based payment	9,361	7,580
	70,170	64,084

(1)     Comprises:  Medical assistance, reimbursement of educational expenses and others.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

28.         NET SALES

	Parent company		Consolidated
	09.30.15	09.30.14	09.30.15	09.30.14
Gross sales
Brazil	14,407,264	13,367,216	14,393,941	13,360,465
Europe	1,790,576	1,723,196	2,757,923	2,408,521
MEA	3,916,948	3,484,724	5,472,588	4,263,820
Asia	1,809,287	2,082,359	2,483,233	2,281,782
LATAM	268,046	463,129	1,599,448	1,387,171
	22,192,121	21,120,624	26,707,133	23,701,759

Sales deductions
Brazil	(2,702,895)	(2,318,935)	(2,700,430)	(2,317,232)
Europe	(30,280)	(22,105)	(166,067)	(156,786)
MEA	(23,551)	(26,448)	(339,656)	(114,828)
Asia	(15,697)	(11,431)	(75,452)	(27,859)
LATAM	(2,085)	(12,028)	(183,703)	(125,164)
	(2,774,508)	(2,390,947)	(3,465,308)	(2,741,869)

Net sales
Brazil	11,704,369	11,048,281	11,693,511	11,043,233
Europe	1,760,296	1,701,091	2,591,856	2,251,735
MEA	3,893,397	3,458,276	5,132,932	4,148,992
Asia	1,793,590	2,070,928	2,407,781	2,253,923
LATAM	265,961	451,101	1,415,745	1,262,007
	19,417,613	18,729,677	23,241,825	20,959,890

29.         RESEARCH AND DEVELOPMENT COSTS

Consist of expenditures on internal research and development of new products which are recognized when incurred and amounted to R$49,548 in the parent company and consolidated for the nine-month period ended September 30, 2015 (R$44,598 in the parent company and consolidated as of September 30, 2014).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

30.         OTHER OPERATING INCOME (EXPENSES), NET

	Parent company		Consolidated
	09.30.15	09.30.14	09.30.15	09.30.14
Income
Provision reversal	105,670	6,589	105,670	6,317
Recovery of expenses	79,835	14,574	92,030	15,504
Net income from the disposal of property, plant and equipment	-	100,806	-	101,350
Gain on business combination	-	-	-	24,963
Other	30,931	54,886	38,427	68,167
	216,436	176,855	236,127	216,301

Expenses
Employees profit sharing	(211,393)	(126,344)	(243,118)	(138,916)
Allowance for doubtful accounts (1)	(195,219)	(11,672)	(195,243)	(11,693)
Restructuring charges	(69,580)	(97,820)	(81,261)	(179,405)
Idleness costs (2)	(44,333)	(20,479)	(69,717)	(32,387)
Other employees benefits	(52,155)	(43,884)	(52,155)	(43,884)
Stock options plan	(50,672)	(25,569)	(50,672)	(25,569)
Net loss on the disposals of property, plant and equipment	(31,809)	-	(29,226)	-
Insurance claims costs	(28,576)	(22,205)	(28,593)	(22,148)
Management profit sharing	(23,184)	(5,386)	(23,679)	(5,386)
Provision for civil and labor risks	(21,239)	(66,815)	(22,542)	(67,558)
Provision for tax risks	(8,332)	(45,910)	(8,332)	(45,977)
Other	(96,388)	(67,295)	(102,234)	(81,243)
	(832,880)	(533,379)	(906,772)	(654,166)
	(616,444)	(356,524)	(670,645)	(437,865)

(1)    Refers mainly to doubtful accounts in foreign markets as disclosed in note 8.

(2)     Idleness cost includes depreciation charge R$14,576 and R$15,706 for the six month period ended September 30, 2015 and 2014, respectively.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

31.         FINANCIAL INCOME (EXPENSES), NET

	Parent company		Consolidated
	09.30.15	09.30.14	09.30.15	09.30.14
Financial income
Gains on the translation of foreign investments (1)	-	-	1,447,511	335,945
Exchange rate variation on other assets	1,007,130	173,834	1,053,997	404,916
Exchange rate variation on marketable securities	62,684	14,833	265,912	178,294
Interest on assets	171,814	158,011	171,228	164,317
Interest on cash and cash equivalents	105,868	59,747	137,348	76,299
Gains from derivative transactions (2)	25,107	-	82,617	-
Interests on financial assets classified as
Held to maturity	30,806	12,616	31,940	12,616
Held for trading	23,565	13,118	29,685	13,219
Available for sale	-	275	6,537	4,833
Others	4,067	10,773	4,836	13,246
	1,431,041	443,207	3,231,611	1,203,685

Financial expenses
Exchange rate variation on loans and financing	(2,254,337)	(286,714)	(2,254,351)	(288,807)
Exchange rate variation on other liabilities	(716,918)	(36,216)	(906,313)	(318,693)
Interest on loans and financing	(420,520)	(353,030)	(544,079)	(479,642)
Premium paid for the repurchase (Tender Offer)	(246,208)	-	(310,322)	(198,514)
Adjustment to present value	(168,790)	(119,340)	(167,344)	(115,783)
Interest on liabilities	(96,784)	(110,551)	(100,209)	(116,267)
Financial expenses on accounts payable	(31,371)	(3,187)	(31,371)	(3,187)
Interest expenses on loans to related parties	(41,853)	(62,223)	-	-
Losses on the translation of foreign investments (1)	-	-	-	(378,492)
Losses on derivative transactions	-	(39,147)	-	(1,776)
Others	(161,444)	(34,081)	(206,568)	(92,624)
	(4,138,225)	(1,044,489)	(4,520,557)	(1,993,785)
	(2,707,184)	(601,282)	(1,288,946)	(790,100)

(1)      Refers to investments in subsidiaries whose functional currency is Brazilian Real.

(2)    Included a gain of R$166,196 recognized in the nine months ended 09.30.15 and R$27,955 recognized in the year ended 12.31.14 relation to in determining the fair value of the embedded derivative on the sale of operating segment of dairy (note 12).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

32.         STATEMENT OF INCOME BY NATURE

The Company has chosen to disclose its statement of income by function and thus presents below the details by nature:

	Parent company		Consolidated
	09.30.15	09.30.14	09.30.15	09.30.14
Costs of sales
Costs of goods	9,750,627	9,869,752	10,907,535	10,677,498
Depreciation	773,257	735,984	801,654	750,401
Amortization	2,594	1,811	3,221	2,006
Salaries and employees benefits	2,262,439	1,986,830	2,486,828	2,148,311
Others	1,549,942	1,426,716	1,753,075	1,559,752
	14,338,859	14,021,093	15,952,313	15,137,968

Sales expenses
Depreciation	40,506	43,389	42,311	45,959
Amortization	4,450	3,637	8,866	4,450
Salaries and employees benefits	639,400	621,041	799,782	726,290
Indirect and direct logistics expenses	1,409,686	1,361,849	1,611,275	1,519,106
Others	792,361	615,122	1,013,125	756,507
	2,886,403	2,645,038	3,475,359	3,052,312

Administrative expenses
Depreciation	6,451	5,455	15,126	12,307
Amortization	56,737	29,531	87,084	43,071
Salaries and employees benefits	151,809	142,096	218,053	181,806
Fees	19,167	19,186	19,357	19,382
Others	(5,385)	17,088	26,261	35,368
	228,779	213,356	365,881	291,934

Other operating expenses (1)
Depreciation	14,169	15,293	14,576	15,706
Others	818,711	518,086	892,196	638,460
	832,880	533,379	906,772	654,166

(1)     The composition of other operating expenses is disclosed in note 31.

33.      NEW ACCOUNTING PRONOUNCEMENTS RECENTLY ADOPTED AND NOT YET ADOPTED

During nine-month period ended September 30, 2015, the Company has not been required to adopted new accounting standards and pronouncements.

34.      SUBSEQUENT EVENTS

34.1. Trademarks acquisition in Argentina

On October 01, 2015, BRF announced to the Market that through it subsidiaries Avex S.A. and Quickfood S.A. executed with Molinos Rio de La Plata and one of its controlled entities, the documents required for the acquisition of some sausage, hamburger and margarine trademarks (Vieníssima, GoodMark, Manty, Delícia, Hamond, Tres Cruces e Wilson). The total consideration of the transaction is USD43,500, subject to certain adjustments, and to be paid in Argentinian currency. On October 16, 2015, the Company completed the transaction as the conditions precedent were fulfilled by the parties.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

34.2. Execution of a binding memorandum of understanding (“MOU”) with Qatar National Import and Export Co. (“QNIE”).

On October 05, 2015, BRF announced to the market that it has signed a MOU with QNIE for the acquisition of a part of QNIE’s frozen distribution business in the State of Qatar (the “Business”). Subject to the satisfaction of the conditions precedent set forth in the MOU, the parties will execute the documents providing for the acquisition of the Business, based on a total enterprise value of USD140,000.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

35.      APPROVAL OF THE CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements were approved by the Board of Directors on October 29, 2015.

BOARD OF DIRECTORS

Chairman (Independent)	Abilio dos Santos Diniz
Vice-Chairman (Independent)	Renato Proença Lopes

Independent Member	Henri Phelippe Reichstul
Board Member	José Carlos Reis de Magalhães Neto
Independent Member	Luiz Fernando Furlan
Independent Member	Manoel Cordeiro Silva Filho
Independent Member	Paulo Guilherme Farah Correa
Independent Member	Walter Fontana Filho
Board Member	Vicente Falconi Campos
Board Member	Aldemir Bendine

FISCAL COUNCIL
Independent Member	Attilio Guaspari
Board Members	Marcus Vinicius Dias Severini
Independent Member	Reginaldo Ferreira Alexandre

AUDIT COMITTÊE
Comittee Coordinator	Sérgio Ricardo Silva Rosa
Independent Member	Walter Fontana Filho
External Member and Financial Specialist	Fernando Maida Dall Acqua
Independent Member	Paulo Guilherme Farah Correa

BOARD OF EXECUTIVE OFFICERS
Chief Executive Officer Global	Pedro de Andrade Faria
Vice President of Finance, and Investor Relations	Augusto Ribeiro Junior
Vice President of Innovation and Marketing (General Manager – Brazil)	Flavia Moyses Faugeres
Vice President of Quality and Management	Gilberto Antônio Orsato
Vice President of Supply Chain	Hélio Rubens Mendes dos Santos
Vice President of Legal and Corporate Relationships	José Roberto Pernomian Rodrigues
Vice President of People	Rodrigo Reghini Vieira
Vice President of Business (General Manager LATAM)	José Alexandre Carneiro Borges
Vice President of Business (General Manager Middle East and Africa)	Patrício Santiago Rohner
Vice President of Business (General Manager – Europe and Eurasia)	Roberto Banfi
Vice President of Business (General Manager – Asia)	Simon Cheng

Marcos Roberto Badollato Controller	Joloir Nieblas Cavichini Accountant – CRC 1SP257406/O-5

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. Breakdown of the Capital by Owner

The shareholding position of the largest shareholders, management, members of the Board of Directors and Audit Committee of the Company is presented below (not reviewed):

	09.30.15		12.31.14
Shareholders	Quantity	%	Quantity	%
Major shareholders
Fundação Petrobrás de Seguridade Social - Petros (1)	95,851,697	10.99	108,933,497	12.49
Caixa de Previd. dos Func. Do Banco do Brasil (1)	87,573,052	10.04	100,282,352	11.49
Tarpon	91,529,085	10.49	91,529,085	10.49
Fundação Sistel de Seguridade Social (1)	4,050,000	0.46	7,444,520	0.85
Management
Board of Directors	35,570,108	4.08	35,117,782	4.03
Executives	72,297	0.01	85,221	0.01
Treasury shares	40,849,225	4.68	5,188,897	0.59
Other	516,977,782	59.25	523,891,892	60.05
	872,473,246	100.00	872,473,246	100.00

(1)         The pension funds are controlled by employees that participate in the respective companies.

The shareholding position of the controlling shareholders that holders of more than 5% of the voting stock are presented below (not reviewed):

	09.30.15		12.31.14
Shareholders	Quantity	%	Quantity	%
Fundação Petrobrás de Seguridade Social - Petros (1)	95,851,697	10.99	108,933,497	12.49
Caixa de Previd. dos Func. Do Banco do Brasil (1)	87,573,052	10.04	100,282,352	11.49
Tarpon	91,529,085	10.49	91,529,085	10.49
	274,953,834	31.52	300,744,934	34.47
Other	597,519,412	68.48	571,728,312	65.53
	872,473,246	100.00	872,473,246	100.00

(1)         The pension funds are controlled by employees that participate in the respective companies.

The Company is bound to arbitration in the Market Arbitration Chamber, as established by the arbitration clause in the by-laws.

A free translation from Portuguese into English of Independent Auditor’s Report on Review of Quarterly Financial Information

Independent auditor’s report on review of quarterly financial information

The Shareholders and Officers

BRF S.A.

Itajaí - SC

Introduction

We have reviewed the accompanying individual and consolidated interim financial information of BRF S.A. (“Company”), contained in the Quarterly Information Form (ITR) for the quarter ended September 30, 2015, which comprise the balance sheet as at September 30, 2015 and the related statements of income and comprehensive income for the three and nine-months periods then ended, and statements of changes in equity and cash flows for the nine months period then ended, including other explanatory information.

Management is responsible for the preparation of individual and consolidated interim financial information in accordance with Accounting Pronouncement CPC 21 (R1) - Demonstração Intermediária and International Accounting Standard IAS 34 - Interim Financial Reporting, issued by the International Accounting Standards Board (IASB), as well as for the presentation of this information in a manner consistent with the standards issued by the Brazilian Securities and Exchange Commission (CVM) applicable to the preparation of the Quarterly Information Form (ITR). Our responsibility is to express a conclusion on this interim financial information based on our review.

Scope of the review

We conducted our review in accordance with Brazilian and International Standards on Review Engagements (NBC TR 2410 Revisão de Informações Intermediárias Executada pelo Auditor da Entidade) and ISRE 2410 - Review of Interim Financial Information Performed by the Independent Auditor of the Entity). A review of interim financial information consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with Brazilian and International Standards on Auditing and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Conclusion on the interim financial information

Based on our review, nothing has come to our attention that causes us to believe that the accompanying individual and consolidated interim financial information included in the quarterly information referred to above is not prepared, in all material respects, in accordance with CPC 21 (R1) and IAS 34, applicable to the preparation of quarterly financial information (ITR), consistently with the rules issued by the CVM.

A free translation from Portuguese into English of Independent Auditor’s Report on Review of Quarterly Financial Information

Other matters

Statements of value added

We have also reviewed the individual and consolidated statements of value added for the nine-month period ended September 30, 2015, prepared under the responsibility of  the Company’s management, the presentation of which in the interim financial information is required by the rules issued by the CVM applicable to preparation of Quarterly Financial Information (ITR), and considered as supplementary information under IFRS – International Financial Reporting Standards, which does not require the presentation of the statement of value added. These statements have been subject to the same review procedures previously described and, based on our review, nothing has come to our attention that causes us to believe that they are not prepared, in all material respects, in a manner consistent with the overall individual and consolidated interim financial information.

São Paulo, October 29, 2015.

ERNST & YOUNG

Auditores Independentes S.S.

CRC-SC-000048/F-0

Antonio Humberto Barros dos Santos Accountant CRC-1SP161745/O-3	Patricia Nakano Ferreira Accountant CRC-1SP234620/O-4

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2015 – BRF S.A. OPINION OF THE AUDIT COMMITTEE

The Audit Committee of BRF S.A., in fulfilling its statutory and legal duties, reviewed:

(i)     the quarterly financial information (parent company and consolidated) for the nine-month period ended September 30, 2015;

(ii)    the Management Report; and

(iii)  opinion report issued by Ernst & Young Auditores Independentes S.S.

Based on the documents reviewed and on the explanations provided, the members of the Audit Committee, undersigned, issued an opinion for the approval of the financial information identified above.

São Paulo, October 29, 2015.

Sergio Ricardo Silva Rosa

Committee Coordinator

Walter Fontana Filho

Independent Member

Fernando Maida Dall Acqua

External Member and Financial Specialist

Paulo Guilherme Farah Correa

Independent Member

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2015 – BRF S.A.

STATEMENT OF EXECUTIVE BOARD ON THE QUARTELY FINANCIAL

INFORMATION AND INDEPENDENT AUDITOR’S REPORT ON REVIEW OF

INTERIM FINANCIAL INFORMATION

In compliance with the dispositions of sections V and VI of article 25 of CVM Instruction No. 480/09, the executive board of BRF S.A., states:

(i)     reviewed, discussed and agreed with the Company's quarterly financial information for the nine-month period ended September 30, 2015; and

(ii)    reviewed, discussed and agreed with conclusions expressed in the review report issued by Ernst & Young Auditores Independentes S.S. for the Company's quarterly financial information for the nine-month period  ended September 30, 2015.

São Paulo, October 29, 2015.

Pedro de Andrade Faria

Chief Executive Officer Global

Augusto Ribeiro Junior

Vice President of Finance and Investor Relations

Flavia Moyses Faugeres

Vice President of Innovation and Marketing (General Manager – Brazil)

Gilberto Antônio Orsato

Vice President of Quality and Management

Hélio Rubens Mendes dos Santos

Vice President of Supply Chain

José Roerto Pernomian Rodrigues

Vice President of Legal and Corporate Relationships

José Alexandre Carneiro Borges

Vice President of Business (General Manager LATAM)

Patrício Santiago Rohner

Vice President of Business (General Manager Middle East and Africa)

Roberto Banfi

Vice President of Business (General Manager – Europe and Eurasia)

Rodrigo Reghini Vieira

Vice President of People

Simon Cheng

Vice President of Business (General Manager – Asia)